EXHIBIT 4

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                      BANC OF AMERICA FUNDING CORPORATION,

                                  as Depositor,

                             WELLS FARGO BANK, N.A.,

               as a Master Servicer and Securities Administrator,

                  WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

                  as a Master Servicer and Representing Party,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                             Dated December 29, 2004

                             _______________________

                       Mortgage Pass-Through Certificates

                                  Series 2004-D




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                                TABLE OF CONTENTS




PRELIMINARY STATEMENT......................................................


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Interest Calculations........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee or Custodian of the Mortgage
               Loans.......................................................
Section 2.03  Representations, Warranties and Covenants of the Master
               Servicers...................................................
Section 2.04  Representations and Warranties as to the Mortgage Loans......
Section 2.05  Designation of Interests in the REMICs.......................
Section 2.06  Designation of Start-up Day..................................
Section 2.07  REMIC Certificate Maturity Date..............................
Section 2.08  Execution and Delivery of Certificates.......................
Section 2.09  Repurchase of Converted Mortgage Loans.......................


                                   ARTICLE III

                       ADMINISTRATION AND MASTER SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Master Servicing of the Mortgage Loans.......................
Section 3.02  Monitoring of WF Servicers...................................
Section 3.03  Fidelity Bond; Errors and Omissions Insurance................
Section 3.04  Access to Certain Documentation..............................
Section 3.05  Maintenance of Primary Mortgage Insurance Policy; Claims.....
Section 3.06  Rights of the Depositor, the Securities Administrator and
               the Trustee in Respect of the Master Servicers..............
Section 3.07  Trustee to Act as Master Servicer............................
Section 3.08  Servicer Custodial Accounts and Escrow Accounts..............
Section 3.09  Collection of Mortgage Loan Payments; Master Servicer
               Custodial Accounts and Certificate Account..................
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans..........................................
Section 3.11  Permitted Withdrawals from the Certificate Account, the
               Master Servicer Custodial Accounts and the Servicer
               Custodial Accounts..........................................
Section 3.12  Maintenance of Hazard Insurance and Other Insurance..........
Section 3.13  Presentment of Claims and Collection of Proceeds.............
Section 3.14  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.15  Realization Upon Defaulted Mortgage Loans; REO Property......
Section 3.16  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.17  Documents, Records and Funds in Possession of the Master
               Servicer to be Held for the Trustee.........................
Section 3.18  Master Servicer Compensation and Servicer Compensation.......
Section 3.19  Annual Statement as to Compliance............................
Section 3.20  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements.............................
Section 3.21  Advances.....................................................
Section 3.22  Reports to the Securities and Exchange Commission............


                                   ARTICLE IV

                          MASTER SERVICER'S CERTIFICATE

Section 4.01  Master Servicer's Certificate................................


                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions................................................
Section 5.02  Priorities of Distributions..................................
Section 5.03  Allocation of Losses.........................................
Section 5.04  Statements to Certificateholders.............................
Section 5.05  Tax Returns and Reports to Certificateholders................
Section 5.06  Tax Matters Person...........................................
Section 5.07  Rights of the Tax Matters Person in Respect of the
               Securities Administrator....................................
Section 5.08  REMIC Related Covenants......................................


                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates.............................................
Section 6.02  Registration of Transfer and Exchange of Certificates........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 6.04  Persons Deemed Owners........................................


                                   ARTICLE VII

                     THE DEPOSITOR AND THE MASTER SERVICERS

Section 7.01  Respective Liabilities of the Depositor and the Master
               Servicers...................................................
Section 7.02  Merger or Consolidation of the Depositor or the Master
               Servicers...................................................
Section 7.03  Limitation on Liability of the Depositor, the Master
               Servicers and Others........................................
Section 7.04  Depositor and Master Servicers Not to Resign.................
Section 7.05  WMMSC Master Servicer's Covenant Not to Solicit..............
Section 7.06  Covenant to Disclose Servicing Deficiencies..................


                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default............................................
Section 8.02  Remedies of Trustee..........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default.....................................
Section 8.04  Action upon Certain Failures of a Master Servicer and upon Event of Default.......................................
Section 8.05  Trustee to Act; Appointment of Successor.....................
Section 8.06  Notification to Certificateholders...........................


                                   ARTICLE IX

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 9.01  Duties of Trustee and Securities Administrator...............
Section 9.02  Certain Matters Affecting the Trustee and the Securities
               Administrator...............................................
Section 9.03  Neither Trustee nor Securities Administrator Liable for
               Certificates or Mortgage Loans..............................
Section 9.04  Trustee and Securities Administrator May Own Certificates....
Section 9.05  Eligibility Requirements for Trustee and the Securities
               Administrator...............................................
Section 9.06  Resignation and Removal of Trustee and the Securities
               Administrator...............................................
Section 9.07  Successor Trustee or Securities Administrator................
Section 9.08  Merger or Consolidation of Trustee or Securities
               Administrator...............................................
Section 9.09  Appointment of Co-Trustee or Separate Trustee................
Section 9.10  Authenticating Agents........................................
Section 9.11  Securities Administrator's Fees and Expenses and
               Trustee's Fees and Expenses.................................
Section 9.12  Appointment of Custodian.....................................
Section 9.13  Paying Agents................................................
Section 9.14  Limitation of Liability......................................
Section 9.15  Trustee or Securities Administrator May Enforce Claims
               Without Possession of Certificates..........................
Section 9.16  Suits for Enforcement........................................
Section 9.17  Waiver of Bond Requirement...................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement....


                                    ARTICLE X

                                   TERMINATION

Section 10.01  Termination upon Purchase or Liquidation of All Mortgage
                Loans......................................................
Section 10.02  Additional Termination Requirements.........................


                                    ARTICLE XI

                             MISCELLANEOUS PROVISIONS

Section 11.01  Amendment...................................................
Section 11.02  Recordation of Agreement; Counterparts......................
Section 11.03  Limitation on Rights of Certificateholders..................
Section 11.04  Governing Law...............................................
Section 11.05  Notices.....................................................
Section 11.06  Severability of Provisions..................................
Section 11.07  Certificates Nonassessable and Fully Paid...................
Section 11.08  Access to List of Certificateholders........................
Section 11.09  Recharacterization..........................................



EXHIBITS
--------

Exhibit A-1-A-1      Form of Face of Class 1-A-1 Certificate
Exhibit A-1-A-R      Form of Face of Class 1-A-R Certificate
Exhibit A-1-A-LR     Form of Face of Class 1-A-LR Certificate
Exhibit A-2-A-1      Form of Face of Class 2-A-1 Certificate
Exhibit A-3-A-1      Form of Face of Class 3-A-1 Certificate
Exhibit A-4-A-1      Form of Face of Class 4-A-1 Certificate
Exhibit A-5-A-1      Form of Face of Class 5-A-1 Certificate
Exhibit A-5-A-2      Form of Face of Class 5-A-2 Certificate
Exhibit B-1          Form of Face of Class B-1 Certificate
Exhibit B-2          Form of Face of Class B-2 Certificate
Exhibit B-3          Form of Face of Class B-3 Certificate
Exhibit B-4          Form of Face of Class B-4 Certificate
Exhibit B-5          Form of Face of Class B-5 Certificate
Exhibit B-6          Form of Face of Class B-6 Certificate
Exhibit C            Form of Reverse of all Certificates
Exhibit D-1          Loan Group 1 Mortgage Loan Schedule
Exhibit D-2          Loan Group 2 Mortgage Loan Schedule
Exhibit D-3          Loan Group 3 Mortgage Loan Schedule
Exhibit D-4          Loan Group 4 Mortgage Loan Schedule
Exhibit D-5          Loan Group 5 Mortgage Loan Schedule
Exhibit E            Request for Release of Documents
Exhibit F            Form of Certification of Establishment of Account
Exhibit G-1          Form of Transferor's Certificate
Exhibit G-2A         Form 1 of Transferee's Certificate
Exhibit G-2B         Form 2 of Transferee's Certificate
Exhibit H            Form of Transferee Representation Letter
                     for ERISA Restricted Certificates
Exhibit I            Form of Affidavit Regarding Transfer of Residual
                     Certificates
Exhibit J            [Reserved]
Exhibit K            [Reserved]
Exhibit L            List of Recordation States
Exhibit M            Form of Initial Certification
Exhibit N            Form of Final Certification
Exhibit O            Form of Certification
Exhibit P            Form of Securities Administrator's Certification
Exhibit Q            Form of WMMSC Master Servicer's Certification
Exhibit R            Form of WF Master Servicer's Certification
Exhibit S            Form of Custodial Agreement
Exhibit T            Excerpts from S&P's LEVELS(R) Glossary

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated December 29, 2004, is hereby executed by and among BANC OF AMERICA FUNDING CORPORATION, as depositor (together with its permitted successors and assigns, the "Depositor"), WELLS FARGO BANK, N.A., as a master servicer (together with its permitted successors and assigns, in such capacity, the "WF Master Servicer") and as securities administrator (together with its permitted successors and assigns, in such capacity, the "Securities Administrator"), WASHINGTON MUTUAL MORTGAGE SECURITIES CORP., as a master servicer (together with its permitted successors and assigns, in such capacity, the "WMMSC Master Servicer" and together with the WF Master Servicer, the "Master Servicers" and each, a "Master Servicer") and as representing party (together with its permitted successors and assigns, in such capacity, the "Representing Party") and WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (together with its permitted successors and assigns, the "Trustee").


                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicers, the Representing Party, the Securities Administrator and the Trustee agree as follows:


                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as six real estate mortgage investment conduits (each, a "REMIC"). The WF Group 4 Call Right Mortgage Loans shall be the assets of the WF Group 4 REMIC. The WF Group 4 Regular Interest shall constitute the "regular interest" and the Class 1-LR-A Interest shall be the "residual interest" in the WF Group 4 REMIC. The WF Remaining Call Right Mortgage Loans shall be the assets of the WF RCR REMIC. The WF RCR Regular Interest shall constitute the "regular interest" and the Class 1-LR-B Interest shall be the "residual interest" in the WF RCR REMIC. The Group 1 Mortgage Loans shall be the assets of the WMMSC Group 1 REMIC. The WMMSC Group 1 Regular Interest shall constitute the "regular interest" and the Class 1-LR-C Interest shall be the "residual interest" in the WMMSC Group 1 REMIC. The WMMSC Group 4 Call Right Mortgage Loans shall be the assets of the WMMSC Group 4 REMIC. The WMMSC Group 4 Regular Interest shall constitute the "regular interest" and the Class 1-LR-D Interest shall be the "residual interest" in the WMMSC Group 4 REMIC. The WF Group 4 Regular Interest, the WF RCR Regular Interest, the WMMSC Group 1 Regular Interest and the WMMSC Group 4 Regular Interest shall be the assets of the Pooling REMIC. The Uncertificated Pooling REMIC Interests shall constitute the "regular interests" and the Class 1-LR-E Interest shall be the "residual interest in the Pooling REMIC. The Uncertificated Pooling REMIC Interests shall constitute the assets of the Upper-Tier REMIC. The Senior Certificates (other than the Class 1-A-R and Class 1-A-LR Certificates) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the Upper-Tier REMIC. The Class 1-A-R Certificate shall be the "residual interest" in the Upper-Tier REMIC. The Class 1-A-LR Certificate will represent ownership of the Class 1-LR-A Interest, the Class 1-LR-B Interest, the Class 1-LR-C Interest, the Class 1-LR-D Interest and the Class 1-LR-E Interest. The Certificates, the Uncertificated Pooling REMIC Interests and the Uncertificated Group REMIC Interests will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable:

=========================== ================================= ====================== ======================= ======================
                                                                                                             Integral Multiples
                            Initial Class Certificate                                Minimum                 in Excess
Classes                     Balance                           Pass-Through Rate      Denomination            of Minimum
--------------------------- --------------------------------- ---------------------- ----------------------- ----------------------
Class 1-A-1                             $106,410,000.00                (1)           $1,000                  $1
Class 1-A-R                                      $50.00                (1)           $50                     N/A
Class 1-A-LR                                     $50.00                (1)           $50                     N/A
Class 2-A-1                              $47,696,000.00                (2)           $1,000                  $1
Class 3-A-1                              $42,331,000.00                (3)           $1,000                  $1
Class 4-A-1                              $32,434,000.00                (4)           $1,000                  $1
Class 5-A-1                             $137,921,000.00                (5)           $1,000                  $1
Class 5-A-2                               $3,082,000.00                (5)           $1,000                  $1
Class B-1                                 $5,389,000.00                (6)           $25,000                 $1
Class B-2                                 $3,848,000.00                (6)           $25,000                 $1
Class B-3                                 $2,117,000.00                (6)           $25,000                 $1
Class B-4                                 $1,155,000.00                (6)           $25,000                 $1
Class B-5                                   $770,000.00                (6)           $25,000                 $1
Class B-6                                 $1,732,237.00                (6)           $25,000                 $1
--------------------------- --------------------------------- ---------------------- ----------------------- ----------------------

---------------------

(1) For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 1 Mortgage Loans.

(2) For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 2 Mortgage Loans.

(3) For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 3 Mortgage Loans.

(4) For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 4 Mortgage Loans.

(5) For each Distribution Date, interest will accrue on these Certificates at a per annum rate equal to the Net WAC for the Group 5 Mortgage Loans.

(6) Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC for each of the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act: The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

            Adjusted Pool Amount: With respect to any Distribution Date and Loan Group, the Cut-off Date Pool Principal Balance of the Mortgage Loans in such Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, WF Servicer Periodic Advances, WMMSC Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and
(ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-off Date through the end of the month preceding such Distribution Date.

            Administrative Fee Rate: With respect to each Mortgage Loan, the sum of (i) the Servicing Fee Rate, (ii) solely with respect to the WMMSC Master Serviced Loans, the WMMSC Master Servicing Fee Rate and (iii) the Securities Administrator Fee Rate.

            Advance: A WMMSC Advance, a WF Servicer Periodic Advance or a WF Servicer Servicing Advance.

            Advance Date: As to any Distribution Date and (a) the WF Master Serviced Loans, the Business Day preceding the related Remittance Date and (b) the WMMSC Master Serviced Loans, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Aggregate Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates by the aggregate Pool Stated Principal Balance of all the Loan Groups.

            Aggregate Subordinate Percentage: As to any Distribution Date, the aggregate Class Certificate Balance of the Subordinate Certificates divided by the aggregate Pool Stated Principal Balance for all the Loan Groups.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amounts Held for Future Distribution: As to any Distribution Date and Loan Group, the total of the amounts held in the WMMSC Master Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Payoffs received after the Payoff Period related to such Distribution Date, (ii) Curtailments received or made in the month of such Distribution Date, (iii) Liquidation Proceeds received or made on the WMMSC Master Serviced Loans in such Loan Group in the month of such Distribution Date and (iv) payments which represent receipt of Monthly Payments made on the WMMSC Master Serviced Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Ancillary Income: All prepayment premiums (if any), assumption fees, late payment charges and all other ancillary income and fees with respect to the Mortgage Loans.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan or, in certain cases, an automated valuation model or tax assessed value and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing or, in certain cases, an automated valuation model or tax assessed value, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Mortgage Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents: As defined in Section 9.10.

            BAFC: Banc of America Funding Corporation.

            BANA: Bank of America, National Association, a national banking association, or its successor in interest.

            BANA Servicing Agreement: The Servicing Agreement, dated December 29, 2004, by and between BAFC, as depositor, and BANA, as servicer.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of Illinois, the State of North Carolina, the State of New York, the State of Minnesota, the State of Maryland, the State of Washington, the states in which the master servicing offices of either Master Servicer is located or the state or states in which the Corporate Trust Offices of the Trustee and the Securities Administrator are located are required or authorized by law or executive order to be closed.

            Calculated Principal Distribution: As defined in Section 5.03(d).

            Call Right Holder: Each of the WF Master Servicer and the WMMSC Master Servicer, in respect of their right to purchase certain groups of Mortgage Loans as set forth in Section 10.01.

            Certificate: Any of the Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2004-D that are issued pursuant to this Agreement.

            Certificate Account: The Eligible Account created and maintained by the Securities Administrator pursuant to Section 3.09(a) in the name of the Securities Administrator, on behalf of the Trustee, for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as Securities Administrator for Wachovia Bank, National Association, as Trustee, in trust for registered holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2004-D." The Certificate Account shall be deemed to consist of six sub-accounts; one for each of (i) the WF Group 4 Call Right Mortgage Loans ("Sub-Account WF-4"), (ii) the Group 2, Group 3 and Group 5 Mortgage Loans ("Sub-Account WF-RCR"), (iii) the Group 1 Mortgage Loans ("Sub-Account WMMSC-1"), (iv) the WMMSC Group 4 Call Right Mortgage Loans ("Sub-Account WMMSC-4"), ((i) through (iv) collectively, the "Group REMIC Sub-Accounts"), and the sub-accounts referred to herein as the Pooling REMIC Sub-Account and the Upper-Tier Certificate Sub-Account. Funds in the Certificate Account shall be held in trust for the Holders of the Certificates for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, Wells Fargo Bank, N.A.; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Securities Administrator.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicers or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Securities Administrator shall not be responsible for knowing that any Certificate is registered in the name of an affiliate of the Depositor or the Master Servicers unless one of its Responsible Officers has actual knowledge thereof.

            Certification: As defined in Section 3.22.

            Class: As to the Certificates, the Class 1-A-1, Class 1-A-R, Class 1-A-LR, Class 2-A-1, Class 3-A-1, Class 4-A-1, Class 5-A-1, Class 5-A-2, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as the case may be.

            Class 5-A-1 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the amount, if any, by which the Class Certificate Balance of the Class 5-A-1 Certificates would be reduced as a result of the allocation of any reduction pursuant to Section 5.03(b) to such Class, without regard to the operation of Section 5.03(e).

            Class 5-A-2 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date, the lesser of (a) the Class Certificate Balance of the Class 5-A-2 Certificates with respect to such Distribution Date prior to any reduction for the Class 5-A-2 Loss Allocation Amount and (b) the Class 5-A-1 Loss Amount with respect to such Distribution Date.

            Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

            Class Certificate Balance: With respect to any Class and any date of determination, and subject to Section 5.03(f), the Initial Class Certificate Balance of such Class minus (A) the sum of (i) all distributions of principal made with respect thereto, (ii) all reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (iii) in the case of the Class 5-A-2 Certificates, any reduction allocated thereto pursuant to
Section 5.03(e) plus (B) the sum of (i) all increases in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (ii) in the case of the Class 5-A-2 Certificates, any increases allocated thereto pursuant to Section 5.03(e).

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date: December 29, 2004.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: With respect to each Distribution Date, the sum of (i) the sum of the WF Compensating Interest for each WF Servicer and (ii) the WMMSC Compensating Interest. To the extent that the aggregate Prepayment Interest Shortfall for a Distribution Date exceeds Compensating Interest, the Compensating Interest for such Distribution Date shall be allocated among the Loan Groups in proportion to the respective Prepayment Interest Shortfalls relating to such Loan Groups.

            Conversion Date: The date on which a Mortgage Loan becomes a Converted Mortgage Loan.

            Converted Mortgage Loan: Any Mortgage Loan as to which the related Mortgagor has exercised its option pursuant to the related Mortgage Note to convert the adjustable rate of interest on such Mortgage Loan to a fixed rate of interest.

            Cooperative: A private, cooperative housing corporation which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

            Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

            Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

            Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment or mortgage of the Cooperative Lease, (iv) financing statements and
(v) a stock power (or other similar instrument), and ancillary thereto, a Recognition Agreement, each of which was transferred and assigned to the Trust pursuant to Section 2.01.

            Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

            Cooperative Stock Certificate: With respect to a Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

            Corporate Trust Office: With respect to the Trustee, the principal office of the Trustee, which office at the date of the execution of this instrument is located at 401 South Tryon Street, Charlotte, North Carolina, 28288-1179 Attention: Structured Finance Trust Services, BAFC, Series 2004-D, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator and the Master Servicers. With respect to the Securities Administrator, the principal corporate trust office of the Securities Administrator at which at any particular time its corporate trust business with respect to this Agreement is conducted, which office at the date of the execution of this instrument is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention:
Corporate Trust Services - BAFC 2004-D, and for certificate transfer purposes is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479,
Attention: Corporate Trust Services - BAFC 2004-D, or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Trustee and the Master Servicers.

            Curtailment: Any payment of principal on a WMMSC Master Serviced Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding principal balance of such WMMSC Master Serviced Loan.

            Custodial Agreement: Initially, the Custodial Agreement, dated December 29, 2004, by and among the Trustee, the Depositor, WMMSC and U.S. Bank National Association, which agreement is attached hereto as Exhibit S, and thereafter any custodial agreement entered into pursuant to Section 9.12.

            Custodian: Initially (i) with respect to the WMMSC Master Serviced Loans, U.S. Bank National Association, as Custodian, and (ii) with respect to the WF Master Serviced Loans, the Trustee and thereafter the Custodian or Custodians, if any, hereafter appointed by the Trustee pursuant to Section 9.12. A Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. None of the Master Servicers, any Servicer or the Depositor, or any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to (i) the WMMSC Master Servicer or any Servicer, procedures (including collection procedures) that the WMMSC Master Servicer or a Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located and (ii) with respect to the WF Master Servicer, those master servicing procedures that constitute customary and usual standards of practice of prudent mortgage loan master servicers.

            Cut-off Date: December 1, 2004.

            Cut-off Date Pool Principal Balance: For each Loan Group, the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such Loan Group which is $110,728,575.34 for Loan Group 1, $49,631,666.80 for Loan Group 2, $44,049,379.28 for Loan Group 3, $33,750,486.76 for Loan Group 4 and
$146,725,229.31 for Loan Group 5.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer of such Mortgage Loan is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the applicable Servicer, the WMMSC Master Servicer, the WF Master Servicer or the Trustee, as applicable, in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the applicable Servicer is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date or (2) Monthly Payments are being advanced by the applicable Servicer, the WMMSC Master Servicer, the WF Master Servicer or the Trustee, as applicable, in accordance with the terms of such Mortgage Loan as in effect on the Cut-off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Banc of America Funding Corporation, a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depositor Indemnified Parties: As defined in Section 3.23(c).

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to any Distribution Date and (a) each WF Master Serviced Loan, as defined in the applicable Servicing Agreement and (b) each WMMSC Master Serviced Loan, a day not later than the 10th day preceding such Distribution Date, as determined by the WMMSC Master Servicer.

            Distribution Date: The 25th day of each month beginning in January 2005 (or, if such day is not a Business Day, the next Business Day).

            Document Transfer Event: The 60th day following the day on which either (i) Wells Fargo Bank is no longer the Servicer of any of the Mortgage Loans purchased by the Seller pursuant to the Wells Fargo Sale Agreements or
(ii) the senior, unsecured long-term debt rating of Wells Fargo & Company is less than "BBB-" by Fitch Ratings.

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Securities Administrator and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company (including the Trustee and the Securities Administrator), acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Securities Administrator. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, N.A., a wholly owned subsidiary of Wells Fargo & Co., provided that such subsidiary or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "P-1" in the case of Moody's and "A-1+" in the case of S&P, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "Aa3" in the case of Moody's and "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1+") in the case of S&P, if the deposits are to be held in the account for more than 30 days.

            Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies, (ii) with respect to any WMMSC Master Servicer Custodial Account and WMMSC Escrow Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of the Rating Agencies, or (iii) the approval of the Rating Agencies. Such institution may be the WMMSC Servicer if the applicable Servicing Contract requires the WMMSC Servicer to provide the WMMSC Master Servicer with written notice on the Business Day following the date on which the WMMSC Servicer determines that such WMMSC Servicer's short-term debt and unsecured long-term debt ratings fail to meet the requirements of the prior sentence. Notwithstanding the foregoing, Washington Mutual Bank, FA shall be an "Eligible Institution" if the following conditions are satisfied: (i) Washington Mutual Bank, FA is acting as WMMSC Servicer, (ii) if S&P is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank, FA are rated no lower than "A-" by S&P and the short-term unsecured debt obligations of Washington Mutual Bank, FA are rated no lower than "A-2" by S&P and (iii) if Moody's is a Rating Agency as defined herein, the long-term unsecured debt obligations of Washington Mutual Bank, FA are rated no lower than "A2" by Moody's and the short-term unsecured debt obligations of Washington Mutual Bank, FA are rated no lower than "P-1" by Moody's; provided, that if the long-term or short-term unsecured debt obligations of Washington Mutual Bank, FA are downgraded by any of the Rating Agencies to a rating lower than the applicable rating specified in this sentence, Washington Mutual Bank, FA shall cease to be an "Eligible Institution" five Business Days after notification of such downgrade.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any Subordinate Certificate.

            Escrow Account: A WF Escrow Account or WMMSC Escrow Account.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Events of Default: As defined in Section 8.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the applicable Servicer or the WMMSC Master Servicer, as applicable, as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iv) or Section 3.11(b)(iv), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which an Advance (other than a WF Servicer Servicing Advance) was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHA: Federal Housing Administration, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Securities Administrator.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            FNMA: Fannie Mae, or any successor thereto.

            Form 10-K: As defined in Section 3.23.

            Fractional Interest: As defined in Section 5.02(d).

            Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated in the Mortgage Loan Schedule as the "Gross Margin," which percentage is added to the Index on each Rate Adjustment Date to determine (subject to rounding, the Periodic Cap and the Rate Ceiling) the Mortgage Interest Rate on such Mortgage Loan until the next Rate Adjustment Date.

            Group: Any of Group 1, Group 2, Group 3, Group 4 or Group 5.

            Group 1: The Group 1 Senior Certificates.

            Group 1 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

            Group 1 Senior Certificates: Class 1-A-1, Class 1-A-R and Class 1-A-LR Certificates.

            Group 2: The Group 2 Senior Certificates.

            Group 2 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

            Group 2 Senior Certificates: Class 2-A-1 Certificates.

            Group 3: The Group 3 Senior Certificates.

            Group 3 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-3 hereto.

            Group 3 Senior Certificates: Class 3-A-1 Certificates.

            Group 4: The Group 4 Senior Certificates.

            Group 4 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-4 hereto.

            Group 4 Senior Certificates: Class 4-A-1 Certificates.

            Group 5: The Group 5 Senior Certificates.

            Group 5 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-5 hereto.

            Group 5 Senior Certificates: Class 5-A-1 and Class 5-A-2
Certificates.

            Group REMIC: Any of the WF Group 4 REMIC, WF RCR REMIC, WMMSC Group 1 REMIC and WMMSC Group 4 REMIC, as described in the Preliminary Statement.

            Group Subordinate Amount: With respect to any Distribution Date and any Loan Group, the excess of the Pool Stated Principal Balance for such Loan Group over the aggregate Class Certificate Balance of the Senior Certificates of the Related Group immediately prior to such date.

            Holder: A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Master Servicers, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor and the Master Servicers or in an affiliate of any of them, and (iii) is not connected with the Depositor or the Master Servicers as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Index: As to any Mortgage Loan and Rate Adjustment Date, any of the One-Year CMT Index or the One-Year LIBOR Index. The Index applicable to each Mortgage Loan will be indicated on the Mortgage Loan Schedule. In the event that any such Index is no longer available, the applicable Servicer will select a substitute Index in accordance with the terms of the related Mortgage Note and in compliance with federal and state law.

            Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any Primary Mortgage Insurance Policy or any other insurance policy (including any policy covering any Mortgage Loan or Mortgaged Property, including without limitation, any hazard insurance policy required pursuant to
Section 3.12, any title insurance policy described in Section 2.04 and any FHA insurance policies and VA insurance policies), including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates, the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Investment Depository: JPMorgan Chase Bank, or another bank or trust company designated from time to time by the WMMSC Master Servicer. The Investment Depository shall at all times be an Eligible Institution.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the Prior Period and as to which the applicable WF Servicer has certified (in accordance with the applicable Servicing Agreement) or the WMMSC Master Servicer has determined in accordance with its Customary Servicing Procedures that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, WMMSC Master Servicing Fees and Advances and, in the case of the WMMSC Master Servicer or the WMMSC Servicer, amounts reimbursable under Section 3.11(a)(ii).

            Loan Group: Any of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 or Loan Group 5.

            Loan Group 1: The Group 1 Mortgage Loans.

            Loan Group 2: The Group 2 Mortgage Loans.

            Loan Group 3: The Group 3 Mortgage Loans.

            Loan Group 4: The Group 4 Mortgage Loans.

            Loan Group 5: The Group 5 Mortgage Loans.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at origination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lower-Tier REMICs: The Group REMICs and the Pooling REMIC.

            Master Servicer: Either of the WF Master Servicer or the WMMSC Master Servicer.

            Master Servicer's Certificate: The monthly report required of each Master Servicer pursuant to Section 4.01.

            Master Servicer Custodial Account: Either of the WF Master Servicer Custodial Account or the WMMSC Master Servicer Custodial Account.

            Master Servicer Custodial Account Reinvestment Income: Either of the WF Master Servicer Custodial Account Reinvestment Income or the WMMSC Master Servicer Custodial Account Reinvestment Income.

            Master Servicing Officer: With respect to each Master Servicer, any officer of such Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Securities Administrator by the related Master Servicer, as such list may from time to time be amended.

            Master Servicing Transfer Costs: All reasonable costs and expenses (including attorney's fees) incurred by the Trustee or a successor master servicer in connection with the transfer of master servicing or servicing from a predecessor master servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data or servicing data and the completion, correction or manipulation of such master servicing data or servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or servicing data or otherwise to enable the Trustee or a successor master servicer to master service or service, as the case may be, the applicable Mortgage Loans properly and effectively.

            MERS: As defined in Section 2.01(b)(iii).

            Monthly Form 8-K: As defined in Section 3.23.

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., or any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) prior to the first Rate Adjustment Date for each such Mortgage Loan, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (b) from and after such Rate Adjustment Date, the sum of the applicable Index, as of the Rate Adjustment Date applicable to such Due Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Periodic Cap and the Rate Ceiling applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated December 29, 2004, between BANA, as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the related Master Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1, Exhibit D-2, Exhibit D-3, Exhibit D-4 and Exhibit D-5, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property;
(iv) the original months to maturity or the remaining months to maturity from the Cut-off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate as of the Cut-off Date; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-off Date; (x) the paid-through date;
(xi) the original principal amount of the Mortgage Loan; (xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after application of payments of principal due on or before the Cut-off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style;
(xv) whether such Mortgage Loan is a Convertible Mortgage Loan; (xvi) the Appraised Value; (xvii) the first Rate Adjustment Date; (xviii) the Rate Ceiling; (xix) the Periodic Cap; (xx) the Gross Margin; (xxi) the closing date of such Mortgage Loan; (xxii) the Originator of such Mortgage Loan; (xxiii) the Servicer of such Mortgage Loan as of the Cut-off Date; and (xxiv) the Master Servicer of such Mortgage Loan. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Cooperative Stock or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the applicable Administrative Fee Rate for such Mortgage Loans.

            Net WAC: As to any Loan Group and any Distribution Date, the weighted average of the Net Mortgage Interest Rates of the Mortgage Loans in such Loan Group (based on Stated Principal Balances of the Mortgage Loans in such Loan Group on the Due Date in the month preceding the month of such Distribution Date).

            Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds Compensating Interest for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the applicable Servicer or the WMMSC Master Servicer, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, Insurance Proceeds or other recoveries in respect of the related Mortgage Loan.

            NYCEMA: A New York Consolidation, Extension and Modification Agreement.

            Offered Certificates: The Senior Certificates and the Class B-1, Class B-2 and Class B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Master Servicers, as the case may be, and delivered to the Trustee or the Securities Administrator, as the case may be.

            One-Year CMT Index: A rate per annum that is defined to be the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board, published in Federal Reserve Statistical Release H.15 (519) and most recently available as of the date 45 days before the applicable Rate Adjustment Date.

            One-Year LIBOR Index: A rate per annum that is defined to be the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market, as published in The Wall Street Journal and most recently available either (i) as of the first Business Day in the month preceding the month of the applicable Rate Adjustment Date or (ii) up to the date 45 days before the applicable Rate Adjustment Date.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee if such opinion is delivered to the Trustee, or acceptable to the Securities Administrator if such opinion is delivered to the Securities Administrator, who may be counsel for the Depositor or either Master Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as six REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                       Class B-1               2.50%
                       Class B-2               1.50%
                       Class B-3               0.95%
                       Class B-4               0.65%
                       Class B-5               0.45%
                       Class B-6               0.00%

            Original Subordinate Certificate Balance: $15,011,237.00.

            Originator: For each Mortgage Loan, the Person listed on the Mortgage Loan Schedule as the originator.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full (with respect to a WF Master Serviced Loan) or a Payoff (with respect to a WMMSC Master Serviced Loan) prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections 2.02, 2.04, 2.09 or 3.15(g).

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth or described in the Preliminary Statement.

            Paying Agent: As defined in Section 9.13.

            Payoff: Any Mortgagor payment of principal on a WMMSC Master Serviced Loan equal to the entire outstanding Stated Principal Balance of such WMMSC Master Serviced Loan, if received in advance of the last scheduled Due Date for such WMMSC Master Serviced Loan and accompanied by an amount of interest equal to accrued unpaid interest on the WMMSC Master Serviced Loan to the date of such payment-in-full.

            Payoff Earnings: For any Distribution Date with respect to each WMMSC Master Serviced Loan on which a Payoff was received by the WMMSC Master Servicer during the Payoff Period, the aggregate of the interest earned by the WMMSC Master Servicer from investment of each such Payoff from the date of receipt of such Payoff until the Business Day immediately preceding the related Distribution Date (net of investment losses).

            Payoff Interest: For any Distribution Date with respect to a WMMSC Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Net Mortgage Interest Rate from the first day of the month of distribution through the day of receipt thereof; to the extent (together with Payoff Earnings and the aggregate WMMSC Master Servicing Fee) not required to be distributed as WMMSC Compensating Interest on such Distribution Date, Payoff Interest shall be payable to the WMMSC Master Servicer as additional servicing compensation.

            Payoff Period: For the first Distribution Date, the period from the Cut-off Date through December 14, 2004, inclusive; and for any Distribution Date thereafter, the period from the 15th day of the Prior Period through the 14th day of the month of such Distribution Date, inclusive.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance of the Class of which such Certificate is a part.

            Periodic Cap: For each Mortgage Loan, the applicable limit on adjustment of the Mortgage Interest Rate for each Rate Adjustment Date specified in the applicable Mortgage Note and designated as such in the Mortgage Loan Schedule.

            Permitted Investments: One or more of the following:

            (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "P1" by Moody's and "A-1+" by S&P;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "P1" by Moody's and "A-1+" by S&P;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "P1" by Moody's and "A-1+" by S&P;

            (v) investments in money market funds (including funds of the Securities Administrator or its affiliates, or funds for which an affiliate of the Securities Administrator acts as advisor, as well as funds for which the Securities Administrator and its affiliates may receive compensation) rated either "Aaa" by Moody's and "AAAm G" by S&P or otherwise approved in writing by each Rating Agency; and

            (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the related Master Servicer or Securities Administrator, as the case may be, will not affect the qualification of the Trust Estate as six REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C), (v) a Person with respect to whom the income on a Residual Certificate is allocable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person, and (vi) any other Person so designated by a Master Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class 1-A-R, Class 1-A-LR, Class B-4, Class B-5 and Class B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            Pool Distribution Amount: As to any Distribution Date and Loan Group, the sum of, for the Mortgage Loans in such Loan Group, the following amounts:

            (A) with respect to the WF Master Serviced Loans in such Loan Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a WF Master Serviced Loan in such Loan Group and the principal portion of any Monthly Payment on a WF Master Serviced Loan in such Loan Group due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all WF Servicer Periodic Advances made by a WF Servicer (or the WF Master Servicer or the Trustee, as applicable) in respect of such Loan Group and payments of WF Compensating Interest allocable to such Loan Group made by the applicable Servicer in respect of such Loan Group and such Distribution Date deposited to the WF Master Servicer Custodial Account pursuant to Section 3.09(c)(vi); (ii) all Liquidation Proceeds received on the WF Master Serviced Loans in such Loan Group during the preceding calendar month and deposited to the WF Master Servicer Custodial Account pursuant to Section 3.09(c)(iii); (iii) all Principal Prepayments received on the WF Master Serviced Loans in such Loan Group during the month preceding the month of such Distribution Date and deposited to the WF Master Servicer Custodial Account pursuant to Section 3.09(c)(i) during such period; (iv) in connection with any WF Master Serviced Loans that are Defective Mortgage Loans or Converted Mortgage Loans in such Loan Group, the aggregate of the Purchase Prices and Substitution Adjustment Amounts remitted on the related Remittance Date pursuant to Section 3.09(c)(vii); (v) any other amounts in the WF Master Servicer Custodial Account deposited therein pursuant to Section 3.09(c)(iv), (v) and (viii) in respect of such Distribution Date and such Loan Group; (vi) any WF Master Serviced Loan Reimbursement Amount required to be included pursuant to Section 5.02(a); and (vii) any Recovery with respect to such Distribution Date over (b) any amounts permitted to be withdrawn from the WF Master Servicer Custodial Account pursuant to clauses (i) through (viii), inclusive, of Section 3.11(b) in respect of such Loan Group; and

            (B) with respect to the WMMSC Master Serviced Loans, (1) the total amount of all cash received by or on behalf of the WMMSC Master Servicer with respect to such WMMSC Master Serviced Loans by the Determination Date for such Distribution Date and not previously distributed, including Advances made by WMMSC Servicers under any Servicing Contract, Insurance Proceeds and Liquidation Proceeds, except:

                  (a) all scheduled payments of principal and interest collected but due subsequent to such Distribution Date;

                  (b) all Curtailments received after the Prior Period;

                  (c) all Payoffs received after the Payoff Period immediately preceding such Distribution Date (together with any interest payment received with such Payoffs to the extent that it represents the payment of interest accrued on the WMMSC Master Serviced Loans for the period subsequent to the Prior Period), and, without duplication, interest which was accrued and received on Payoffs received during the period from the 1st to the 14th day of the month of such Distribution Date, which interest shall not be included in the calculation of the Pool Distribution Amount for any Distribution Date;

                  (d) Insurance Proceeds and Liquidation Proceeds received on the WMMSC Master Serviced Loans in such Loan Group after the Prior Period;

                  (e) all amounts in the WMMSC Master Servicer Custodial Account or the Certificate Account which are due and reimbursable to a WMMSC Servicer or the WMMSC Master Servicer pursuant to the terms of this Agreement;

                  (f) the sum of the WMMSC Master Servicing Fee and the
            Servicing Fee for each such WMMSC Master Serviced Loan in such Loan Group; and

                  (g) Excess Proceeds;

            (2) the sum, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the WMMSC Master Servicer:

                  (a) any Advance made by the WMMSC Master Servicer with respect to such Distribution Date relating to such WMMSC Master Serviced Loans in such Loan Group; and

                  (b) any amounts payable as WMMSC Compensating Interest by
            WMMSC on such Distribution Date allocable to WMMSC Master Serviced Loans in such Loan Group; and

            (3) the total amount of any cash received during the Prior Period by the Securities Administrator or the WMMSC Master Servicer in respect of a Purchase Obligation under Section 2.02, 2.04 and 2.09 or any permitted purchase of a Mortgage Loan and any WMMSC Master Serviced Loan Reimbursement Amounts to the extent specified in Section 5.02(a).

            Pool Stated Principal Balance: As to any Distribution Date and Loan Group, the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Pooling REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Group REMIC Regular Interests and such amounts as shall from time to time be held in the Pooling REMIC Sub-Account.

            Pooling REMIC Distribution Amount: As defined in Section 5.02.

            Pooling REMIC Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to Section 3.09(h).

            Prepaid Monthly Payment: With respect to each WMMSC Master Serviced Loan, any Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Mortgage Loan on its scheduled Due Date and held in the related Servicer Custodial Account until the Withdrawal Date following its scheduled Due Date.

            Prepayment Interest Shortfall: As to any Distribution Date and (a) each WF Master Serviced Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee Rate) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment and (b) each WMMSC Master Serviced Loan, the sum of the deficiency in interest as a result of any Payoff on a WMMSC Master Serviced Loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of such Distribution Date and the interest deficiency from any Curtailment on a WMMSC Master Serviced Loan during the related Prepayment Period.

            Prepayment Period: With respect to any Distribution Date and (i) any partial prepayments on the Mortgage Loans is the calendar month preceding the month of such Distribution Date, (ii) any Principal Prepayments In Full on the WF Master Serviced Loans is the calendar month preceding the month of such Distribution Date and (iii) any Payoffs on the WMMSC Master Serviced Loans is the period commencing on the 15th day of the month preceding the month of such Distribution Date (or on the Cut-off Date, in the case of the initial Distribution Date) and ending on the 14th day of the month of such Distribution Date.

            Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal Amount: As to any Distribution Date and Loan Group, the sum of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of (i) each WF Master Serviced Loan in such Loan Group that was repurchased by a WF Servicer pursuant to the applicable Servicing Agreement or the Seller's Warranties and Servicing Agreement, dated as of November 1, 2004, by and between BANA and Wells Fargo Bank, as the case may be, as of such Distribution Date, (ii) each WMMSC Master Serviced Loan that was repurchased pursuant to a Purchase Obligation during the Prior Period relating to such Distribution Date, (iii) any Mortgage Loan repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or a Purchase Obligation as of such Distribution Date or (iv) any Mortgage Loan repurchased by the Depositor pursuant to a Purchase Obligation, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received by a WF Servicer or the WMMSC Master Servicer, as applicable, during the Prior Period relating to such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the Prior Period relating to such Distribution Date, the amount of Liquidation Proceeds (excluding Excess Proceeds) allocable to principal received by a WF Servicer or the WMMSC Master Servicer, as applicable, with respect to such Mortgage Loan during such Prior Period, (f) (i) with respect to each WF Master Serviced Loan, all Principal Prepayments on the Mortgage Loans in such Loan Group received by a WF Servicer during the Prior Period and (ii) with respect to each WMMSC Master Serviced Loan, all Payoffs received on the WMMSC Master Serviced Loans in such Loan Group during the Payoff Period relating to such Distribution Date and all Curtailments received on the WMMSC Mortgage Loans in such Loan Group during the Prior Period relating to such Distribution Date and (g) any other principal recoveries not described in (a) through (f) of this definition, including any Recoveries, received on the Mortgage Loans in such Loan Group during the Prior Period relating to such Distribution Date.

            Principal Prepayment: With respect to (a) each WF Master Serviced Loan, any payment or other recovery of principal on a WF Master Serviced Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and (b) each WMMSC Master Serviced Loan, any payment of principal on a WMMSC Master Serviced Loan which constitutes a Payoff or a Curtailment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a WF Master Serviced Loan.

            Prior Period: With respect to any Distribution Date, the calendar month immediately preceding the month of such Distribution Date.

            Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amounts allocable to such Class, equal to the product of the Subordinate Principal Distribution Amounts for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%. The Pro Rata Share of a Class of Subordinate Certificates may be computed for each of clause (i) and clause (ii) of the definition of "Subordinate Principal Distribution Amount" in the event the Restricted Classes differ with respect to each clause.

            Purchase Obligation: An obligation of the Seller, the Depositor or the WMMSC Master Servicer to purchase Mortgage Loans under the circumstances and in the manner provided in Section 2.02, 2.04 or 2.09.

            Purchase Price: With respect to each Mortgage Loan that was a Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or
2.04 or a Converted Mortgage Loan repurchased on any date pursuant to Section 2.09, an amount equal to (a) in the case of a WMMSC Master Serviced Loan, the sum of (i) the unpaid principal balance thereof, (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased and (iii) any costs and damages incurred by the Trust in connection with any violation by such repurchased Mortgage Loan of any predatory or abusive lending law and (b) in the case of a WF Master Serviced Loan, the sum of (i) the Stated Principal Balance of the Mortgage Loan, (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed through the last day of the month in which such repurchase takes place and (iii) any costs and damages incurred by the Trust in connection with any violation by such repurchased WF Master Serviced Loan of any predatory or abusive lending law, less (x) amounts received or advanced in respect of such repurchased WF Master Serviced Loan which are being held in the applicable Servicer Custodial Account for distribution in the month of repurchase and (y) if the Person repurchasing such Mortgage Loan is servicing such WF Master Serviced Loan under the related Servicing Agreement, the Servicing Fee for such Mortgage Loan.

            Rate Adjustment Date: As to each Mortgage Loan, the Due Date on which an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective under the related Mortgage Note.

            Rate Ceiling: The maximum per annum Mortgage Interest Rate permitted under the related Mortgage Note and indicated on the Mortgage Loan Schedule.

            Rating Agency: Each of Moody's and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicers and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Recognition Agreement: With respect to a Cooperative Loan, the recognition agreement between the Cooperative and the originator of such Cooperative Loan.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Reimbursement Amount: Either of the WF Master Serviced Loan Reimbursement Amount or the WMMSC Master Serviced Loan Reimbursement Amount.

            Related Group: For Loan Group 1, Group 1; for Loan Group 2, Group 2; for Loan Group 3, Group 3; for Loan Group 4, Group 4; and for Loan Group 5, Group 5.

            Related Loan Group: For Group 1, Loan Group 1; for Group 2, Loan Group 2; for Group 3, Loan Group 3; for Group 4, Loan Group 4; and for Group 5, Loan Group 5.

            Relief Act: The Servicemembers Civil Relief Act.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act or comparable state legislation, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: With respect to (a) each WF Servicer, shall have the meaning given to the term "Remittance Date" in the applicable Servicing Agreement and (b) each WMMSC Servicer or the WMMSC Master Servicer and any Distribution Date, anytime prior to 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period: As defined in Section 3.15.

            REO Proceeds: Proceeds, net of any related expenses of a Servicer or the WMMSC Master Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by a Servicer servicing the related Mortgage Loan or the WMMSC Master Servicer, as applicable, on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Representing Party: Solely with respect to the WMMSC Master Serviced Loans, Washington Mutual Mortgage Securities Corp. or its successor in interest.

            Request for Release: The Request for Release submitted by a Servicer or the WMMSC Master Servicer, as applicable, to the Trustee or the Custodian on behalf of the Trustee, as the case may be, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificates: The Class 1-A-R and Class 1-A-LR
Certificates.

            Responsible Officer: When used with respect to the Trustee or the Securities Administrator, any officer of the Corporate Trust Department of the Trustee or the Securities Administrator, as applicable, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee or Securities Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Securities Administrator: Wells Fargo Bank, N.A., and its successors-in-interest and, if a successor securities administrator is appointed hereunder, such successor, as securities administrator.

            Securities Administrator Fee: As to any Distribution Date and Loan Group, an amount equal to one-twelfth of the Securities Administrator Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Securities Administrator Fee Rate: With respect to each Mortgage Loan, 0.0100% per annum.

            Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Stock.

            Seller: Bank of America, National Association, a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: The Class 1-A-1, Class 1-A-R, Class 1-A-LR, Class 2-A-1, Class 3-A-1, Class 4-A-1, Class 5-A-1 and Class 5-A-2 Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Percentage: With respect to any Distribution Date and Loan Group, the percentage, carried to six places rounded up, obtained by dividing
(i) the aggregate Class Certificate Balance of the Senior Certificates of the Related Group immediately prior to such Distribution Date, by (ii) the Pool Stated Principal Balance of such Loan Group for such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date and Loan Group during the seven years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Loan Group and for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Loan Group plus 70% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Loan Group plus 60% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Loan Group plus 40% of the Subordinate Percentage for such Loan Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Loan Group plus 20% of the Subordinate Percentage for such Loan Group for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Loan Group for such Distribution Date unless (i) on any of the foregoing Distribution Dates the Aggregate Senior Percentage exceeds the initial Aggregate Senior Percentage, in which case the Senior Prepayment Percentage for each Loan Group for such Distribution Date will once again equal 100%, (ii) on any Distribution Date before the Distribution Date occurring in January 2008, the Aggregate Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Aggregate Subordinate Percentage, in which case the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group plus 50% of the Subordinate Percentage for such Loan Group, or (iii) on any Distribution Date occurring on or after the Distribution Date in January 2008, the Aggregate Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Aggregate Subordinate Percentage, in which case the Senior Prepayment Percentage for each Loan Group for such Distribution Date will equal the Senior Percentage for such Loan Group. Notwithstanding the foregoing, no decrease in the share of the applicable Subordinate Percentage (for calculating the applicable Senior Prepayment Percentage for any Loan Group) will occur and the Senior Prepayment Percentage for all Loan Groups will be calculated without regard to clause (ii) or (iii) in the preceding sentence unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date and Loan Group, the sum of (i) the Senior Percentage for such Loan Group of the amounts described in clauses (a) through (d) of the definition of "Principal Amount" for such Distribution Date and Loan Group and (ii) the Senior Prepayment Percentage for such Loan Group of the amounts described in clauses (e) through
(g) of the definition of "Principal Amount" for such Distribution Date and Loan Group.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage for any Loan Group applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property and any Mortgage Loan for which the Mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates, is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:

                                             Percentage of
                                         Original Subordinate
Distribution Date Occurring               Certificate Balance
---------------------------               -------------------

January 2005 through December 2007                20%

January 2008 through December 2012                30%

January 2013 through December 2013                35%

January 2014 through December 2014                40%

January 2015 through December 2015                45%

January 2016 and thereafter                       50%


            Servicer: Any WF Servicer or WMMSC Servicer.

            Servicing Agreements: Either of the BANA Servicing Agreement or the Wells Fargo Servicing Agreement.

            Servicing Contract: A contract (including the WMMSC Servicing Guide to the extent incorporated by reference therein) between the WMMSC Master Servicer and a mortgage loan servicing institution relating to the servicing of some or all of the WMMSC Master Serviced Loans for the benefit of the Certificateholders; provided, however, that such contract is consistent with the servicing provisions of this Agreement.

            Servicer Custodial Accounts: With respect to (a) each WF Servicer, the separate accounts created and maintained by each of the WF Servicers pursuant to the applicable Servicing Agreement and (b) each WMMSC Servicer, the custodial account for principal and interest established and maintained by each WMMSC Servicer and caused by the WMMSC Master Servicer to be established and maintained pursuant to Section 3.08(a) with the corporate trust department of the Securities Administrator or another financial institution approved by the WMMSC Master Servicer such that the rights of the WMMSC Master Servicer, the Trust, the Trustee, the Securities Administrator and the Certificateholders thereto shall be fully protected against the claims of any creditors of the applicable WMMSC Servicer and of any creditors or depositors of the institution in which such account is maintained, (ii) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by a WMMSC Servicer or (iii) in a separate non-trust account without FDIC or other insurance in an Eligible Institution. In the event that a Servicer Custodial Account is established pursuant to clause
(ii) of the preceding sentence, amounts held in such Servicer Custodial Account shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one Servicer Custodial Account may be established. Any amount that is at any time not protected or insured in accordance with clause
(b) of the first sentence of this definition of "Servicer Custodial Account" shall promptly be withdrawn from such Servicer Custodial Account and be remitted to the WMMSC Master Servicer Custodial Account.

            Servicing Fee: With respect to (a) each WF Servicer, as defined in the applicable Servicing Agreement and (b) each WMMSC Servicer for each WMMSC Master Serviced Loan and Distribution Date, the amount of the fee payable to the WMMSC Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the WMMSC Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan. Such fee for a WMMSC Servicer shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. Each WMMSC Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.18) of related Monthly Payments collected by a WMMSC Servicer, or as otherwise provided under Section 3.18.

            Servicing Fee Rate: Either of the WF Servicing Fee Rate or the WMMSC Servicing Fee Rate.

            Servicing File: With respect to (a) each WF Master Serviced Loan, as defined in the applicable Servicing Agreement and (b) each WMMSC Master Serviced Loan, a file kept by the WMMSC Master Servicer and/or a WMMSC Servicer in connection with servicing of a WMMSC Master Serviced Loan.

            Servicing Officer: With respect to each WF Servicer, as defined in the related Servicing Agreement.

            Similar Law: As defined in Section 6.02(e).

            Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments (with respect to a WF Master Serviced Loan) or Curtailments (with respect to a WMMSC Master Serviced Loan) and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Balance Ratio: As of any date of determination, the ratio among the principal balances of the Class 1-LS Interest, Class 2-LS Interest, Class 3-LS Interest, Class 4-LS Interest and the Class 5-LS Interest, equal to the ratio among the Group Subordinate Amount of Loan Group 1, the Group Subordinate Amount of Loan Group 2, the Group Subordinate Amount for Loan Group 3, the Group Subordinate Amount for Loan Group 4 and the Group Subordinate Amount of Loan Group 5.

            Subordinate Certificates: The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date and Loan Group, 100% minus the Senior Percentage for such Loan Group for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date and Loan Group, 100% minus the Senior Prepayment Percentage for such Loan Group and such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date and Loan Group, an amount equal to the sum of (i) the Subordinate Percentage for such Loan Group of the amounts described in clauses
(a) through (d) of the definition of "Principal Amount" for such Distribution Date and Loan Group and (ii) the Subordinate Prepayment Percentage for such Loan Group of the amounts described in clauses (e) through (g) for such Distribution Date and Loan Group.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Defective Mortgage Loan; (ii) have a Net Mortgage Interest Rate not less than, and not more than 2% greater than that of the Defective Mortgage Loan; (iii) be of the same type as the Defective Mortgage Loan; (iv) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (v) have a Gross Margin not less than that of the Defective Mortgage Loan; (vi) have a credit grade not lower in quality than that of the Defective Mortgage Loan; (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan;
(viii) have the same lien priority as the Defective Mortgage Loan; (ix) have the same Index as the Defective Mortgage Loan; and (x) (a) with respect to each substitution for a WF Master Serviced Loan, comply with each Mortgage Loan representation and warranty set forth in the Mortgage Loan Purchase Agreement, the Servicing Agreements and the Seller's Warranties and Servicing Agreement, dated as of November 1, 2004, by and between BANA and Wells Fargo Bank, and (b) with respect to each substitution for a WMMSC Master Serviced Loan, comply with each Mortgage Loan representation and warranty set forth in this Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement, which shall be named the "Banc of America Funding 2004-D Trust."

            Trust Estate: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which six REMIC elections are to be made, such entire Trust Estate consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof,
(iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Servicing Agreements, the Seller's Warranties and Servicing Agreement, dated as of November 1, 2004, by and between BANA and Wells Fargo Bank, and the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Servicer Custodial Accounts, the Master Servicer Custodial Accounts and the Certificate Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.

            Trustee: Wachovia Bank, National Association, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Uncertificated Group REMIC Interest: A regular interest in the one of the Group REMICs, which is held as an asset of the Pooling REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Each of the WF Group 4 Regular Interest, WF RCR Regular Interest, WMMSC Group 1 Regular Interest and WMMSC Group 4 Regular Interest are Uncertificated Group REMIC Interests.

            Uncertificated Pooling REMIC Interest: A regular interest in the Pooling REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Any of the Class 1-L Interest, Class 1-LS Interest, Class 2-L Interest, Class 2-LS Interest, Class 3-L Interest, Class 3-LS Interest, Class 4-L Interest, Class 4-LS Interest, Class 5-L Interest and Class 5-LS Interest are Uncertificated Pooling REMIC Interests.

            Underwriting Guidelines: The published underwriting guidelines of the originator of any WMMSC Master Serviced Loan in effect at the time such WMMSC Master Serviced Loan was originated.

            Uninsured Cause: Any cause of damage to a Mortgaged Property, the cost of the complete restoration of which is not fully reimbursable under the hazard insurance policies required to be maintained pursuant to Section 3.12.

            Unscheduled Principal Amount: As to any Distribution Date and Loan Group, the sum of the amounts described in clauses (e) through (g) of the definition of "Principal Amount."

            Upper-Tier Certificate: Any one of the Senior Certificates (other than the Class 1-A-LR Certificate) and the Subordinate Certificates.

            Upper-Tier Certificate Sub-Account: The sub-account of the Certificate Account designated by the Securities Administrator pursuant to
Section 3.09(h).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Pooling REMIC Interests and such amounts as shall from time to time be deemed held in the Upper-Tier Certificate Sub-Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            VA: The Department of Veterans Affairs, formerly known as the Veterans Administration, or any successor thereto.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Residual Certificates and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Wells Fargo Bank: Wells Fargo Bank, N.A., in its capacity as Servicer under the Wells Fargo Servicing Agreement.

            Wells Fargo Sale Agreements: The Seller's Warranties and Servicing Agreement, dated as of November 1, 2004, by and between BANA and Wells Fargo Bank, N.A. and the Seller's Warranties and Servicing Agreement, dated as of December 1, 2004, by and between BANA and Wells Fargo Bank, N.A.

            Wells Fargo Servicing Agreement: The Seller's Warranties and Servicing Agreement, dated as of December 1, 2004, by and between BANA and Wells Fargo Bank.

            WF Compensating Interest: With respect to any Distribution Date and WF Servicer, an amount equal to the lesser of (a) the aggregate Servicing Fee payable to such WF Servicer for the WF Master Serviced Loans serviced by such WF Servicer as of the Due Date of the month preceding the month of such Distribution Date and (b) the aggregate of the Prepayment Interest Shortfalls on the WF Master Serviced Loans serviced by such WF Servicer resulting from Principal Prepayments on the WF Master Serviced Loans during the related Prepayment Period.

            WF Escrow Account: As defined in Section 3.08(a).

            WF Group 4 Call Right Mortgage Loans: The WF Master Serviced Loans in Loan Group 4.

            WF Group 4 REMIC: As defined in the Preliminary Statement, the assets of which consist of the WF Group 4 Call Right Mortgage Loans, such amounts as shall be held in Sub-Account WF-4, the Insurance Policies, if any, relating to a WF Group 4 Call Right Mortgage Loan and property which secured a WF Group 4 Call Right Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            WF Master Serviced Loan: Any Mortgage Loan that is master serviced by the WF Master Servicer, as indicated in the Mortgage Loan Schedule.

            WF Master Serviced Loan Reimbursement Amount: As defined in Section 2.02.

            WF Master Servicer: Wells Fargo Bank, N.A., and its successors-in-interest and, if a successor master servicer is appointed hereunder, such successor, as master servicer.

            WF Master Servicer Custodial Account: The account or accounts created and maintained by the WF Master Servicer pursuant to Section 3.09 which must be an Eligible Account.

            WF Master Servicer Custodial Account Reinvestment Income: For each Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the WF Master Servicer Custodial Account.

            WF RCR REMIC: As defined in the Preliminary Statement, the assets of which consist of the Group 2, Group 3 and Group 5 Mortgage Loans, such amounts as shall be held in Sub-Account WF-RCR, the insurance policies, if any, relating to a Group 2, Group 3 or Group 5 Mortgage Loan and property which secured a Group 2, Group 3 or Group 5 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            WF Remaining Call Right Mortgage Loans: The Group 2, Group 3 and Group 5 Mortgage Loans.

            WF Servicer: Either of BANA or Wells Fargo Bank, each in their capacity as servicer of the WF Mortgage Loans, or any successor servicer appointed as herein provided.

            WF Servicer Periodic Advance: With respect to each WF Servicer, shall have the meaning given to term "Monthly Advance" in the applicable Servicing Agreement.

            WF Servicer Servicing Advance: With respect to each WF Servicer, shall have the meaning given to the term "Servicing Advances" in the applicable Servicing Agreement.

            WF Servicing Fee Rate: With respect to each WF Master Serviced Loan, as defined in the applicable Servicing Agreement.

            Withdrawal Date: Any day during the period commencing on the 18th day of the month of the related Distribution Date (or if such day is not a Business Day, the immediately preceding Business Day) and ending on the last Business Day prior to the 21st day of the month of such Distribution Date. The "related Distribution Date" for any Withdrawal Date is the Distribution Date immediately following the related Withdrawal Date.

            WMMSC Advance: The payment required to be made by the WMMSC Master Servicer with respect to any Distribution Date pursuant to Section 3.21 or, as applicable, by a WMMSC Servicer pursuant to a Servicing Contract.

            WMMSC Compensating Interest: With respect to any Distribution Date and the WMMSC Master Servicer, an amount equal to the least of (a) the sum of
(i) the aggregate WMMSC Master Servicing Fee payable with respect to such Distribution Date relating to the WMMSC Master Serviced Loans, (ii) the aggregate Payoff Earnings with respect to such Distribution Date and (iii) the aggregate Payoff Interest with respect to such Distribution Date, (b) the aggregate Prepayment Interest Shortfall resulting from Payoffs on the WMMSC Master Serviced Loans for such Distribution Date and (c) one-twelfth of 0.125% of the Stated Principal Balance of the WMMSC Master Serviced Loans.

            WMMSC Escrow Account: The WMMSC Escrow Account established and maintained by each WMMSC Servicer and caused by the WMMSC Master Servicer to be established and maintained pursuant to Section 3.08(b) with the corporate trust department of the Securities Administrator or another financial institution approved by the WMMSC Master Servicer such that the rights of the WMMSC Master Servicer, the Trust, the Trustee, the Securities Administrator and the Certificateholders thereto shall be fully protected against the claims of any creditors of the applicable WMMSC Servicer and of any creditors or depositors of the institution in which such account is maintained, (b) within FDIC insured accounts (or other accounts with comparable insurance coverage acceptable to the Rating Agencies) created, maintained and monitored by a WMMSC Servicer or (c) in a separate non-trust account without FDIC or other insurance in an Eligible Institution. In the event that a WMMSC Escrow Account is established pursuant to clause (b) of the preceding sentence, amounts held in such WMMSC Escrow Account shall not exceed the level of deposit insurance coverage on such account; accordingly, more than one WMMSC Escrow Account may be established. Any amount that is at any time not protected or insured in accordance with the first sentence of this definition of "WMMSC Escrow Account" shall promptly be withdrawn from such WMMSC Escrow Account and be remitted to the WMMSC Master Servicer Custodial Account.

            WMMSC Group 1 REMIC: As defined in the Preliminary Statement, the assets of which consist of the Group 1 Mortgage Loans, such amounts as shall be held in Sub-Account WMMSC-1, the Insurance Policies, if any, relating to a Group 1 Mortgage Loan and property which secured a Group 1 Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            WMMSC Group 4 Call Right Mortgage Loans: The WMMSC Master Serviced Loans in Loan Group 4.

            WMMSC Group 4 REMIC: As defined in the Preliminary Statement, the assets of which consist of the WMMSC Group 4 Call Right Mortgage Loans, such amounts as shall be held in Sub-Account WMMSC-4, the Insurance Policies, if any, relating to a WMMSC Group 4 Call Right Mortgage Loan and property which secured a WMMSC Group 4 Call Right Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            WMMSC Master Serviced Loan: Any Mortgage Loan that is master serviced by the WMMSC Master Servicer, as indicated in the Mortgage Loan Schedule.

            WMMSC Master Serviced Loan Reimbursement Amount: As defined in
Section 2.04.

            WMMSC Master Servicer: Washington Mutual Mortgage Securities Corp., and its successors-in-interest and, if a successor master servicer is appointed hereunder, such successor, as master servicer.

            WMMSC Master Servicer Custodial Account: The commingled account (which shall be commingled only with investment accounts related to a series of pass-through certificates with a class of certificates which has a rating equal to the highest of ratings of the Certificates) maintained by the WMMSC Master Servicer in the trust department of the Investment Depository pursuant to
Section 3.09 and which bears a designation acceptable to the Rating Agencies.

            WMMSC Master Servicer Custodial Account Reinvestment Income: For each Distribution Date, all income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the WMMSC Master Servicer Custodial Account.

            WMMSC Master Servicing Fee: With respect to each WMMSC Master Serviced Loan and Distribution Date, the amount of the fee payable to the WMMSC Master Servicer from the Certificate Account, WMMSC Master Servicer Custodial Account or Servicer Custodial Account, which shall, for such Distribution Date, be equal to one-twelfth of the product of the WMMSC Master Servicing Fee Rate with respect to such WMMSC Master Serviced Loan and the Stated Principal Balance of such WMMSC Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a WMMSC Master Serviced Loan is computed. The WMMSC Master Servicer's right to receive the WMMSC Master Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the WMMSC Master Servicer, or as otherwise provided under Section 3.11.

            WMMSC Master Servicing Fee Rate: With respect to each WMMSC Master Serviced Loan, 0.05% per annum.

            WMMSC Servicer: Any mortgage loan servicing institution to which the WMMSC Master Servicer has delegated servicing duties with respect to any WMMSC Master Serviced Loan under a Servicing Contract. With respect to any Mortgage Loan for which the WMMSC Master Servicer has not entered into a Servicing Contract or as to which the related Servicing Contract has terminated (other than pursuant to Section 8.01), the WMMSC Master Servicer shall be deemed to be the Servicer of such WMMSC Master Serviced Loan for all purposes of this Agreement.

            WMMSC Servicing Fee Rate: With respect to each WMMSC Master Serviced Loan, 0.375% per annum.

            WMMSC Servicing Guide: The published Washington Mutual Servicer Guide, as in effect from time to time.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date), the Depositor's rights under the Mortgage Loan Purchase Agreement, including the rights of the Depositor as assignee of the Seller with respect to the Seller's rights under (i) the Seller's Warranties and Servicing Agreement, dated as of November 1, 2004, by and between BANA and Wells Fargo Bank and (ii) the Seller's Warranties and Servicing Agreement, dated as of December 1, 2004, by and between BANA and Wells Fargo Bank, and the Depositor's rights under the BANA Servicing Agreement. The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein. It is agreed and understood by the parties hereto that it is not intended that any mortgage loan be included in the Trust that is a "High-Cost Home Loan" as defined in any of
(i) the New Jersey Home Ownership Act effective November 27, 2003, (ii) the New Mexico Home Loan Protection Act effective January 1, 2004 or (iii) the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee and a Custodian on behalf of the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of Wachovia Bank, National Association, as trustee for holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2004-D, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note) and, in the case of any Mortgage Loan originated in the State of New York documented by a NYCEMA, the NYCEMA, the new Mortgage Note, if applicable, the consolidated Mortgage Note and the consolidated Mortgage;

            (ii) except as provided below and other than with respect to the Mortgage Loans purchased by the Seller under the Wells Fargo Sale Agreements, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "Wachovia Bank, National Association, as trustee for the holders of Banc of America Funding Corporation Mortgage Pass-Through Certificates, Series 2004-D" (which may be included in a blanket assignment or assignments), together with, except as provided below and other than with respect to the Mortgage Loans purchased by the Seller under the Wells Fargo Sale Agreements, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the WMMSC Master Servicer shall, in the case of the WMMSC Master Serviced Loans, or, in the case of the WF Master Serviced Loans, the WF Master Servicer shall enforce the obligations of the applicable WF Servicer to, take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) other than with respect to the Mortgage Loans purchased by the Seller under the Wells Fargo Sale Agreements, any of (A) the original or duplicate original mortgagee title insurance policy and all riders thereto; (B) a title search showing no lien (other than standard exceptions) on the Mortgaged Property senior to the lien of the Mortgage or (C) an opinion of counsel of the type customarily rendered in the applicable jurisdiction in lieu of a title insurance policy;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Cooperative Stock (other than with respect to any Mortgage Loan secured by Cooperative Stock purchased by the Seller under the Wells Fargo Sale Agreements), the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement, if any;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), if an Assignment of Mortgage is required to be recorded as set forth below, the Depositor has delivered to the Trustee or the Custodian on behalf of the Trustee, as the case may be, a copy of such Assignment of Mortgage in blank rather than in the name of the Trustee and has caused the applicable WF Servicer (in the case of the WF Master Serviced Loans) or the WMMSC Master Servicer (in the case of the WMMSC Master Serviced Loans) to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy, if any (together with all riders thereto), satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy, if any, has not been delivered to any of the related WF Servicer, the WMMSC Master Servicer, the Seller or the Depositor, as applicable, by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, as the case may be, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee or the Custodian, on behalf of the Trustee, as the case may be, (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor, the applicable WF Servicer (in the case of the WF Master Serviced Loans) or the WMMSC Master Servicer (in the case of the WMMSC Master Serviced Loans) to the Trustee or the Custodian on the Trustee's behalf, as the case may be. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Depositor (in the case of the WF Master Serviced Loans) or the WMMSC Master Servicer (in the case of the WMMSC Master Serviced Loans) shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            Upon discovery by the Depositor or notice from the WF Servicer, WF Master Servicer or Securities Administrator that a Document Transfer Event has occurred, the Depositor shall, with respect to Mortgage Loans purchased by the Seller under the Wells Fargo Sale Agreements, deliver or cause to be delivered to the Trustee within 60 days copies (which may be in electronic form mutually agreed upon by the Depositor and the Trustee) of the following additional documents or instruments to the Mortgage File with respect to each such Mortgage Loan; provided, however, that originals of such documents or instruments shall be delivered to the Trustee if originals are required under the law in which the related Mortgaged Property is located in order to exercise all remedies available to the Trust under applicable law following default by the related
Mortgagor:

            (1) other than if the related Mortgage has been recorded in the name of MERS or its designee, originals of all interim recorded assignments of such mortgage or a copy of such interim assignments certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates);

            (2) the original or a certified copy of the lender's title insurance policy;

            (3) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording; and

            (4) for each Mortgage Loan secured by Cooperative Stock, the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement, if any;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

            With respect to each WF Master Serviced Loan, as promptly as practicable subsequent to such transfer and assignment, the WF Master Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) enforce the obligations of the related WF Servicer pursuant to the related Servicing Agreement to (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within the time period required in the applicable Servicing Agreement and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the related WF Servicer has not received the information required to prepare such assignment in recordable form, such WF Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in accordance with the applicable Servicing Agreement.

            With respect to each WMMSC Master Serviced Loan, as promptly as practicable subsequent to such transfer and assignment and in any event, within 30 days thereafter, the WMMSC Master Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee), (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and
(II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the WMMSC Master Servicer has not received the information required to prepare such assignment in recordable form, the WMMSC Master Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof.

            No recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee and the Securities Administrator an unqualified Opinion of Counsel reasonably acceptable to the Trustee and the Securities Administrator to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date. As set forth on Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The Securities Administrator, the Trustee and the Custodian may rely and shall be protected in relying upon the information contained in such Exhibit L.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the applicable WF Servicer to remit to the WF Master Servicer for deposit in the WF Master Servicer Custodial Account (with respect to each WF Master Serviced Loan) or the WMMSC Master Servicer to deposit in the WMMSC Master Servicer Custodial Account (with respect to each WMMSC Master Serviced Loan) the portion of such payment that is required to be deposited in the such account pursuant to Section 3.09.

            Section 2.02 Acceptance by the Trustee or Custodian of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in Section 2.01 and the other documents delivered to it or the Custodian as its agent, as the case may be, constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate delivered to it, in trust for the exclusive use and benefit of all present and future Certificateholders. Upon execution and delivery of this document, the Trustee shall deliver and cause the Custodian to deliver to the Depositor and the Master Servicers a certification in the form of Exhibit M hereto (the "Initial Certification") to the effect that, except as may be specified in a list of exceptions attached thereto, each such Person has received the original Mortgage Note relating to each of the Mortgage Loans for which such Person is acting as custodian listed on the Mortgage Loan Schedule.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, and cause the Custodian, on behalf of the Trustee, to review, the Mortgage Files in such Person's possession, and shall deliver, no later than 30 days after completion of such review, to the Depositor and the Master Servicers a certification in the form of Exhibit N hereto (the "Final Certification") to the effect that, as to each Mortgage Loan for which it is acting as custodian listed in the Mortgage Loan Schedule, except as may be specified in a list of exceptions attached to such Final Certification, such Mortgage File contains all of the items required to be delivered pursuant to
Section 2.01(b). In performing any such review, the Trustee and the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon.

            If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly notify or shall cause the Custodian promptly to notify, as the case may be (and in no event more than 30 days after completion of the review), the Master Servicer and the Depositor of such Mortgage Loan. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trust at the Purchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            If during the period of such review by the Trustee of any WF Master Serviced Loan, the Depositor, the WF Master Servicer, the Securities Administrator or the Trustee discovers a breach by a WF Servicer or the Seller of any representation, warranty or covenant under the Wells Fargo Sale Agreements, the Servicing Agreements or the Mortgage Loan Purchase Agreement in respect of any WF Master Serviced Loan and such breach materially adversely affects the interest of the Certificateholders in the related WF Master Serviced Loan (provided that any such breach that causes the WF Master Serviced Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders), then such party shall promptly so notify the WF Master Servicer, the Seller, such WF Servicer and the Depositor of such breach and request that the applicable WF Servicer or the Seller, as the case may be, cure such breach within 90 days of its discovery or its receipt of notice of any such breach. If the Seller or the applicable WF Servicer, as applicable, does not cure such breach in all material respects during such period, the Trustee shall enforce the applicable WF Servicer's or Seller's obligation, as the case may be, under the applicable Servicing Agreement, the Wells Fargo Sale Agreements or the Mortgage Loan Purchase Agreement, as applicable, and cause the applicable WF Servicer or Seller, as applicable, to either (a) solely in the case of the Seller, substitute for the related WF Master Serviced Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such WF Master Serviced Loan from the Trust at the Purchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase must occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            It is understood that the scope of the Trustee and the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the applicable Mortgage Loans identified in the related Mortgage Loan Schedule based solely upon the review of items (i) and
(xi) in the definition of Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            In the event of a discovery of a breach of any representation or warranty of a related WF Servicer or the Seller, the Trustee shall enforce the rights of the Trust under the Wells Fargo Sale Agreements, the Servicing Agreements and the Mortgage Loan Purchase Agreement for the benefit of the Certificateholders. In the event of a breach of the representations or warranties with respect to the WF Master Serviced Loans set forth in a Servicing Agreement or a Wells Fargo Sale Agreement, the Trustee shall enforce the right of the Trust to be indemnified for such breach of representation or warranty. In addition, if a breach of a representation with respect to a WF Master Serviced Loan set forth in clauses (k) or (o) of paragraph 3 or clauses (f) or (oo) of paragraph 4 of the Mortgage Loan Purchase Agreement occurs as a result of a violation of an applicable predatory or abusive lending law, the Trustee shall enforce the right of the Trust to reimbursement by the Seller for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "WF Master Serviced Loan Reimbursement Amount"), but in the case of a breach of a representation set forth in clauses (k) or (o) of paragraph 3 of the Mortgage Loan Purchase Agreement, only to the extent the applicable WF Servicer does not so reimburse the Trust. It is understood and agreed that, except for any indemnification provided in the Servicing Agreements and the Wells Fargo Sale Agreements and the payment of any WF Master Serviced Loan Reimbursement Amount, the obligation of a WF Servicer or the Seller to cure or to repurchase (or in the case of the Seller, to substitute for) any WF Master Serviced Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against a WF Servicer or the Seller in respect of such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

            With respect to the representations and warranties relating to the WF Master Serviced Loans set forth in the Mortgage Loan Purchase Agreement that are made to the best of the Seller's knowledge or as to which the Seller had no knowledge, if it is discovered by the Depositor, the WF Master Servicer or the Trustee that the substance of such representation or warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the Certificateholders in the related WF Master Serviced Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty being inaccurate as the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

            It is understood and agreed that the representations and warranties relating to the WF Master Serviced Loans set forth in the Mortgage Loan Purchase Agreement shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. It is understood and agreed that the obligations of the Seller set forth in this Section 2.02 to cure, substitute for or repurchase a WF Master Serviced Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders and to the Trustee on their behalf respecting a breach of the representations and warranties contained in the Mortgage Loan Purchase Agreement.

            The representations and warranties of each WF Servicer with respect to the applicable WF Master Serviced Loans in the related Servicing Agreement or the Wells Fargo Sale Agreements, which have been assigned to the Trustee hereunder, were made as of the date specified in such Servicing Agreement or Wells Fargo Sale Agreement, as the case may be. To the extent that any fact, condition or event with respect to a WF Master Serviced Loan constitutes a breach of both (i) a representation or warranty of a WF Servicer under the related Servicing Agreement or Wells Fargo Sale Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Purchase Agreement, the only right or remedy of the Trustee or of any Certificateholder shall be the Trustee's right to enforce the obligations of the applicable WF Servicer under any applicable representation or warranty made by it. The Trustee acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable WF Servicer in the applicable Servicing Agreement or Wells Fargo Sale Agreement, without regard to whether such WF Servicer fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the WF Master Serviced Loans (except as set forth in Section 2.04(b)) under any circumstances.

            With respect to each Substitute Mortgage Loan the Seller shall deliver to the Trustee (or a Custodian on behalf of the Trustee), for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The related Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the related Master Servicer shall deliver the amended Mortgage Loan Schedule to the Securities Administrator, the Trustee and the Custodian. Upon such substitution of a WF Master Serviced Loan by the Seller, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to paragraph 4 of the Mortgage Loan Purchase Agreement. Upon such substitution of a WMMSC Master Serviced Loan by the Representing Party, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Representing Party shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04(a) and (b) hereof. Upon any such substitution and the deposit to applicable Master Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt by the Trustee of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Seller or the Representing Party, as applicable, and shall execute and deliver at the Seller's or the Representing Party's direction such instruments of transfer or assignment prepared by the Seller or the Representing Party, as applicable, in each case without recourse, as shall be necessary to vest title in the Seller or Representing Party, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Seller or Representing Party substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans substituted by the Seller or Representing Party, as the case may be, in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in a Loan Group substituted by the Seller or Representing Party (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be remitted by the Seller or the Representing Party to the applicable Master Servicer for deposit to the related Master Servicer Custodial Account on or before the 18th of the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain, as applicable, possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The related Master Servicer shall cause to be promptly delivered to the Trustee or the Custodian on behalf of the Trustee, as the case may be, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the related Master Servicer's possession from time to time.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii), (viii) and (ix). In connection with making the certifications required hereunder, to the extent a title search or opinion of counsel has been provided in lieu of a title policy for any Mortgage Loan, the Trustee shall only be responsible for confirming that a title search or opinion of counsel has been provided for such Mortgage Loan.

            Section 2.03 Representations, Warranties and Covenants of the Master Servicers.

            (a) The WF Master Servicer hereby makes the following representations and warranties to the Depositor, the WMMSC Master Servicer, the Securities Administrator and the Trustee, as of the Closing Date:

            (i) The WF Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property securing a WF Master Serviced Loan is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the WF Master Servicer. The WF Master Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the WF Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the WF Master Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the WF Master Servicer to make this Agreement valid and binding upon the WF Master Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the WF Master Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the WF Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the WF Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the WF Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the WF Master Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the WF Master Servicer, threatened against the WF Master Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the WF Master Servicer, or in any material impairment of the right or ability of the WF Master Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the WF Master Serviced Loans or of any action taken or to be taken in connection with the obligations of the WF Master Servicer contemplated herein, or which would materially impair the ability of the WF Master Servicer to perform under the terms of this Agreement.

            (b) The WMMSC Master Servicer hereby makes the following representations and warranties to the Depositor, the WF Master Servicer, the Securities Administrator and the Trustee, as of the Closing Date:

            (i) The WMMSC Master Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property securing a WMMSC Master Serviced Loan is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the WMMSC Master Servicer. The WMMSC Master Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the WMMSC Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the WMMSC Master Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of creditors' rights generally or creditors of national banks and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the WMMSC Master Servicer to make this Agreement valid and binding upon the WMMSC Master Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the WMMSC Master Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the WMMSC Master Servicer and will not result in the breach of any term or provision of the certificate of incorporation or by-laws of the WMMSC Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the WMMSC Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the WMMSC Master Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the WMMSC Master Servicer, threatened against the WMMSC Master Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the WMMSC Master Servicer, or in any material impairment of the right or ability of the WMMSC Master Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the WMMSC Master Serviced Loans or of any action taken or to be taken in connection with the obligations of the WMMSC Master Servicer contemplated herein, or which would materially impair the ability of the WMMSC Master Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties as to the Mortgage
Loans.

            (a) The Representing Party hereby represents and warrants to the Trustee with respect to the WMMSC Master Serviced Loans or each WMMSC Master Serviced Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

            (i) The information set forth in the Mortgage Loan Schedule relating to the WMMSC Master Serviced Loans was true and correct in all material respects at the date or dates respecting which such information is furnished;

            (ii) As of the Closing Date, each Mortgage relating to a WMMSC Master Serviced Loan that is not a Cooperative Loan is a valid and enforceable (subject to Section 2.04(a)(xv)) first lien on an unencumbered estate in fee simple or (if the related WMMSC Master Serviced Loan is secured by the interest of the Mortgagor as a lessee under a ground lease) leasehold estate in the related Mortgaged Property subject only to (a) liens for current real property taxes and special assessments; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the WMMSC Master Serviced Loan; (c) exceptions set forth in the title insurance policy relating to such Mortgage, such exceptions being acceptable to mortgage lending institutions generally; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage;

            (iii) As of the day prior to the Cut-off Date, all payments due on each WMMSC Master Serviced Loan had been made and no more than 0.55% of the WMMSC Master Serviced Loans (by aggregate Stated Principal Balance as of the Cut-off Date) had been delinquent (i.e., was more than 30 days past due) more than once in the preceding 12 months and any such delinquency lasted for no more than 30 days, no more than 0.26% of the WMMSC Master Serviced Loans (by aggregate Stated Principal Balance as of the Cut-off
      Date) had been delinquent more than twice in the preceding 12 months and such delinquencies lasted for no more than 30 days and no WMMSC Master Serviced Loan had been delinquent more than three times in the preceding 12 months.

            (iv) As of the Closing Date, there is no late assessment for delinquent taxes outstanding against any Mortgaged Property securing a WMMSC Master Serviced Loan;

            (v) As of the Closing Date, there is no offset, defense or counterclaim to any Mortgage Note relating to a WMMSC Master Serviced Loan, including the obligation of the Mortgagor to pay the unpaid principal or interest on such Mortgage Note;

            (vi) As of the Closing Date, each Mortgaged Property securing a WMMSC Master Serviced Loan is free of damage and in good repair, ordinary wear and tear excepted;

            (vii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, all applicable predatory and abusive lending laws, equal credit opportunity or disclosure laws applicable to the origination and servicing of WMMSC Master Serviced Loan have been complied with;

            (viii) Each WMMSC Master Serviced Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the FHA and will be serviced by an institution which meets the servicer eligibility requirements established by WMMSC;

            (ix) As of the Closing Date, each WMMSC Master Serviced Loan that is not a Cooperative Loan is covered by an ALTA form or CLTA form of mortgagee title insurance policy or other form of policy of insurance which has been issued by, and is the valid and binding obligation of, a title insurer which, as of the origination date of such WMMSC Master Serviced Loan, was qualified to do business in the state in which the related Mortgaged Property securing the WMMSC Master Serviced Loan is located. Such policy insures the originator of the WMMSC Master Serviced Loan, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the WMMSC Master Serviced Loan subject to the exceptions set forth in such policy. Such policy is in full force and effect and inures to the benefit of the Trust upon the consummation of the transactions contemplated by this Agreement and no claims have been made under such policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such policy;

            (x) Each WMMSC Master Serviced Loan with a Loan-to-Value Ratio as of the Cut-off Date in excess of 80% was covered by a Primary Mortgage Insurance Policy or an FHA insurance policy or a VA guaranty, and such policy or guaranty is valid and remains in full force and effect;

            (xi) As of the Closing Date, all policies of insurance required by this Agreement or by a Servicing Contract have been validly issued and remain in full force and effect, including such policies covering the Depositor, the WMMSC Master Servicer or any WMMSC Servicer;

            (xii) As of the Closing Date, each insurer issuing a Primary Mortgage Insurance Policy holds a rating acceptable to the Rating Agencies;

            (xiii) Each Mortgage (exclusive of any riders thereto) relating to a WMMSC Master Serviced Loan was documented by appropriate FNMA/FHLMC mortgage instruments in effect at the time of origination;

            (xiv) As of the Closing Date, the Mortgaged Property securing each Mortgage relating to a WMMSC Master Serviced Loan that is not a Cooperative Loan is improved with a one- to four-family dwelling unit, including units in a duplex, triplex, fourplex, condominium project, townhouse, a planned unit development or a de minimis planned unit development;

            (xv) As of the Closing Date, each Mortgage and Mortgage Note relating to a WMMSC Master Serviced Loan is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity;

            (xvi) As of the date of origination, as to Mortgaged Properties securing WMMSC Master Serviced Loan which are units in condominiums or planned unit developments, all of such units met the applicable Underwriting Guidelines, were located in a condominium or planned unit development project which received FNMA or FHLMC approval, or are approvable by FNMA or FHLMC or otherwise was approved by the Depositor;

            (xvii) None of the WMMSC Master Serviced Loans are "buydown" loans;

            (xviii) None of the WMMSC Master Serviced Loans are covered by a FHA insurance policy or VA insurance policy;

            (xix) Based solely on representations of the Mortgagors obtained at the origination of the related WMMSC Master Serviced Loans, approximately 99.28% (by aggregate Stated Principal Balance as of the Cut-off Date) of the WMMSC Master Serviced Loans in Loan Group 1 will be secured by owner occupied Mortgaged Properties which are the primary residences of the related Mortgagors, approximately 0.72% (by aggregate Stated Principal Balance as of the Cut-off Date) of the WMMSC Master Serviced Loans in Loan Group 1 will be secured by owner occupied Mortgaged Properties which were second or vacation homes of the Mortgagors and none of the WMMSC Master Serviced Loans in Loan Group 1 will be secured by Mortgaged Properties which were investor properties of the related Mortgagors; all of the WMMSC Master Serviced Loans in Loan Group 4 will be secured by owner occupied Mortgaged Properties which are the primary residences of the related Mortgagors, none of the WMMSC Master Serviced Loans in Loan Group 4 will be secured by owner occupied Mortgaged Properties which were second or vacation homes of the Mortgagors and none of the WMMSC Master Serviced Loans in Loan Group 4 will be secured by Mortgaged Properties which were investor properties of the related Mortgagors;

            (xx) Prior to origination or refinancing, an appraisal of each Mortgaged Property securing a WMMSC Master Serviced Loan was made by an appraiser on a form satisfactory to FNMA or FHLMC;

            (xxi) The WMMSC Master Serviced Loans have been underwritten substantially in accordance with the applicable Underwriting Guidelines;

            (xxii) If the WMMSC Master Serviced Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (xxiii) All of the WMMSC Master Serviced Loans have due-on-sale clauses; however, the due on sale provisions may not be exercised at the time of a transfer if prohibited by law;

            (xxiv) With respect to each WMMSC Master Serviced Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Cooperative Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

            (xxv) Each WMMSC Master Serviced Loan that is a Cooperative Loan is secured by a valid, subsisting and enforceable (except as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity) perfected first lien and security interest in the related Cooperative Stock securing the related Mortgage Note, subject only to (a) liens of the Cooperative for unpaid assessments representing the Mortgagor's pro rata share of the Cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject, and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement;

            (xxvi) With respect to any WMMSC Master Serviced Loan as to which an affidavit has been delivered to the Trustee or related Custodian certifying that the original Mortgage Note is lost or destroyed, if such WMMSC Master Serviced Loan is subsequently in default, the enforcement of such WMMSC Master Serviced Loan or of the related Mortgage by or on behalf of the Trust will not be materially adversely affected by the absence of the original Mortgage Note (or portion thereof, as applicable);

            (xxvii) Based upon an appraisal of the Mortgaged Property securing each WMMSC Master Serviced Loan, as of the Cut-off Date approximately 99.54% (by aggregate Stated Principal Balance as of the Cut-off Date) of the WMMSC Master Serviced Loans in Loan Group 1 had a Loan-to-Value Ratio less than or equal to 80%, approximately 0.46% (by aggregate Stated Principal Balance as of the Cut-off Date) of the WMMSC Master Serviced Loans in Group 1 had a Loan-to-Value Ratio greater than 80% but less than or equal to 95%, none of the WMMSC Master Serviced Loans in Loan Group 1 had a Loan-to-Value Ratio greater than 95% and all of the WMMSC Master Serviced Loans in Loan Group 4 had a Loan-to-Value Ratio less than or equal to 80%;

            (xxviii) Approximately 76.71% (by aggregate Stated Principal Balance as of the Cut-off Date) of the WMMSC Master Serviced Loans in Loan Group 1 and approximately 86.74% (by aggregate Stated Principal Balance as of the Cut-off Date) of the WMMSC Master Serviced Loans in Loan Group 4 were originated for the purpose of refinancing existing mortgage debt, including cash-out refinancings; and approximately 23.29% (by aggregate Stated Principal Balance as of the Cut-off Date) of the WMMSC Master Serviced Loans in Loan Group 1 and approximately 13.26% (by aggregate Stated Principal Balance as of the Cut-off Date) of the WMMSC Master Serviced Loans in Loan Group 4 were originated for the purpose of purchasing the Mortgaged Property;

            (xxix) Not less than approximately 74.74% and approximately 71.88% (each by aggregate Stated Principal Balance as of the Cut-off Date) of the WMMSC Master Serviced Loans in Loan Group 1 and WMMSC Master Serviced Loans in Loan Group 4, respectively, were originated under full documentation programs;

            (xxx) No WMMSC Master Serviced Loan is a "high cost" loan as defined under any federal, state or local law applicable to such Mortgage at the time of its origination;

            (xxxi) Each WMMSC Master Serviced Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations
      Section 1.860G-2(a)(1);

            (xxxii) The Mortgage Note and the Mortgage relating to each WMMSC Master Serviced Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof and each party assuming liability therefor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts;

            (xxxiii) With respect to each WMMSC Master Serviced Loan, there are no mechanics' or similar liens or claims which have been filed for work, labor, or material (and no rights are outstanding that under law could give rise to such lien) which are, or may be, liens prior or equal to the lien of the related Mortgage, which are not insured against by the related mortgagee's policy of title insurance; and

            (xxxiv) No WMMSC Master Serviced Loan is a High Cost Loan or Covered Loan (as such terms are defined in the Standard & Poor's LEVELS(R) Glossary in effect on the Closing Date, which is now Version 5.6 Revised, Appendix E, applicable portions of which are attached hereto as Exhibit T hereto), except that the definition of a High Cost Loan for the purposes hereof shall not include loans originated in Los Angeles or Oakland, California, and no WMMSC Master Serviced Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

            Notwithstanding the foregoing, no representations or warranties are made by the Representing Party as to the environmental condition of any Mortgaged Property securing a WMMSC Master Serviced Loan; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property securing a WMMSC Master Serviced Loan; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property securing a WMMSC Master Serviced Loan; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property securing a WMMSC Master Serviced Loan; or the compliance of any Mortgaged Property securing a WMMSC Master Serviced Loan with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Representing Party authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property securing a WMMSC Master Serviced Loan. In addition, no representations or warranties are made by the Representing Party with respect to the absence or effect of fraud in the origination of any WMMSC Master Serviced Loan.

            (b) The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

            (i) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (ii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust.

            (iii) As of the Closing Date, the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud an of its creditors.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the related Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by any of the Depositor, the Representing Party, either Master Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (the Custodian being so obligated under the Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Representing Party, if such breach relates to a representation and warranty set forth in Section 2.04(a), or the Depositor, if such breach relates to a representation and warranty set forth in Section 2.04(b), shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Purchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. In addition to the foregoing, if a breach of the representation set forth in clause (vii) or clause (xxxiv) of Section 2.04(a) occurs as a result of a violation of an applicable predatory or abusive lending law, the Representing Party shall reimburse the Trust for all costs or damages incurred by the Trust as a result of the violation of such law (such amount, the "WMMSC Master Serviced Loan Reimbursement Amount"). The Purchase Price of any repurchase described in this paragraph, the Substitution Adjustment Amount, if any, and any WMMSC Master Serviced Loan Reimbursement Amount shall be remitted to the applicable Master Servicer for deposit to the related Master Servicer Custodial Account. It is understood and agreed that, except with respect to the second preceding sentence, the obligation of the Representing Party or the Depositor, as applicable, to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMICs. The Depositor hereby designates the Classes of Senior Certificates (other than the Class 1-A-R and Class 1-A-LR Certificates) and the Classes of Class B Certificates as "regular interests" and the Class 1-A-R Certificate as the single class of "residual interest" in the Upper Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates the Class 1-L Interest, Class 1-LS Interest, Class 2-L Interest, Class 2-LS Interest, Class 3-L Interest, Class 3-LS Interest, Class 4-L Interest, Class 4-LS Interest, Class 5-L Interest and Class 5-LS Interest as classes of "regular interests" and the Class 1-LR-E Interest as the single class of "residual interest" in the Pooling REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates (i) the WF Group 4 Regular Interest as the class of "regular interests" and the Class 1-LR-A Interest as the single class of "residual interest" in the WF Group 4 REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively;
(ii) the WF RCR Regular Interest as the class of "regular interests" and the Class 1-LR-B Interest as the single class of "residual interest" in the WF RCR REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively;
(iii) the WMMSC Group 1 Regular Interest as the class of "regular interests" and the Class 1-LR-C Interest as the single class of "residual interest" in the WMMSC Group 1 REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively; and (iv) the WMMSC Group 4 Regular Interest as the class of "regular interests" and the Class 1-LR-D Interest as the single class of "residual interest" in the WMMSC Group 4 REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in each REMIC is January 25, 2035.

            Section 2.08 Execution and Delivery of Certificates. The Securities Administrator (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Group REMIC Regular Interests on behalf of the Pooling REMIC and the Certificateholders and that it holds the Uncertificated Pooling REMIC Regular Interests on behalf of the Upper-Tier REMIC and the Certificateholders and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Uncertificated Group REMIC Regular Interests and the Uncertificated Pooling REMIC Interests, together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Group REMIC Regular Interests and the Uncertificated Pooling REMIC Interests, evidence ownership of the entire Trust Estate.

            Section 2.09 Repurchase of Converted Mortgage Loans. The Depositor shall repurchase from the Trust any Converted Mortgage Loan prior to the first Due Date for such Mortgage Loan following the Conversion Date. Any such repurchase shall be at the Purchase Price. The Purchase Price for any repurchased Converted Mortgage Loan shall be delivered to the related Master Servicer for deposit to the applicable Master Servicer Custodial Account and, upon receipt by the Trustee or the Custodian on behalf of the Trustee, as the case may be, of written notification of any such deposit signed by an officer of the Depositor and a Request for Release, the Trustee or Custodian, as applicable, shall release to the Depositor the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest in the Depositor legal and beneficial ownership of such Converted Mortgage Loan.


                                   ARTICLE III

                       ADMINISTRATION AND MASTER SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Master Servicing of the Mortgage Loans.

            (a) For and on behalf of the Certificateholders, the WF Master Servicer shall supervise, monitor and oversee the obligations of the WF Servicers to service and administer their respective WF Master Serviced Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the WF Master Servicer shall act in a manner consistent with this Agreement, subject to the prior sentence, and with Customary Servicing Procedures. Furthermore, the WF Master Servicer shall oversee and consult with each WF Servicer as necessary from time-to-time to carry out the WF Master Servicer's obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the WF Master Servicer by each WF Servicer and shall cause each WF Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such WF Servicer under the applicable Servicing Agreement. The WF Master Servicer shall independently and separately monitor each WF Servicer's servicing activities with respect to each related WF Master Serviced Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the WF Servicers' and the WF Master Servicer's records, and based on such reconciled and corrected information, prepare the WF Master Servicer's Certificate and any other information and statements required hereunder. The WF Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the WF Servicers to the WF Master Servicer Custodial Account pursuant to the applicable Servicing Agreements.

            Continuously from the date hereof until the principal and interest on all WF Master Serviced Loans are paid in full, the WF Master Servicer shall enforce the obligations of the WF Servicers to collect all payments due under the terms and provisions of the WF Master Serviced Loans when the same shall become due and payable to the extent such procedures shall be consistent with the applicable Servicing Agreement.

            The relationship of the WF Master Servicer (and of any successor to the WF Master Servicer as master servicer under this Agreement) to the Trustee and the Securities Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            (b) The WMMSC Master Servicer shall act as master servicer to service and administer the WMMSC Master Serviced Loans on behalf of the Trust in accordance with the terms hereof, consistent with prudent mortgage loan servicing practices and (unless inconsistent with prudent mortgage loan servicing practices) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other portfolios, and shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which a prudent servicer of mortgage loans would do under similar circumstances, including, without limitation, the power and authority to bring actions and defend the Trust Estate on behalf of the Trust in order to enforce the terms of the related Mortgage Notes. The WMMSC Master Servicer may perform its master servicing responsibilities through agents or independent contractors, including the WMMSC Servicers, but shall not thereby be released from any of its master servicing or servicing responsibilities hereunder and the WMMSC Master Servicer shall diligently pursue all of its rights against such agents or independent contractors.

            The WMMSC Master Servicer shall make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the WMMSC Master Serviced Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any Primary Mortgage Insurance Policy, any FHA insurance policy or VA guaranty, any hazard insurance policy, and federal flood insurance, cause to be followed such collection procedures as are followed with respect to mortgage loans comparable to the WMMSC Master Serviced Loans and held in portfolios of responsible mortgage lenders in the local areas where each Mortgaged Property is located. The WMMSC Master Servicer shall enforce "due-on-sale" clauses with respect to the related Mortgage Loans, to the extent permitted by law, subject to the provisions set forth in Section 3.14.

            Consistent with the foregoing, the WMMSC Master Servicer may, in accordance with prudent mortgage loan servicing practices, (i) waive or cause to be waived any assumption fee or late payment charge in connection with the prepayment of any WMMSC Master Serviced Loan and (ii) only upon determining that the coverage of any applicable insurance policy or guaranty related to a WMMSC Master Serviced Loan will not be materially adversely affected, arrange a schedule, running for no more than 180 days after the first delinquent Due Date, for payment of any delinquent installment on any Mortgage Note or for the liquidation of delinquent items. The WMMSC Master Servicer shall have the right, but not the obligation, to purchase any WMMSC Master Serviced Loan delinquent 90 consecutive days or more for an amount equal to its Purchase Price; provided, however, that the aggregate Purchase Price of WMMSC Master Serviced Loans so purchased pursuant to this sentence shall not exceed one-half of one percent (0.50%) of the aggregate Stated Principal Balance, as of the Cut-off Date, of all WMMSC Master Serviced Loans. For purposes of this paragraph, a WMMSC Master Serviced Loan is considered delinquent for 90 consecutive days if a Monthly Payment is not received by the first day of the third month following the month during which such payment was due.

            Consistent with the terms of this Section 3.01, the WMMSC Master Servicer may waive, modify or vary any term of any WMMSC Master Serviced Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related WMMSC Master Serviced Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected by such waiver, modification, postponement or indulgence; provided, however, that the WMMSC Master Servicer shall not permit any modification with respect to any WMMSC Master Serviced Loan that would (i) change the applicable Mortgage Interest Rate, defer (except as permitted in the preceding paragraph) or forgive the payment of any principal or interest, reduce the outstanding principal balance (except for actual payments of principal) or extend the final maturity date with respect to such Mortgage Loan, or (ii) be inconsistent with the terms of any applicable Primary Mortgage Insurance Policy, FHA insurance policy, VA guaranty, hazard insurance policy or federal flood insurance policy. Notwithstanding the foregoing, the WMMSC Master Servicer shall not permit any modification with respect to any WMMSC Master Serviced Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of
Section 1001 of the Code (including any proposed, temporary or final regulations promulgated thereunder) (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment or in a default situation) and cause any REMIC to fail to qualify as such under the Code. The WMMSC Master Servicer shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related WMMSC Master Serviced Loan, that the security for, and the timely and full collectability of, such WMMSC Master Serviced Loan would not be adversely affected thereby and that no REMIC created hereby would fail to continue to qualify as a REMIC under the Code as a result thereof and that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any REMIC as a result thereof.

            The WMMSC Master Servicer is hereby authorized and empowered by the Trust to execute and deliver or cause to be executed and delivered on behalf of the Holders of the Regular Certificates and the Class 1-A-LR Certificate, and the Trust or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release, discharge or modification, assignments of Mortgages and endorsements of Mortgage Notes in connection with refinancings (in jurisdictions where such assignments are the customary and usual standard of practice of mortgage lenders) and all other comparable instruments, with respect to the WMMSC Master Serviced Loans and with respect to the Mortgaged Properties. The WMMSC Master Servicer is hereby further authorized and empowered by the Trust to execute and deliver or cause to be executed and delivered on behalf of the Holders of the Regular Certificates and the Residual Certificates and the Trust, or any of them, such instruments of assignment or other comparable instruments as the WMMSC Master Servicer shall, in its sole judgment, deem appropriate in order to register any WMMSC Master Serviced Loan on the MERS system or to cause the removal of any WMMSC Master Serviced Loan from registration thereon. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the WMMSC Master Servicer with no right of reimbursement; provided, however, that any such expenses incurred as a result of any termination by MERS of the MERS system shall be reimbursable to the WMMSC Master Servicer. The Trustee on behalf of the Trust shall execute and furnish to the WMMSC Master Servicer, at the WMMSC Master Servicer's direction, any powers of attorney and other documents prepared by the WMMSC Master Servicer and determined by the WMMSC Master Servicer to be necessary or appropriate to enable the WMMSC Master Servicer to carry out its supervisory, servicing and administrative duties under this Agreement.

            In connection with the servicing and administering of each WMMSC Master Serviced Loan, the WMMSC Master Servicer and any affiliate of the WMMSC Master Servicer (i) may perform services such as appraisals, default management and (in the case of affiliates only) brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor and (ii) may, at its own discretion and on behalf of the Trust, obtain credit information in the form of a "credit score" from a credit repository.

            Section 3.02 Monitoring of WF Servicers.

            (a) The WF Master Servicer shall be responsible for reporting to the Trustee, the Securities Administrator and the Depositor the compliance by each WF Servicer with its duties under the related Servicing Agreement. In the review of each WF Servicer's activities, the WF Master Servicer may rely upon an officer's certificate of the WF Servicer with regard to such WF Servicer's compliance with the terms of its Servicing Agreement. In the event that the WF Master Servicer, in its judgment, determines that a WF Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the WF Master Servicer shall notify the Depositor, the Securities Administrator and the Trustee thereof and the WF Master Servicer shall issue such notice or take such other action as it deems appropriate.

            (b) The WF Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each WF Servicer under the related Servicing Agreement, and shall, in the event that a WF Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such WF Servicer thereunder and act as successor WF Servicer of the related WF Master Serviced Loans under the applicable Servicing Agreement (except, in the case of the termination of Wells Fargo Bank as a Servicer under the Wells Fargo Servicing Agreement, the Trustee shall either act as successor Servicer or shall appoint a successor Servicer of the related WF Master Serviced Loans under the Wells Fargo Servicing Agreement) or cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the WF Master Servicer (except, in the case of the Wells Fargo Servicing Agreement, the Trustee shall select the successor Servicer); provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor WF Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the WF Master Servicer, in its good faith business judgment, would require were it the owner of the related WF Master Serviced Loans. The WF Master Servicer and Trustee, as applicable, shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related WF Master Serviced Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party whom such enforcement is directed, provided that the WF Master Servicer and the Trustee, as applicable, shall not be required to prosecute or defend any legal action except to the extent that the WF Master Servicer or the Trustee, as applicable, shall have received reasonable indemnity for its costs and expenses in pursuing such action.

            (c) To the extent that the costs and expenses of the WF Master Servicer or the Trustee, as applicable, related to any termination of a WF Servicer, appointment of a successor WF Servicer or the transfer and assumption of servicing by the WF Master Servicer or the Trustee, as applicable, with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the WF Servicer as a result of an Event of Default by such WF Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor WF Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Servicer to service the WF Master Serviced Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated WF Servicer, the WF Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement of such costs and expenses from the WF Master Servicer Custodial Account.

            (d) The WF Master Servicer shall require each WF Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

            (e) If the WF Master Servicer acts as WF Servicer, it will not assume liability for the representations and warranties of the WF Servicer, if any, that it replaces.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance. Each Master Servicer and WMMSC Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons involved in the performance of its obligations as Master Servicer hereunder or with respect to a WMMSC Servicer, their obligations under the applicable Servicing Contract. These policies must insure the Master Servicers and WMMSC Servicers against losses resulting from dishonest or fraudulent acts committed by the related Master Servicer's or WMMSC Servicer's personnel, any employees of outside firms that provide data processing services for the related Master Servicer or WMMSC Servicer, and temporary contract employees or student interns. No provision of this Section
3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Master Servicers or WMMSC Servicer from its duties and obligations as set forth in this Agreement or in a Servicing Contract, as applicable. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Master Servicers or WMMSC Servicer by express waiver of FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Master Servicers and WMMSC Servicers shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

            Section 3.04 Access to Certain Documentation.

            The WMMSC Master Servicer and the WF Master Servicer shall provide, and the WF Master Servicer shall cause each WF Servicer to provide in accordance with the related Servicing Agreement, to the OTS, the OCC, the FDIC and to comparable regulatory authorities supervising Holders of Certificates and the examiners and supervisory agents of the OTS, the OCC, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS, the OCC, the FDIC and such other authorites with respect to the Mortgage Loans and shall in any event provide such access to the documentation regarding such Mortgage Loans to the Trustee, the Securities Administrator and their representatives. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the related Master Servicer and the related Servicer. In fulfilling such request for access, the WF Master Servicer shall not be responsible to determine the sufficiency of any information provided by such WF Servicer. Nothing in this Section 3.04 shall limit the obligation of the related Master Servicer and the related Servicer to observe any applicable law and the failure of the related Master Servicer or the related Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Mortgage Insurance Policy;
Claims.

            (a) The WF Master Servicer shall not take, or permit any WF Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such the WF Master Servicer or WF Servicer, would have been covered thereunder. The WF Master Servicer shall use its best reasonable efforts to cause each WF Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the WF Master Serviced Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each WF Master Serviced Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The WF Master Servicer shall not, and shall not permit any WF Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

            (b) The WF Master Servicer agrees to present, or to cause each WF Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted WF Master Serviced Loans. Pursuant to Sections 3.08 and 3.09, any amounts collected by the WF Master Servicer or any WF Servicer under any Primary Mortgage Insurance Policies shall be deposited in the WF Master Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11.

            (c) The WMMSC Master Servicer shall use commercially reasonable efforts to keep, and to cause the WMMSC Servicers to keep, in full force and effect each Primary Mortgage Insurance Policy with respect to a WMMSC Master Serviced Loan with a Loan-to-Value Ratio in excess of 80%, until no longer required or until no longer permitted under applicable law. Notwithstanding the foregoing, the WMMSC Master Servicer shall have no obligation to maintain any Primary Mortgage Insurance Policy for a WMMSC Master Serviced Loan for which the outstanding Principal Balance thereof at any time subsequent to origination was 80% or less of the Appraised Value of the related Mortgaged Property, unless required by applicable law.

            Unless required by applicable law, the WMMSC Master Servicer shall not cancel or refuse to renew, or allow any WMMSC Servicer under its supervision to cancel or refuse to renew, any Primary Mortgage Insurance Policy in effect at the date of the initial issuance of the Certificates that is required to be kept in force hereunder; provided, however, that neither the WMMSC Master Servicer nor any WMMSC Servicer shall advance funds for the payment of any premium due under any Primary Mortgage Insurance Policy if it shall determine that such an advance would be a Nonrecoverable Advance.

            The WMMSC Master Servicer agrees to present, or cause to be presented, on behalf of and for the benefit of the Trust, claims under the Primary Mortgage Insurance Policy respecting any WMMSC Master Serviced Loan, and in this regard to take such reasonable actions as shall be necessary to permit recovery under such Primary Mortgage Insurance Policy.

            Section 3.06 Rights of the Depositor, the Securities Administrator and the Trustee in Respect of the Master Servicers.

            The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of either Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of a Master Servicer hereunder; provided that a Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. None of the Securities Administrator, the Trustee or the Depositor shall have any responsibility or liability for any action or failure to act by either Master Servicer and the Securities Administrator, the Trustee or the Depositor shall not be obligated to supervise the performance of a Master Servicer hereunder or otherwise.

            Section 3.07 Trustee to Act as Master Servicer.

            In the event a Master Servicer or any successor master servicer shall for any reason no longer be a Master Servicer hereunder (including by reason of an Event of Default), the Trustee as trustee hereunder shall within 90 days of such time, assume, if it so elects, or shall appoint a successor Master Servicer to assume, all of the rights and obligations of such Master Servicer hereunder and all of the rights and obligations of such Master Servicer under the Servicing Contracts or Servicing Agreements, as applicable, with respect to the related Mortgage Loans, unless the Trustee elects to terminate the Servicing Contracts or Servicing Agreements, as applicable, with respect to such Mortgage Loans in accordance with the terms thereof. Unless the Trustee so elects to terminate the Servicing Contracts or Servicing Agreements, as applicable, the Trustee, its designee or the successor master servicer for the Trustee shall be deemed to have assumed all of the applicable Master Servicer's interest therein with respect to the related Mortgage Loans and to have replaced the applicable Master Servicer as a party to the Servicing Contracts or Servicing Agreements, as applicable, to the same extent as if the rights and duties under the Servicing Contracts or Servicing Agreements relating to such Mortgage Loans had been assigned to the assuming party, except that the related Master Servicer shall not thereby be relieved of any liability or obligations under the Servicing Contracts or Servicing Agreements, as applicable, with respect to the related Master Servicer's duties to be performed prior to its termination hereunder. Any such assumption shall be subject to Sections 7.02 and 8.05.

            In addition, with respect to the WMMSC Master Serviced Loans for which the WMMSC Master Servicer has not entered into a Servicing Contract, if the WMMSC Master Servicer shall for any reason no longer be the WMMSC Master Servicer, the Trustee as trustee hereunder shall assume, within 90 days of such time, or shall appoint a successor Servicer to assume, all of the rights and obligations of the WMMSC Master Servicer as WMMSC Servicer with respect to such WMMSC Mortgage Loans.

            A Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to the Servicing Contracts and the Mortgage Loans then being master serviced and serviced by such Master Servicer and an accounting of amounts collected and held by such Master Servicer, and shall transfer control of the related Master Servicer Custodial Account, Escrow Accounts and any investment accounts to the successor Master Servicer, and otherwise use its best efforts to effect the orderly and efficient transfer of the rights and duties under the related Servicing Contracts relating to such Mortgage Loans to the assuming party. The Trustee shall be entitled to be reimbursed from the predecessor Master Servicer (or the Trust if the predecessor Master Servicer is unable to fulfill such obligations) for all Master Servicing Transfer Costs.

            Section 3.08 Servicer Custodial Accounts and Escrow Accounts.

            (a) The WF Master Servicer shall enforce the obligation of each WF Servicer to establish and maintain a Servicer Custodial Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a loan by loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any WF Master Serviced Loan and all collections with respect to any REO Property received by a WF Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and Advances made from the WF Servicer's own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any WF Servicer) and all other amounts to be deposited in the WF Servicer Custodial Account. The WF Master Servicer is hereby authorized to make withdrawals from and deposits to the related Servicer Custodial Account for purposes required or permitted by this Agreement.

            To the extent required by the related Servicing Agreement and by the related Mortgage Note and not violative of current law, the WF Master Servicer shall require each WF Servicer to establish and maintain one or more escrow accounts (for each WF Servicer, collectively, the "WF Escrow Account") and deposit and retain therein all collections from the Mortgagors (or Advances by such WF Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the WF Master Servicer to compel a WF Servicer to establish a WF Escrow Account in violation of applicable law.

            (b) The WMMSC Master Servicer shall cause to be established and maintained by each WMMSC Servicer under the WMMSC Master Servicer's supervision a Servicer Custodial Account and one or more escrow accounts (the "WMMSC Escrow Accounts") and shall deposit or cause to be deposited therein daily the amounts related to the WMMSC Master Serviced Loans required by the Servicing Contracts to be so deposited. The WMMSC Master Servicer or the WMMSC Servicer shall deposit in the applicable WMMSC Escrow Account on a daily basis all Escrow Payments received by it. Proceeds received with respect to individual Mortgage Loans from any title, hazard, or FHA insurance policy, VA guaranty, Primary Mortgage Insurance Policy or other insurance policy covering such WMMSC Master Serviced Loans, if required for the restoration or repair of the related Mortgaged Property, may be deposited either in the WMMSC Escrow Account or a Servicer Custodial Account. Such proceeds, if not required for the restoration or repair of the related Mortgaged Property, shall be deposited in the related Servicer Custodial Account, and shall be applied to the balances of the related WMMSC Master Serviced Loans as payments of interest and principal. If the WMMSC Master Servicer discovers that any Servicer Custodial Account or WMMSC Escrow Account maintained by a WMMSC Servicer is not maintained with an institution meeting the requirements of the first sentence of the definition of Eligible Institution, then the WMMSC Master Servicer shall cause such account to be transferred to an Eligible Institution within two Business Days of such discovery.

            The WMMSC Master Servicer is hereby authorized to make withdrawals from and to issue drafts against the WMMSC Servicer Custodial Accounts and the WMMSC Escrow Accounts for the purposes required or permitted by this Agreement.

            Each WMMSC Servicer Custodial Account and each WMMSC Escrow Account shall bear a designation clearly showing the respective interests of the applicable WMMSC Servicer, as trustee, and of the WMMSC Master Servicer, in substantially one of the following forms:

            With respect to the Servicer Custodial Account of a WMMSC Servicer:
(i) {Servicer's Name}, in trust for Washington Mutual Mortgage Securities Corp. or (ii) {Servicer's Name}, as agent, trustee and/or bailee of principal and interest custodial account for Washington Mutual Mortgage Securities Corp. and its successors and assigns.

            With respect to the WMMSC Escrow Account: (i) {Servicer's Name}, in trust for Washington Mutual Mortgage Securities Corp. or (ii) {Servicer's Name}, as agent, trustee and/or bailee of taxes and insurance custodial account for Washington Mutual Mortgage Securities Corp. and its successors and assigns.

            The WMMSC Master Servicer hereby undertakes to assure remittance to the Certificate Account of all amounts relating to the WMMSC Master Serviced Loans that have been collected by any WMMSC Servicer and are due to the Certificate Account pursuant to this Agreement.

            Funds held in the WMMSC Servicer Custodial Account and the WMMSC Escrow Account may, at the WMMSC Master Servicer's option, be invested in one or more Permitted Investments which shall in no event mature later than the Business Day prior to the related Withdrawal Date (except that if such Permitted Investments are obligations of or managed by the institution that maintains such account, then such Permitted Investment shall mature not later than such Withdrawal Date). The WMMSC Master Servicer shall bear any and all losses incurred on any investments made with such funds and shall be entitled to retain any gains realized on such investments as additional master servicing compensation.

            Section 3.09 Collection of Mortgage Loan Payments; Master Servicer Custodial Accounts and Certificate Account.

            (a) The Securities Administrator shall establish and maintain the Certificate Account, which shall be deemed to consist of six sub-accounts. The Securities Administrator shall, promptly upon receipt, deposit in the Certificate Account and retain therein any amounts which are required to be deposited in the Certificate Account by the Securities Administrator.

            (b) Each Master Servicer shall establish and maintain a Master Servicer Custodial Account, which shall be an Eligible Account. Each Master Servicer shall, promptly upon receipt, deposit in the related Master Servicer Custodial Account and retain therein any amounts which are required to be deposited in such Master Servicer Custodial Account by such Master Servicer.

            (c) The WF Master Servicer shall deposit or cause to be deposited into the WF Master Servicer Custodial Account, on the same Business Day of receipt (except as otherwise specifically provided herein), the following payments and collections remitted to the WF Master Servicer by each WF Servicer from its respective Servicer Custodial Account pursuant to the related Servicing Agreement or otherwise or received by the WF Master Servicer in respect of the WF Master Serviced Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the WF Master Serviced Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

            (i) all payments on account of principal of the WF Master Serviced Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the WF Master Serviced Loans, net of the related Servicing Fee;

            (iii) with respect to each WF Master Serviced Loan, (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property,
      (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an WF Escrow Account pursuant to Section 3.08 and (B) any Insurance Proceeds released from an Escrow Account;

            (iv) any amount required to be deposited by the WF Master Servicer pursuant to Section 3.09(e) in connection with any losses on Permitted Investments with respect to the WF Master Servicer Custodial Account;

            (v) any amounts relating to REO Property required to be remitted by the applicable WF Servicer;

            (vi) WF Servicer Periodic Advances made by the applicable WF Servicer pursuant to the related Servicing Agreement (or, if applicable, by the WF Master Servicer or the Trustee pursuant to Section 3.21) and any Compensating Interest paid by the applicable WF Servicer pursuant to the related Servicing Agreement;

            (vii) all Purchase Prices, all Substitution Adjustment Amounts and all WF Master Serviced Loan Reimbursement Amounts to the extent received by the WF Servicer;

            (viii) any Recoveries relating to the WF Master Serviced Loans;

            (ix) any other amounts required to be deposited hereunder.

            (d) The WMMSC Master Servicer shall deposit or cause to be deposited into the WMMSC Master Servicer Custodial Account, on the same Business Day of receipt (except as otherwise specifically provided herein), the following payments and collections remitted by the WMMSC Servicers or received by it in respect of the WMMSC Master Serviced Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the WMMSC Master Serviced Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

            (i) all payments on account of principal of the WMMSC Master Serviced Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the WMMSC Master Serviced Loans, net of the related Servicing Fee;

            (iii) with respect to each WMMSC Master Serviced Loan, (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property,
      (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an WMMSC Escrow Account pursuant to Section 3.08 and (B) any Insurance Proceeds released from an WMMSC Escrow Account;

            (iv) any amount required to be deposited by such Master Servicer pursuant to Section 3.09(e) in connection with any losses on Permitted Investments with respect to the WMMSC Master Servicer Custodial Account;

            (v) any amounts relating to REO Property required to be remitted by the applicable WMMSC Servicer;

            (vi) WMMSC Advances made by the applicable WMMSC Servicer pursuant to the related Servicing Agreement (or, if applicable, by the WMMSC Master Servicer or the Trustee pursuant to Section 3.21) and any Compensating Interest paid by the applicable WMMSC Servicer;

            (vii) all Purchase Prices, all Substitute Adjustment Amounts and all WMMSC Master Serviced Loan Reimbursement Amounts to the extent received by the WMMSC Servicer;

            (viii) any Recoveries relating to the WMMSC Master Serviced Loans;
      and

            (ix) any other amounts required to be deposited hereunder.

            If a Master Servicer shall deposit any amount not required to be deposited, it may at any time withdraw such amount from the applicable Master Servicer Custodial Account, any provision herein to the contrary notwithstanding. All funds required to be deposited in the Master Servicer Custodial Accounts shall be held by the Master Servicers in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11.

            (e) Each institution at which the WF Master Servicer Custodial Account and the WMMSC Master Servicer Custodial Account is maintained shall invest the funds therein as directed in writing by the related Master Servicer in Permitted Investments, which shall mature not later than the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All WF Master Servicer Custodial Account Reinvestment Income shall be for the benefit of the WF Master Servicer as part of its master servicing compensation and shall be remitted to the WF Master Servicer monthly as provided herein. All WMMSC Master Servicer Custodial Account Reinvestment Income shall be for the benefit of the WMMSC Master Servicer as part of its master servicing compensation and shall be remitted to the WMMSC Master Servicer monthly as provided herein. The amount of any losses realized in a Master Servicer Custodial Account incurred in any such account in respect of any such investments shall promptly be deposited by the related Master Servicer from its own funds in the related Master Servicer Custodial Account.

            (f) Each institution at which the Certificate Account is maintained shall invest the funds therein if directed in writing by the Securities Administrator in Permitted Investments that are obligations of the institution that maintains the Certificate Account, which shall mature on the Distribution Date and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gains net of any losses realized since the preceding Distribution Date from Permitted Investments of funds in the Certificate Account shall be for the benefit of the Securities Administrator as additional compensation and the amount of any losses realized in the Certificate Account in respect of any such Permitted Investments shall promptly be deposited by the Securities Administrator from its own funds in the Certificate Account.

            (g) The Master Servicers shall give notice to the Depositor, the Trustee, the Securities Administrator and the Rating Agencies of any proposed change of location of each Master Servicer Custodial Account not later than 30 days after and not more that 45 days prior to any change thereof. The Securities Administrator shall give notice to the Depositor, the Trustee, the Master Servicers and the Rating Agencies of any proposed change of the location of the Certificate Account maintained by the Securities Administrator not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Master Servicer Custodial Accounts and the Certificate Account shall be evidenced by a certification substantially in the form of Exhibit F hereto.

            (h) The Securities Administrator shall designate each of the Pooling REMIC Sub-Account and the Upper-Tier Certificate Sub-Account as a sub-account of the Certificate Account. On each Distribution Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by a Master Servicer), (i) the Securities Administrator shall, from funds available on deposit in the Certificate Account, be deemed to deposit into the Pooling REMIC Sub-Account all funds deemed on deposit in the Group REMIC Sub-Accounts and (ii) immediately thereafter, from funds deemed on deposit in the Pooling REMIC Sub-Account, the Securities Administrator shall be deemed to deposit into the Upper-Tier Certificate Sub-Account the Pooling REMIC Distribution Amount.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans.

            The WF Master Servicer shall afford and shall enforce the obligation of the WF Servicers to afford and the WMMSC Master Servicer shall afford and shall enforce the obligation of the WMMSC Servicers to afford, the Securities Administrator and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the related Master Servicer or the applicable Servicer.

            Section 3.11 Permitted Withdrawals from the Certificate Account, the Master Servicer Custodial Accounts and the Servicer Custodial Accounts.

            (a) The WMMSC Master Servicer is authorized to make withdrawals from time to time, from the WMMSC Master Servicer Custodial Account or the Servicer Custodial Accounts established by any WMMSC Servicers of amounts deposited therein in respect of the Certificates (and, to the extent applicable, to make deposits of the amounts withdrawn), as follows:

            (i) To reimburse itself or the applicable WMMSC Servicer for WMMSC Advances made pursuant to Section 3.21 or a Servicing Contract, as applicable, such right to reimbursement pursuant to this paragraph (i) being limited to amounts received on particular Mortgage Loans (including, for this purpose, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of principal and/or interest respecting which any such WMMSC Advance was made;

            (ii) To reimburse itself or the applicable WMMSC Servicer for amounts expended by or for the account of the WMMSC Master Servicer pursuant to Section 3.15 or amounts expended by such WMMSC Servicer pursuant to the Servicing Contracts in connection with the restoration of property damaged by an Uninsured Cause or in connection with the liquidation of a Mortgage Loan;

            (iii) To pay to itself, with respect to the related WMMSC Master Serviced Loans, the WMMSC Master Servicing Fee to which it is entitled to pursuant to Section 3.18 (net of Compensating Interest reduced by Payoff Earnings and Payoff Interest) as to which no prior withdrawals from funds deposited by the WMMSC Master Servicer have been made;

            (iv) To reimburse itself or the applicable WMMSC Servicer for advances made with respect to related WMMSC Mortgage Loans (except for WMMSC Mortgage Loans purchased pursuant to a Purchase Obligation or pursuant to the second sentence of the third paragraph of Section 3.01(b)) which the WMMSC Master Servicer has determined to be Nonrecoverable Advances, such reimbursement pursuant to this clause (iv) being made first from amounts received on the WMMSC Mortgage Loans in the same Loan Group as the Mortgage Loan in respect of which such Nonrecoverable Advance was made;

            (v) To pay itself any WMMSC Master Servicer Custodial Account Reinvestment Income;

            (vi) To reimburse itself for expenses incurred by and reimbursable to it pursuant to Section 7.03;

            (vii) To remit to the Securities Administrator for deposit in the Certificate Account, not later than the related Remittance Date, the amounts in the WMMSC Master Servicer Custodial Account specified in
      Section 3.09(d);

            (viii) To clear and terminate the WMMSC Master Servicer Custodial Account and following termination of this Agreement pursuant to Section 10.01.

            If the WMMSC Master Servicer fails to remit the funds described in
Section 3.11(a)(vii) above to the Securities Administrator on the applicable Remittance Date (not considering any cure period afforded to the WMMSC Master Servicer for such remittance under Section 8.01(a)), the WMMSC Master Servicer shall pay to the Securities Administrator, for its own account, interest accrued on such funds at the prime rate as set forth in The Wall Street Journal from and including the applicable Remittance Date to but excluding the day such funds are paid to the Securities Administrator.

            Since, in connection with withdrawals pursuant to paragraphs (i) and
(ii), the WMMSC Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the WMMSC Master Servicer or the applicable WMMSC Servicer shall keep and maintain separate accounting for each WMMSC Mortgage Loan, for the purpose of justifying any such withdrawals.

            (b) The Securities Administrator shall withdraw funds from the Certificate Account to reimburse the Depositor for expenses incurred by it and reimbursable pursuant to this Agreement, including but not limited to, Section 7.03, to pay itself and the Trustee any amounts due itself or the Trustee under this Agreement (including, but not limited to, the Securities Administrator Fee and all amounts provided for under Section 9.11, other than the amounts provided for in the first sentence of Section 9.11) and for distributions to Certificateholders in the manner specified in this Agreement. In addition, the WF Master Servicer may from time to time make withdrawals from the WF Master Servicer Custodial Account for the following purposes:

            (i) to pay to the WF Servicers (to the extent not previously retained by them), the Servicing Fee to which they are entitled pursuant to the Servicing Agreements and to pay itself any WF Master Servicer Custodial Account Reinvestment Income;

            (ii) [Reserved];

            (iii) to reimburse the WF Servicers (or, if applicable, itself or the Trustee) for unreimbursed Advances made pursuant to the related Servicing Agreement (or in the case of itself or the Trustee, pursuant to Section 3.21), such right of reimbursement pursuant to this clause (iii) being limited first to amounts received on the Mortgage Loans serviced by such WF Servicer in the related Loan Group in respect of which any such Advance was made and then limited to amounts received on all the Mortgage Loans serviced by such Servicer;

            (iv) to reimburse the WF Servicers (or, if applicable, itself or the Trustee) for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iv) being limited first to amounts received on the WF Master Serviced Loans serviced by such Servicer in the same Loan Group as the Mortgage Loan(s) in respect of which such Nonrecoverable Advance was made and then limited to amounts received on all the Mortgage Loans serviced by such Servicer;

            (v) to reimburse the WF Servicers for Insured Expenses from the related Insurance Proceeds;

            (vi) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02, 2.04, 2.09 or 3.15(g), all amounts received thereon after the date of such purchase;

            (vii) to reimburse itself for expenses incurred by it and reimbursable pursuant to this Agreement, including but not limited to,
      Section 7.03;

            (viii) to withdraw any amount deposited in the WF Master Servicer Custodial Account and not required to be deposited therein; and

            (ix) to clear and terminate the WF Master Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            If a Master Servicer shall remit to the Securities Administrator any amount not required to be remitted, it may at any time direct the Securities Administrator to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Securities Administrator which describes the amounts remitted in error to the Securities Administrator for deposit to the Certificate Account. In no event shall the Securities Administrator incur liability for withdrawals from the Certificate Account at the direction of either Master Servicer.

            (c) Each Servicer and each Master Servicer is authorized to make withdrawals, from time to time, from the related Servicer Custodial Account or related Master Servicer Custodial Account, (i) to pay to itself, with respect to the related Mortgage Loans, the Servicing Fee and (ii) to reimburse itself for expenses to the same extent that the WMMSC Master Servicer is authorized to make withdrawals to reimburse the applicable WMMSC Servicer for expenses pursuant to clauses (i), (ii) and (iv) of Section 3.11(a), in the case of each of clause (i) and (ii) of this Section 3.11(c), to the extent no prior withdrawals of such amounts have been made by the related Servicer or the related Master Servicer.

            (d) On each Distribution Date, funds on deposit in the Certificate Account and deemed to be on deposit in the Group REMIC Sub-Accounts shall be used to make payments on the Class 1-A-LR Certificate in respect of the Group REMICs as provided in Sections 5.01 and 5.02. On each Distribution Date, funds on deposit in the Certificate Account and deemed to be on deposit in the Pooling REMIC Sub-Account shall be used to make payments on the Class 1-A-LR Certificate in respect of the Pooling REMIC as provided in Sections 5.01 and 5.02. On each Distribution Date, funds on deposit in the Certificate Account and deemed to be on deposit in the Upper-Tier Certificate Sub-Account shall be used to make payments on the Regular Certificates as provided in Sections 5.01 and 5.02. The Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance and Other Insurance.

            (a) For each WF Master Serviced Loan, the WF Master Servicer shall enforce any obligation of the WF Servicers under the related Servicing Agreements to maintain or cause to be maintained fire, flood and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in accordance with the related Servicing Agreements. It is understood and agreed that such insurance provided for in this Section 3.12 shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

            Pursuant to Sections 3.08 and 3.09, any amounts collected by the WF Master Servicer, or by any WF Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the applicable Master Servicer Custodial Account, subject to withdrawal pursuant to Sections 3.09 and
3.11. Any cost incurred by the WF Master Servicer or any WF Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the WF Master Serviced Loan where the terms of the WF Master Serviced Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the WF Master Servicer or such WF Servicer pursuant to Sections
3.08 and 3.09.

            (b) WMMSC Master Servicer shall cause to be maintained for each WMMSC Master Serviced Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is not less than the original principal balance of such WMMSC Master Serviced Loan, except in cases approved by the WMMSC Master Servicer in which such amount exceeds the value of the improvements to the Mortgaged Property. The WMMSC Master Servicer shall also require fire insurance with extended coverage in a comparable amount on property acquired upon foreclosure, or deed in lieu of foreclosure, of any WMMSC Master Serviced Loan (other than a Cooperative Loan). Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property) shall be deposited into the related Servicer Custodial Account, subject to withdrawal pursuant to Sections 3.09 and 3.11. Any unreimbursed costs incurred in maintaining any insurance described in this
Section 3.12 shall be recoverable as an Advance by the WMMSC Master Servicer from the WMMSC Master Servicer Custodial Account or the Certificate Account. Such insurance shall be with insurers approved by the WMMSC Master Servicer and FNMA or FHLMC. Other additional insurance may be required of a Mortgagor, in addition to that required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Where any part of any improvement to the Mortgaged Property (other than a Mortgaged Property secured by a Cooperative Loan) is located in a federally designated special flood hazard area and in a community which participates in the National Flood Insurance Program at the time of origination of the related WMMSC Master Serviced Loan, the WMMSC Master Servicer shall cause flood insurance to be provided. The hazard insurance coverage required by this Section
3.12 may be met with blanket policies providing protection equivalent to individual policies otherwise required. The WMMSC Master Servicer shall be responsible for paying any deductible amount on any such blanket policy. The WMMSC Master Servicer agrees to present, or cause to be presented, on behalf of and for the benefit of the Trust, claims under the hazard insurance policy respecting any WMMSC Master Serviced Loan, and in this regard to take such reasonable actions as shall be necessary to permit recovery under such policy.

            Section 3.13 Presentment of Claims and Collection of Proceeds.

            The WF Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related WF Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the WF Master Servicer (or disbursed to a WF Servicer and remitted to the WF Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the WF Master Servicer Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

            Section 3.14 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) To the extent provided in the applicable Servicing Agreement and to the extent WF Master Serviced Loans contain enforceable due-on-sale clauses, the WF Master Servicer shall cause the WF Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a WF Master Serviced Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

            (b) When any Mortgaged Property securing a WMMSC Master Serviced Loan is about to be conveyed by the Mortgagor, the WMMSC Master Servicer shall, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise on behalf of the Trust the Trust's rights to accelerate the maturity of such WMMSC Master Serviced Loan, to the extent that such acceleration is permitted by the terms of the related Mortgage Note, under any "due-on-sale" clause applicable thereto; provided, however, that the WMMSC Master Servicer shall not exercise any such right if the due-on-sale clause, in the reasonable belief of the WMMSC Master Servicer, is not enforceable under applicable law or if such exercise would result in non-coverage of any resulting loss that would otherwise be covered under any insurance policy. In the event the WMMSC Master Servicer is prohibited from exercising such right, the WMMSC Master Servicer is authorized to take or enter into an assumption and modification agreement from or with the Person to whom a Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law or unless the Mortgage Note contains a provision allowing a qualified borrower to assume the Mortgage Note, the Mortgagor remains liable thereon; provided that the WMMSC Master Serviced Loan shall continue to be covered (if so covered before the WMMSC Master Servicer enters such agreement) by any related Primary Mortgage Insurance Policy. The WMMSC Master Servicer is also authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. The WMMSC Master Servicer shall not enter into any substitution or assumption with respect to a WMMSC Master Serviced Loan if such substitution or assumption shall (i) both constitute a "significant modification" effecting an exchange or reissuance of such WMMSC Master Serviced Loan under the Code (or Treasury regulations promulgated thereunder) and cause any REMIC created hereunder to fail to qualify as a REMIC under the REMIC Provisions, (ii) cause the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC Provisions or (iii) change the applicable Mortgage Interest Rate. The WMMSC Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed and shall forward to the Custodian the original copy of such substitution or assumption agreement and other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, the terms of the related Mortgage Note shall not be changed. Any fee collected by the applicable WMMSC Servicer for entering into an assumption or substitution of liability agreement shall be retained by such WMMSC Servicer as additional servicing compensation.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the WMMSC Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a WMMSC Master Serviced Loan by operation of law or any assumption which the WMMSC Master Servicer may be restricted by law from preventing, for any reason whatsoever.

            Section 3.15 Realization Upon Defaulted Mortgage Loans; REO
Property.

            (a) The WF Master Servicer shall cause each WF Servicer (to the extent required under the related Servicing Agreement) to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the WF Master Serviced Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

            (b) The WMMSC Master Servicer shall foreclose upon or otherwise comparably convert, or cause to be foreclosed upon or comparably converted, the ownership of any Mortgaged Property securing a WMMSC Master Serviced Loan which comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.01. In lieu of such foreclosure or other conversion, and taking into consideration the desirability of maximizing net Liquidation Proceeds after taking into account the effect of Insurance Proceeds upon Liquidation Proceeds, the WMMSC Master Servicer may, to the extent consistent with prudent mortgage loan servicing practices, accept a payment of less than the outstanding Stated Principal Balance of a delinquent WMMSC Master Serviced Loan in full satisfaction of the indebtedness evidenced by the related Mortgage Note and release the lien of the related Mortgage upon receipt of such payment. The WMMSC Master Servicer shall not foreclose upon or otherwise comparably convert a Mortgaged Property if the WMMSC Master Servicer is aware of evidence of toxic waste, other hazardous substances or other evidence of environmental contamination thereon and the WMMSC Master Servicer determines that it would be imprudent to do so. In connection with such foreclosure or other conversion, the WMMSC Master Servicer shall cause to be followed such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in general mortgage servicing activities. The foregoing is subject to the provision that, in the case of damage to a Mortgaged Property from an Uninsured Cause, the WMMSC Master Servicer shall not be required to advance its own funds towards the restoration of the property unless it shall be determined in the sole judgment of the WMMSC Master Servicer, (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable to it through Liquidation Proceeds. The WMMSC Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation) as an Advance. The WMMSC Master Servicer shall maintain information required for tax reporting purposes regarding any Mortgaged Property securing a WMMSC Master Serviced Loan which is abandoned or which has been foreclosed or otherwise comparably converted. The WMMSC Master Servicer shall report such information to the Internal Revenue Service and the Mortgagor in the manner required by applicable law.

            (c) With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trust for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The WF Master Servicer shall enforce the obligation of the WF Servicers, to the extent provided in the applicable Servicing Agreement, to (i) cause the name of the Trust to be placed on the title to such REO Property and (ii) ensure that the title to such REO Property references this Agreement. The WF Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable WF Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the WF Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions. In the event that the Trust Estate acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a WF Master Serviced Loan, the WF Master Servicer shall enforce the obligation of the related WF Servicer to dispose of such Mortgaged Property within the time period specified in the applicable Servicing Agreement unless the WF Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Estate may continue to hold such Mortgaged Property for the period of such extension.

            In the event that the Trust acquires any real property (or personal property incident to such real property) in connection with a default or imminent default of a WMMSC Master Serviced Loan or any REO Property relating to a WMMSC Master Serviced Loan, such property shall be disposed of by the WMMSC Master Servicer as soon as practicable in a manner that, consistent with prudent mortgage loan servicing practices, maximizes the net present value of the recovery to the Trust, but in any event within three years after its acquisition by the WMMSC Master Servicer for the Trust (such period, the "REO Disposition Period") unless the WMMSC Master Servicer provides to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to three years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or under the law of any state in which real property securing a WMMSC Master Serviced Loan owned by the Trust is located or cause the applicable REMIC to fail to qualify as a REMIC for federal income tax purposes or for state tax purposes under the laws of any state in which real property securing a WMMSC Master Serviced Loan owned by the Trust is located at any time that any Certificates are outstanding. The WMMSC Master Servicer shall either itself or through an agent selected by the WMMSC Master Servicer protect and conserve such property in the same manner and to such extent as is customary in the locality where such property is located and may, incident to its conservation and protection of the assets of the Trust, rent the same, or any part thereof, as the WMMSC Master Servicer deems to be in the best interest of the WMMSC Master Servicer and the Trust for the period prior to the sale of such property. Additionally, the WMMSC Master Servicer shall perform the tax withholding and shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

            (d) The WF Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Servicer Custodial Account.

            (e) The applicable WF Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances (other than WF Servicer Servicing Advances) and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided that any such unreimbursed Advances (other than WF Servicer Servicing Advances) as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

            (f) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the applicable WF Servicer as provided above shall be deposited in the related Servicer Custodial Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the related WF Servicer for deposit into the related Servicer Custodial Account.

            Notwithstanding any other provision of this Agreement, neither Master Servicer shall permit any Mortgaged Property acquired by the Trust to be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code,
(ii) result in the receipt by any REMIC if any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions or (iii) subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Master Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.

            Notwithstanding any other provision of this Agreement, the Master Servicers and the Securities Administrator, as applicable, shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Master Servicers or the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. Without limiting the foregoing, the related Master Servicer agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that has furnished or caused to be furnished an effective Form W-8 or an acceptable substitute form or a successor form and who is not a "10 percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust or the Depositor. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholder.

            (g) On the 2nd Business Day prior to the related Distribution Date, the WF Master Servicer shall notify the Depositor of any WF Master Serviced Loan which is 180 days or more delinquent. The Depositor shall be entitled, at its option, to repurchase any such delinquent WF Master Serviced Loan from the Trust Estate if in the Depositor's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. The Depositor shall notify the related WF Servicer and the WF Master Servicer of its intent to repurchase such Mortgage Loan. Upon the receipt of such purchase price, the WF Master Servicer shall provide to the Trustee the notification required by Section 3.16 and the Trustee shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.16 Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any WF Master Serviced Loan, or the receipt by the WF Master Servicer or the related WF Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the WF Master Servicer or the related WF Servicer will immediately notify the Trustee by delivering, or causing to be delivered, two copies (one of which will be returned to the related WF Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the WF Master Servicer or the related WF Servicer). Upon receipt of such request, the Trustee shall within seven Business Days release the related Mortgage File to the WF Master Servicer or the related WF Servicer. The Trustee shall at the WF Master Servicer's or the related WF Servicer's direction execute and deliver to the WF Master Servicer or the related WF Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage relating to the WF Master Serviced Loan, in each case provided by the WF Master Servicer or the related WF Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the WF Master Servicer shall enforce the applicable WF Servicer's obligation under the related Servicing Agreement take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor of the WF Master Serviced Loan.

            Upon the Payoff or receipt of final payment upon maturity of any WMMSC Master Serviced Loan, the WMMSC Master Servicer shall cause such final payment to be immediately deposited in the related Servicer Custodial Account or the WMMSC Master Servicer Custodial Account. The WMMSC Master Servicer shall promptly notify the Custodian, on behalf of the Trustee, thereof by delivering or causing to be delivered two copies (one of which will be returned to the WMMSC Master Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Custodian and the WMMSC Master Servicer). Upon receipt of such request, the Custodian, on behalf of the Trustee, shall, not later than the seventh succeeding Business Day, release, or cause to be released, the related Mortgage File to the WMMSC Master Servicer or the applicable WMMSC Servicer indicated in such Request for Release. With any such Payoff or other final payment, the WMMSC Master Servicer is authorized (i) to prepare for and procure from the trustee or mortgagee under the Mortgage which secured the Mortgage Note a deed of full reconveyance or other form of satisfaction or assignment of Mortgage and endorsement of Mortgage
Note in connection with a refinancing covering the Mortgaged Property, which satisfaction, endorsed Mortgage Note or assigning document shall be delivered by the WMMSC Master Servicer to the person or persons entitled thereto, and (ii) if the Mortgage has been recorded in the name of MERS or its designee, to cause the removal of such WMMSC Master Serviced Loan from registration on the MERS system. No expenses incurred in connection with such satisfaction or assignment shall be payable to the WMMSC Master Servicer by the Trustee or the Securities Administrator or from the Certificate Account, the related WMMSC Master Servicer Custodial Account or the related Servicer Custodial Account.

            From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any Primary Mortgage Insurance Policy, any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Master Servicing Officer or a Servicing Officer, release the Mortgage File within seven Business Days to the related Master Servicer or the related Servicer. Subject to the further limitations set forth below, the related Master Servicer or the applicable Servicer shall cause the Mortgage Files so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case such Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            If the related Master Servicer or any related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Servicing Agreement, the related Master Servicer or any related Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.17 Documents, Records and Funds in Possession of the Master Servicer to be Held for the Trustee.

            (a) Notwithstanding any other provisions of this Agreement, the WF Master Servicer shall cause each WF Servicer to transmit to the Trustee as required by this Agreement and the Servicing Agreements all documents and instruments in respect of a WF Master Serviced Loan coming into the possession of the WF Servicer from time to time and shall account fully to the Trustee for any funds received by the WF Master Servicer or the related WF Servicer or which otherwise are collected by the WF Master Servicer or the related WF Servicer as Liquidation Proceeds, Recoveries or Insurance Proceeds in respect of any WF Master Serviced Loan. All Mortgage Files and funds collected or held by, or under the control of, the WF Master Servicer or the related Servicer in respect of any WF Master Serviced Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Certificate Account or any Servicer Custodial Account, shall be held by the WF Master Servicer or the related WF Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement and the related Servicing Agreement.

            (b) The WMMSC Master Servicer shall transmit to the Custodian, on behalf of the Trustee, as required by this Agreement all documents and instruments in respect of WMMSC Master Serviced Loan coming into the possession of the WMMSC Master Servicer or a WMMSC Servicer from time to time and shall account fully to the Trustee for any funds received by the WMMSC Master Servicer or WMMSC Servicer or which otherwise are collected by the WMMSC Master Servicer or WMMSC Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any WMMSC Master Serviced Loan. The documents constituting the Servicing File for each WMMSC Master Serviced Loan shall be held by the WMMSC Master Servicer or WMMSC Servicer as custodian and bailee for the Trustee. All Mortgage Files and, to the extent not constituting compensation payable to the WMMSC Master Servicer or WMMSC Servicer, funds collected or held by, or under the control of, the WMMSC Master Servicer or WMMSC Servicer in respect of any WMMSC Master Serviced Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the WMMSC Master Servicer Custodial Account or a Servicer Custodial Account for a WMMSC Servicer, shall be held by the WMMSC Master Servicer or WMMSC Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement.

            Each Master Servicer also agrees that it shall not, and shall insure that the related Servicer shall not, knowingly create, incur or subject any Mortgage File or any funds that are deposited in any Master Servicer Custodial Account, any Servicer Custodial Account, the Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by such Master Servicer or Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that each Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Master Servicer under this Agreement.

            Section 3.18 Master Servicer Compensation and Servicer Compensation.

            (a) As compensation for its services hereunder, the WMMSC Master Servicer shall be entitled to an amount equal to the WMMSC Master Servicing Fee for such Distribution Date payable in accordance with Section 3.11(a)(iii). As compensation for its services hereunder, the WF Master Servicer shall be entitled to a fee in an amount agreed upon between the WF Master Servicer and the Securities Administrator, payable by the Securities Administrator out of its own funds and not out of any funds of the Trust Estate. The WMMSC Master Servicer shall also be entitled to additional compensation in the form of the WMMSC Master Servicer Custodial Account Reinvestment Income and the WF Master Servicer shall also be entitled to additional compensation in the form of the WF Master Servicer Custodial Account Reinvestment Income. Each Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            (b) As compensation for its activities under the applicable Servicing Contract, the applicable WMMSC Servicer shall be entitled to withhold or withdraw from the related Servicer Custodial Account the amounts provided for in such Servicing Contract to the extent not inconsistent with this Agreement. Each WMMSC Servicer is required to pay all expenses incurred by it in connection with its servicing activities under its Servicing Contract (including payment of premiums for Primary Mortgage Insurance Policies, if required) and shall not be entitled to reimbursement therefor except as specifically provided in such Servicing Contract and not inconsistent with this Agreement.

            Section 3.19 Annual Statement as to Compliance.

            Each Master Servicer shall deliver to the Securities Administrator (and the Securities Administrator will forward to the Trustee and each Rating Agency), no later than March 15 following the end of each calendar year commencing with March 2005, an Officer's Certificate, signed by two officers of such Master Servicer, stating, as to the signers thereof, that (a) a review of the activities of such Master Servicer during the preceding calendar year and of the performance of such Master Servicer under this Agreement or similar agreements has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, such Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            In addition, the WF Master Servicer shall enforce each WF Servicer's obligation under the related Servicing Agreement to provide a similar statement to the Securities Administrator relating to compliance with the related Servicing Agreement.

            Section 3.20 Annual Independent Public Accountants' Servicing Statement; Financial Statements.

            The WF Master Servicer shall enforce each WF Servicer's obligation under the related Servicing Agreement to provide a report to the Securities Administrator, as required to be provided each year pursuant to each Servicing Agreement, prepared by a firm of independent public accountants (who may also render other services to such WF Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to the effect that such firm has, with respect to such WF Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

            Commencing in the calendar year following the date of this Agreement, on or before the 15th day (or if not a Business Day, the immediately preceding Business Day) preceding the latest day in each year on which an annual report on Form 10-K may be timely filed with the Securities and Exchange Commission (without regard to any extension), the WMMSC Master Servicer, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Securities Administrator (and the Securities Administrator shall forward such statement to the Trustee) to the effect that such firm has with respect to the WMMSC Master Servicer's overall master servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers applicable to master servicers, stating such firm's conclusions relating thereto.

            Section 3.21 Advances.

            (a) The WF Master Servicer shall enforce the obligations of each WF Servicer to make a WF Servicer Periodic Advance in accordance with the applicable Servicing Agreement. A WF Servicer shall be entitled to be reimbursed from the WF Master Servicer Custodial Account for all Advances of its own funds made pursuant to the related Servicing Agreement. Based upon information set forth in the servicer reports, the WF Master Servicer shall inform the Securities Administrator of the amount of the WF Servicer Periodic Advance to be made by a WF Servicer with respect to each Loan Group on each applicable Advance Date no later than the related Remittance Date. If a WF Servicer fails to make any required Advance pursuant to the related Servicing Agreement, the WF Master Servicer shall (i) unless the WF Master Servicer determines that such Advance would not be recoverable in its good faith business judgment, make such Advance not later than the Business Day preceding the related Distribution Date and (ii) to the extent such failure leads to the termination of the WF Servicer and until such time as a successor WF Servicer is appointed, continue to make Advances required pursuant to the related Servicing Agreement for any Distribution Date, within the same time frame set forth in (i) above, unless the WF Master Servicer determines (to the extent provided in the related Servicing Agreement) that such Advance would not be recoverable; provided that if the WF Servicer that fails to make such Advance is Wells Fargo Bank, the Trustee shall have such obligation to make such Advance set forth in this paragraph.

            (b) To the extent described below, the WMMSC Master Servicer is obligated to advance its own funds and remit such Advance to the Certificate Account to cover any shortfall between (i) payments scheduled to be received in respect of WMMSC Master Serviced Loans (without giving effect to any Debt Service Reduction being contested by the WMMSC Master Servicer or a WMMSC Servicer), and (ii) the amounts actually deposited in the Certificate Account on account of such payments. The WMMSC Master Servicer's obligation to make any advance or advances described in this Section 3.21 is effective only to the extent that such advance is, in the good faith judgment of the WMMSC Master Servicer made on or before the second Business Day prior to each Distribution Date, reimbursable from Insurance Proceeds or Liquidation Proceeds of the related WMMSC Master Serviced Loans or recoverable as late Monthly Payments with respect to the related WMMSC Master Serviced Loans or otherwise. The WMMSC Master Servicer's obligation to make an Advance with respect to any WMMSC Master Serviced Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such WMMSC Master Serviced Loan.

            Prior to the close of business on the second Business Day prior to each Distribution Date, the WMMSC Master Servicer shall determine whether or not it will make an Advance on the Business Day prior to such Distribution Date (in the event that the applicable WMMSC Servicer fails to make such advances) and shall furnish a written statement to the Securities Administrator, the Paying Agent, if any, and to any Certificateholder requesting the same, setting forth the aggregate amount to be advanced on account of principal and interest in respect of the WMMSC Master Serviced Loans, stated separately.

            In the event that the WMMSC Master Servicer shall be required to make an Advance, it shall on the applicable Advance Date relating to each Distribution Date either (i) remit to the Securities Administrator for deposit in the Certificate Account an amount equal to such Advance, (ii) make an appropriate entry in the records of the WMMSC Master Servicer Custodial Account that funds in such account that are Amounts Held for Future Distribution have been, as permitted by this Section 3.21, used by the WMMSC Master Servicer to make such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any Amounts Held for Future Distribution shall be replaced by the WMMSC Master Servicer by deposit in the WMMSC Master Servicer Custodial Account on the applicable Remittance Date relating to any future Distribution Date to the extent that funds in the WMMSC Master Servicer Custodial Account on such Distribution Date with respect to the Mortgage Loans shall be less than the amounts required to be remitted to the Certificate Account on such Remittance Date. Under each Servicing Contract, the WMMSC Master Servicer is entitled to receive from the Servicer Custodial Accounts established by the WMMSC Servicers amounts received by the applicable WMMSC Servicers on particular WMMSC Master Serviced Loans as late payments of principal and interest or as Liquidation Proceeds or Insurance Proceeds and respecting which the WMMSC Master Servicer has made an unreimbursed advance of principal and interest. The WMMSC Master Servicer is also entitled to receive other amounts from the related Servicer Custodial Accounts established by the WMMSC Servicers to reimburse itself for prior Nonrecoverable Advances respecting WMMSC Master Serviced Loans serviced by such WMMSC Servicers. The WMMSC Master Servicer shall deposit these amounts in the WMMSC Master Servicer Custodial Account prior to withdrawal pursuant to Section 3.11.

            In accordance with Section 3.11, Advances are reimbursable to the WMMSC Master Servicer from cash in the WMMSC Master Servicer Custodial Account or the Certificate Account to the extent that the WMMSC Master Servicer shall determine that any such Advances previously made are Nonrecoverable Advances pursuant to Section 3.21(c).

            (c) Any advance previously made by the WMMSC Master Servicer or by a WMMSC Servicer pursuant to its Servicing Contract with respect to a WMMSC Master Serviced Loan that the WMMSC Master Servicer shall determine in its good faith judgment not to be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds or otherwise with respect to such WMMSC Master Servicer Mortgage Loan or recoverable as late Monthly Payments with respect to such Mortgage Loan shall be a "Nonrecoverable Advance". The determination by the WMMSC Master Servicer that it or the applicable WMMSC Servicer has made a Nonrecoverable Advance or that any advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the WMMSC Master Servicer delivered to the Securities Administrator on the Determination Date and detailing the reasons for such determination. Notwithstanding any other provision of this Agreement, any insurance policy relating to the WMMSC Master Serviced Loans, or any other agreement relating to the WMMSC Master Serviced Loans to which the Depositor or the WMMSC Master Servicer is a party, (i) the WMMSC Master Servicer and each WMMSC Servicer shall not be obligated to, and shall not, make any advance that, after reasonable inquiry and in its sole discretion, the WMMSC Master Servicer or such WMMSC Servicer shall determine would be a Nonrecoverable Advance, and
(ii) the WMMSC Master Servicer and each WMMSC Servicer shall be entitled to reimbursement for any advance as provided in Section 3.11(a)(i), (ii) and (iv) of this Agreement.

            Section 3.22 Reports to the Securities and Exchange Commission.

            (a) The Securities Administrator and the Master Servicers shall reasonably cooperate with the Depositor in connection with the Trust's satisfying its reporting requirements under the Exchange Act. Without limiting the generality of the foregoing, the Securities Administrator shall prepare on behalf of the Trust any monthly Current Reports on Form 8-K (each, a "Monthly Form 8-K") and Annual Reports on Form 10-K (each, a "Form 10-K") customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder, and the Securities Administrator shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms (other than any Annual Report on Form 10-K, which shall be signed by the Depositor) on behalf of the Trust. Notwithstanding the previous sentence, the Depositor shall file the Monthly Form 8-K in connection with the filing of this Agreement.

            (b) Each Monthly Form 8-K shall be filed by the Securities Administrator within 15 days after each Distribution Date, including a copy of the monthly statement to Certificateholders delivered pursuant to Section 5.04(b) (each, a "Distribution Date Statement") for such Distribution Date as an exhibit thereto. On or prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission), commencing in the calendar year following the date of this Agreement, the Securities Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits each Master Servicer's and each Servicer's annual statement of compliance described under Section 3.19 and the accountant's reports referenced under
Section 3.20, in each case, to the extent they have been timely delivered to the Securities Administrator. If they are not so timely delivered, the Securities Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Securities Administrator. The Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Securities Administrator's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit O (the "Certification"), which shall be signed by a senior officer of the Depositor in charge of securitization. The Depositor shall deliver the Certification to the Securities Administrator three (3) Business Days prior to the latest date on which the Form 10-K may be timely filed. The Securities Administrator, the Depositor and the Master Servicers shall reasonably cooperate to enable the Securities and Exchange Commission requirements with respect to the Trust to be met in the event that the Securities and Exchange Commission issues additional interpretive guidelines or promulgates rules or regulations, or in the event of any other change of law that would require reporting arrangements or the allocation of responsibilities with respect thereto, as described in this Section 3.22, to be conducted or allocated in a different manner.

            (c) Prior to the latest date on which the Form 10-K may be timely filed each year, the Securities Administrator shall sign and deliver to the Depositor a certification (in the form attached hereto as Exhibit P) for the benefit of the Depositor and its officers, directors and affiliates (provided, however, that the Securities Administrator shall not undertake an analysis of any accountants' report attached as an exhibit to the Form 10-K). In addition, the Securities Administrator shall indemnify and hold harmless the Depositor, each person, if any, who "controls" the Depositor within the meaning of the 1933 Act, as amended and their respective officers, directors, agents and affiliates (collectively, the "Depositor Indemnified Parties") from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the Securities Administrator pursuant to this Section 3.22(c), any breach by the Securities Administrator or any of its officers, directors, agents or affiliates of its obligations under this Section 3.22(c) or any material misstatements or omission contained in the certification delivered pursuant to this Section 3.22(c) or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor Indemnified Parties, then the Securities Administrator agrees that it shall contribute to the amount paid or payable by such Depositor Indemnified Parties as a result of the losses, claims, damages or liabilities of such Depositor Indemnified Parties in such proportion as is appropriate to reflect the relative fault of such Depositor Indemnified Parties on the one hand and the Securities Administrator on the other in connection with a breach of the Securities Administrator's obligations under this Section 3.22(c), any material misstatement or omission contained in the certification delivered pursuant to this Section 3.22(c) or the Securities Administrator's negligence, bad faith or willful misconduct in connection therewith. Each Master Servicer hereby acknowledges and agrees that the Depositor and the Securities Administrator are relying on the each Master Servicer's performance of its obligations under Sections 3.19 and 3.20 in order to perform their respective obligations under this Section 3.22.

            (d) (i)Prior to the latest date on which the Form 10-K may be timely filed each year, the WMMSC Master Servicer shall sign and deliver to the Depositor a certification (in the form attached hereto as Exhibit Q) for the benefit of the Depositor and its officers, directors and affiliates. In addition, the WMMSC Master Servicer shall indemnify and hold harmless the Depositor Indemnified Parties from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the WMMSC Master Servicer pursuant to this Section 3.22(d)(i), any breach by the WMMSC Master Servicer or any of its officers, directors, agents or affiliates of its obligations under this
Section 3.22(d)(i) or any material misstatement or omission contained in the certification delivered pursuant to this Section 3.22(d)(i) or the WMMSC Master Servicer's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor Indemnified Parties, then the WMMSC Master Servicer agrees that it shall contribute to the amount paid or payable by such Depositor Indemnified Parties as a result of the losses, claims, damages or liabilities of such Depositor Indemnified Parties in such proportion as is appropriate to reflect the relative fault of such Depositor Indemnified Parties on the one hand and the WMMSC Master Servicer on the other in connection with a breach of the WMMSC Master Servicer's obligations under this Section 3.22(d)(i), any material misstatement or omission contained in the certificate delivered pursuant to 3.22(d)(i) or the WMMSC Master Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (ii) Prior to the latest date on which the Form 10-K may be timely filed each year, the WF Master Servicer shall sign and deliver to the Depositor a certification (in the form attached hereto as Exhibit R) for the benefit of the Depositor and its officers, directors and affiliates. In addition, the WF Master Servicer shall indemnify and hold harmless the Depositor Indemnified Parties from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any inaccuracy in the certification provided by the WF Master Servicer pursuant to this Section 3.22(d)(ii), any breach by the WF Master Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 3.22(d)(ii) or any material misstatement or omission contained in the certification delivered pursuant to this Section 3.22(d)(ii) or the WF Master Servicer's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor Indemnified Parties, then the WF Master Servicer agrees that it shall contribute to the amount paid or payable by such Depositor Indemnified Parties as a result of the losses, claims, damages or liabilities of such Depositor Indemnified Parties in such proportion as is appropriate to reflect the relative fault of such Depositor Indemnified Parties on the one hand and the WF Master Servicer on the other in connection with a breach of the WF Master Servicer's obligations under this Section 3.22(d)(ii), any material misstatement or omission contained in the certificate delivered pursuant to 3.22(d)(ii) or the WF Master Servicer's negligence, bad faith or willful misconduct in connection therewith

            (e) Prior to the latest date on which the Form 10-K may be timely filed each year, the WF Master Servicer shall enforce the obligation of each WF Servicer to provide the certification required pursuant to each of the Servicing Agreements. Prior to the latest date on which the Form 10-K may be timely filed each year, the WMMSC Master Servicer shall take all commercially reasonable efforts to enforce the obligation of each WMMSC Servicer, if applicable, to provide the certification required pursuant to each respective Servicing Contract.

            (f) Upon any filing with the Securities and Exchange Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (g) The obligations set forth in paragraphs (a) through (f) of this Section shall only apply with respect to periods for which the Securities Administrator is obligated to file reports on Form 8-K or 10-K pursuant to paragraph (b) of this Section. Upon request of the Depositor, the Securities Administrator shall prepare, execute and file with the Securities and Exchange Commission a Form 15 Suspension Notification with respect to the Trust.


                                   ARTICLE IV

                          MASTER SERVICER'S CERTIFICATE

            Section 4.01 Master Servicer's Certificate.

            (a) Each month, not later than 12:00 noon Eastern time on the 18th calendar day of such month (or if such day is not a Business Day, the following Business Day), the WF Master Servicer shall deliver to the Securities Administrator, a Master Servicer's Certificate (in substance and format mutually acceptable to the WF Master Servicer and the Securities Administrator) certified by a Master Servicing Officer of the WF Master Servicer setting forth the information necessary in order for the Securities Administrator to perform its obligations under this Agreement. The Securities Administrator may conclusively rely upon the information contained in a Master Servicer's Certificate delivered by the WF Master Servicer for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            (b) Each month, not later than 12:00 noon Eastern time no later than five (5) Business Days prior to the related Distribution Date, the WMMSC Master Servicer shall deliver to the Securities Administrator, a Master Servicer's Certificate (in an electronic format mutually acceptable to the WMMSC Master Servicer and the Securities Administrator) certified by a Master Servicing Officer of the WMMSC Master Servicer setting forth any loan-level information necessary for the Securities Administrator to perform its obligations under
Article V of this Agreement, including, but not limited to, (1) the amount, as applicable, of (i) interest, (ii) the interest portion, if any, of Realized Losses, (iii) Non-Supported Interest Shortfalls, (iv) scheduled principal, (v) Payoffs and Curtailments, (vi) the principal portion of Realized Losses, (vii) the Pool Distribution Amount for each Loan Group and (viii) the Excess Proceeds to be distributed or allocated, as applicable, to each Class of Certificates on such Distribution Date; and (2) information regarding delinquencies on the WMMSC Mortgage Loans, indicating the number and aggregate Stated Principal Balance of WMMSC Mortgage Loans which are one, two, three or more months delinquent, the number and aggregate Stated Principal Balance of WMMSC Mortgage Loans with respect to which foreclosure proceedings have been initiated and the book value of any Mortgaged Property acquired by the Trust through foreclosure, deed in lieu of foreclosure or other exercise of the Trust's security interest in the Mortgaged Property. The Securities Administrator may conclusively rely upon the information contained in a Master Servicer's Certificate delivered by the WMMSC Master Servicer for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.


                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Master Servicer's Certificates, the Securities Administrator shall distribute or be deemed to distribute, as applicable, out of the Certificate Account or the Upper-Tier Certificate Sub-Account, as applicable (to the extent funds are available therein), to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Certificate (other than a Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Securities Administrator shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Master Servicers, the Securities Administrator or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions.

            (a) On each Distribution Date, based solely on the information contained in the Master Servicer's Certificates, the Securities Administrator shall withdraw from the Certificate Account (to the extent funds are available therein) (1) to the extent not previously paid, the amounts payable to the Securities Administrator and the Trustee pursuant to Sections 3.11(b) and shall pay such funds to itself and the Trustee, as applicable, and (2) the Pool Distribution Amount (after the payment of the Servicing Fees, Securities Administrator Fees and the WMMSC Master Servicing Fee (if applicable) for such Mortgage Loans and expenses and indemnities reimbursable pursuant to this Agreement, in each case to the extent not previously retained by or distributed to a Servicer, the Securities Administrator, a Master Servicer or the Trustee) for each Loan Group, and shall apply such funds, first, to distributions in respect of the Uncertificated Pooling REMIC Interests as specified in this
Section 5.02(a) and to the Class 1-A-LR Certificate, and then to distributions on the Certificates (other than the Class 1-A-LR Certificate). Distributions shall be made on the Certificates in the following order of priority and to the extent of such funds, paying priorities (i) and (ii) to each Group from the applicable Pool Distribution Amount and priorities (iii) and (iv) from the remaining combined Pool Distribution Amounts, in the following order of priority and to the extent of such funds:

            (i) to each Class of Senior Certificates of such Group, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) to each Class of Senior Certificates of a Group, in an aggregate amount up to the Senior Principal Distribution Amount for such Group, such distribution to be allocated among such Classes in accordance with Section 5.02(b);

            (iii) to each Class of Subordinate Certificates, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class B-1 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class B-1 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class B-2 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class B-2 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class B-3 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class B-3 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class B-4 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class B-4 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class B-5 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class B-5 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class B-6 Certificates, an amount allocable to
            interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class B-6 Certificates, an amount allocable to
            principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance thereof has been reduced to zero; and

            (iv) to the Holder of the Class 1-A-R Certificate, any amounts remaining in the Upper-Tier Certificate Sub-Account and to the Holder of the Class 1-A-LR Certificate, any remaining Pool Distribution Amounts.

            No Class of Certificates will be entitled to any distributions with respect to the amount payable pursuant to clause (ii) of the definition of "Interest Distribution Amount" after its Class Certificate Balance has been reduced to zero.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            On each Distribution Date, the Securities Administrator shall distribute any Reimbursement Amount sequentially to the Classes of Certificates then outstanding which bore the loss to which such Reimbursement Amount relates beginning with the most senior of such Classes of Certificates, up to, with respect to each Class, the amount of loss borne by such Class. Any Reimbursement Amount remaining after the application described in the preceding sentence shall be included in the Pool Distribution Amount for the applicable Loan Group.

            Distributions on the Uncertificated Group REMIC Interests. On each Distribution Date, each Uncertificated Group REMIC Interest shall receive distributions in respect of principal and interest in an amount equal to the amount of principal and interest on the related Mortgage Loans, as provided herein. With respect to any Distribution Date, Realized Losses and Recoveries attributable to previously allocated Realized Losses will be allocated to each Uncertificated Group REMIC Interest to the extent that such Realized Losses and Recoveries are attributable to a related Mortgage Loan.

            As of any date, the principal balance of each Uncertificated Group REMIC Interest equals the aggregate principal balance of the related Mortgage Loans. The pass-through rate with respect to each Uncertificated Group REMIC Interest shall equal the Net WAC of the related Mortgage Loans.

            Distributions on the Uncertificated Pooling REMIC Interests. On each Distribution Date, interest shall be distributed in respect of each Uncertificated Pooling REMIC Interest at the pass-through rate thereon, as described in the final paragraph of this Section 5.02(a). On each Distribution Date, distributions of principal with respect to the Uncertificated Pooling REMIC Interests shall be made first, to the Class 1-LS Interest, Class 2-LS Interest, Class 3-LS Interest, Class 4-LS Interest and Class 5-LS Interest, so as to keep their principal balances equal to 0.1% of the Group Subordinate Amount for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to the Class 1-LS Interest, Class 2-LS Interest, Class 3-LS Interest, Class 4-LS Interest and Class 5-LS Interest such that the Subordinate Balance Ratio is maintained); and second, any remaining principal to the Class 1-L Interest, Class 2-L Interest, Class 3-L Interest, Class 4-L Interest and Class 5-L Interest. Any distributions made to the Uncertificated Pooling REMIC Interests pursuant to this paragraph shall be made (a) from Loan Group 1 Principal Distribution Amounts to Uncertificated Pooling REMIC Interests beginning with the numeral "1," (b) from Loan Group 2 Principal Distribution Amounts to Uncertificated Pooling REMIC Interests beginning with the numeral "2," (c) from Loan Group 3 Principal Distribution Amounts to Uncertificated Pooling REMIC Interests beginning with the numeral "3," (d) from Loan Group 4 Principal Distribution Amounts to Uncertificated Pooling REMIC Interests beginning with the numeral "4" and (d) from Loan Group 5 Principal Distribution Amounts to Uncertificated Pooling REMIC Interests beginning with the numeral "5."

            Realized Losses shall be applied after all distributions have been made on each Distribution Date first, to the Class 1-LS Interest, the Class 2-LS Interest, the Class 3-LS Interest, the Class 4-LS Interest and the Class 5-LS Interest, so as to keep their principal balances equal to 0.1% of the Group Subordinate Amount for Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, respectively (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be allocated to the Class 1-LS Interest, Class 2-LS Interest, Class 3-LS Interest, Class 4-LS Interest and Class 5-LS Interest such that the Subordinate Balance Ratio is maintained); and second, the remaining Realized Losses shall be allocated to the Class 1-L Interest, the Class 2-L Interest, the Class 3-L Interest, Class 4-L Interest and the Class 5-L Interest. Any Realized Losses allocated to the Uncertificated Pooling REMIC Interests pursuant to this paragraph shall be (a) from Realized Losses allocated to Loan Group 1 in the case of Uncertificated Pooling REMIC Interests beginning with the numeral "1,"
(b) from Realized Losses allocated to Loan Group 2 in the case of Uncertificated Pooling REMIC Interests beginning with the numeral "2," (c) from Realized Losses allocated to Loan Group 3 in the case of Uncertificated Pooling REMIC Interests beginning with the numeral "3," (d) from Realized Losses allocated to Loan Group 4 in the case of Uncertificated Pooling REMIC Interests beginning with the numeral "4" and (e) from Realized Losses allocated to Loan Group 5 in the case of Uncertificated Pooling REMIC Interests beginning with the numeral "5."

            Recoveries and Reimbursement Amounts shall be applied to the Uncertificated Pooling REMIC Interests in a manner analogous to the application of Realized Losses to the Uncertificated Pooling REMIC Interests.

            As of any date, the aggregate principal balance of the Class 1-L Interest and the Class 1-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group 1 minus the Class Certificate Balance of the Class 1-A-LR Certificate (the "Adjusted Loan Group Balance"). As of any date, the aggregate principal balance of the Class 2-L Interest and the Class 2-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group 2. As of any date, the aggregate principal balance of the Class 3-L Interest and the Class 3-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group 3. As of any date, the aggregate principal balance of the Class 4-L Interest and the Class 4-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group 4. As of any date, the aggregate principal balance of the Class 5-L Interest and the Class 5-LS Interest shall equal the aggregate Stated Principal Balance of Loan Group 5.

            The pass-through rate with respect to the Class 1-L Interest and the Class 1-LS Interest shall be the Net WAC for Group 1 Mortgage Loans. The pass-through rate with respect to the Class 2-L Interest and the Class 2-LS Interest shall be the Net WAC for Group 2 Mortgage Loans. The pass-through rate with respect to the Class 3-L Interest and the Class 3-LS Interest shall be the Net WAC for Group 3 Mortgage Loans. The pass-through rate with respect to the Class 4-L Interest and the Class 4-LS Interest shall be the Net WAC for Group 4 Mortgage Loans. The pass through rate with respect to the Class 5-L Interest and the Class 5-LS Interest shall be the Net WAC for Group 5 Mortgage Loans.

            Any Non-Supported Interest Shortfalls and Relief Act Reductions will be allocated to each Uncertificated Pooling REMIC Interest in the same relative proportions as interest is allocated to such Uncertificated Pooling REMIC Interest. Amounts distributed to the Uncertificated Pooling REMIC Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Pooling REMIC Distribution Amount."

            (b) (i) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Group 1 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed, sequentially, as follows:

            first, concurrently, to the Class 1-A-R and Class 1-A-LR Certificates, pro rata, until their Class Certificate Balances have been reduced to zero; and

            second, to the Class 1-A-1 Certificates, until their Class Certificate Balance has been reduced to zero.

            (ii) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Group 2 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed to the Class 2-A-1 Certificates, until their Class Certificate Balance has been reduced to zero; and

            (iii) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Group 3 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed to the Class 3-A-1 Certificates, until their Class Certificate Balance has been reduced to zero.

            (iv) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Group 4 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed to the Class 4-A-1 Certificates, until their Class Certificate Balance has been reduced to zero.

            (iv) On each Distribution Date prior to the Senior Credit Support Depletion Date, the amount distributable to the Group 5 Senior Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed concurrently, to the Class 5-A-1 and Class 5-A-2 Certificates, pro rata, until their Class Certificate Balances have been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support Depletion Date for a Group, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Senior Certificates of the Related Group shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            Notwithstanding the foregoing, on each Distribution Date prior to the Senior Credit Support Depletion Date but on or after the date on which the aggregate Class Certificate Balance of the Class A Certificates of a Group have been reduced to zero, amounts otherwise distributable from the Unscheduled Principal Amounts on the Subordinate Certificates will be paid as principal to the remaining classes of Class A Certificates in accordance with the priorities set forth for the applicable Group in (i), (ii), (iii), (iv) or (v) above, provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates, is greater than or equal to 50%. If the Class A Certificates of two or more Groups remain outstanding, the distributions described above will be made to the Class A Certificates of such Groups, pro rata, in proportion to the aggregate Class Certificate Balance of the Class A Certificates of each such Group. In addition, if on any Distribution Date the aggregate Class Certificate Balance of the Class A Certificates of a Group is greater than the Adjusted Pool Amount of the related Loan Group (any such Group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates pursuant to 5.02(a)(iii)(L), (J), (H), (F), (D) and (B), in that order, will be paid as principal to the Class A Certificates of the Undercollateralized Group in accordance with the priorities set forth for the applicable Group above under
(i), (ii), (iii), (iv) or (v) until the aggregate Class Certificate Balance of the Class A Certificates of the Undercollateralized Group equals the Adjusted Pool Amount of the related Loan Group. Also, the amount of any Class Unpaid Interest Shortfalls with respect to the Undercollateralized Group (including any Class Unpaid Interest Shortfalls for such Distribution Date) will be paid to the Undercollateralized Group prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates pursuant to Section 5.02(a)(iii)(L), (J), (H), (F), (D) and (B), in that order: such amount will be paid to such Undercollateralized Group in accordance with the priorities set forth in Section 5.02(a)(i) and (ii) up to their Interest Distribution Amounts for such Distribution Date. If two or more Groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate Class Certificate Balance of the Class A Certificates of each such Group exceeds the Adjusted Pool Amount of the related Loan Group.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class' pro rata share, based on such Class' Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) on and after the Senior Credit Support Depletion Date, any other Realized Loss on the Mortgage Loans in the Related Loan Group allocable to interest and (C) Relief Act Reductions incurred on the Mortgage Loans during the Prior Period.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iii), if with respect to any Class of Subordinate Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Pool Principal Balance for all Loan Groups of all the Certificates immediately prior to such Distribution Date (the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal in respect of clause (ii) of the Subordinate Principal Distribution Amounts will be made to any Classes junior to such Class (the "Restricted Classes"), the Class Certificate Balances of the Restricted Classes will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes; provided, however, if the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes is reduced to zero, then notwithstanding the above, any funds remaining will be distributed sequentially to the Restricted Classes in order of their respective numerical Class designations (beginning with the Class of Restricted Certificates then outstanding with the lowest numerical Class designation).

            (e) For purposes of determining the Pool Distribution Amount for each Loan Group to be distributed on each Distribution Date pursuant to Section 5.02(a), the Securities Administrator shall compute such Pool Distribution Amount by adding (i) the amount as specified in written notice received by the Securities Administrator from the WF Master Servicer no later than the Business Day following the related Determination Date, which amount will constitute clause (A) of the definition of Pool Distribution Amount and (ii) the amount as specified in written notice received by the Securities Administrator from the WMMSC Master Servicer no later than the Business Day following the related Determination Date, which amount will constitute clause (B) of the definition of Pool Distribution Amount.

            Section 5.03 Allocation of Losses.

            (a) No later than five (5) Business Days prior to the related Distribution Date, each Master Servicer shall inform the Securities Administrator in writing with respect to each WF Master Serviced Loan, in the case of the WF Master Servicer, and with respect to each WMMSC Master Serviced Loan, in the case of the WMMSC Master Servicer: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and
(3) of the total amount of Realized Losses on the WF Master Serviced Loans or WMMSC Master Serviced Loans, as applicable, in each Loan Group. Based on such information, the Securities Administrator shall determine the total amount of Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date. Realized Losses shall be allocated to the Certificates by a reduction in the Class Certificate Balances of the designated Classes pursuant to the operation of Section 5.03(b).

            (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal on such Distribution Date) equals the sum of the Adjusted Pool Amounts for such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balances of the Class A Certificates of the Related Group in the aggregate shall be reduced or increased on each Distribution Date by the amount, if any, necessary such that the aggregate of the Class Certificate Balances of all outstanding Classes of Class A Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal) equals the Adjusted Pool Amount for such Loan Group and Distribution Date.

            Any such reduction or increase shall be allocated among the Class A Certificates of such Group based on the Class Certificate Balances immediately prior to such Distribution Date.

            (c) Any reduction or increase in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) The calculation of the amount to be distributed as principal to any Class of Certificates with respect to a Distribution Date (the "Calculated Principal Distribution") shall be made prior to the allocation of any Realized Losses for such Distribution Date; provided, however, the actual payment of principal to the Classes of Certificates shall be made subsequent to the allocation of Realized Losses for such Distribution Date. In the event that after the allocation of Realized Losses for a Distribution Date, the Calculated Principal Distribution for a Class of Subordinate Certificates is greater than the Class Certificate Balance of such Class, the excess shall be distributed first, sequentially, to the Classes of Subordinate Certificates then outstanding (beginning with the Class of Subordinate Certificates then outstanding with the lowest numerical designation) until the respective Class Certificate Balance of each such Class is reduced to zero and then to the Class A Certificates of such Group, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (e) After the Senior Credit Support Depletion Date, on any Distribution Date on which the Class 5-A-2 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 5-A-2 Certificates will be reduced by the Class 5-A-2 Loss Allocation Amount and, notwithstanding Section 5.03(b), the Class Certificate Balance of the Class 5-A-1 Certificates will not be reduced by the Class 5-A-2 Loss Allocation Amount.

            Any increase in the Class Certificate Balance allocated to the Class 5-A-1 Certificates pursuant to Section 5.03(b) will instead increase the Class Certificate Balance of the Class 5-A-2 Certificates.

            (f) Notwithstanding any other provision of this Section 5.03, no Class Certificate Balance of a Class will be increased on any Distribution Date such that the Class Certificate Balance of such Class exceeds its Initial Class Certificate Balance less all distributions of principal previously distributed in respect of such Class on prior Distribution Dates.

            (g) With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated Pooling REMIC Interest as described in Section 5.02(a).

            Section 5.04 Statements to Certificateholders.

            (a) Prior to the Distribution Date in each month, based upon the information provided to the Securities Administrator on the Master Servicer's Certificates delivered to the Securities Administrator pursuant to Section 4.01, the Securities Administrator shall determine the following information with respect to such Distribution Date:

            (i) for each Loan Group, the amount allocable to principal, separately identifying the aggregate amount of any Payoffs, Curtailments, Principal Prepayments and Liquidation Proceeds included therein;

            (ii) for each Loan Group, the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) for each Loan Group, the Pool Stated Principal Balance for the following Distribution Date;

            (vi) for each Loan Group, (A) the Senior Percentage, the Senior Prepayment Percentage, the Subordinate Percentage and the Subordinate Prepayment Percentage for such Distribution Date and (B) the Senior Percentage, the Senior Prepayment Percentage, the Subordinate Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

            (vii) the amount of the Servicing Fee paid to or retained by each Servicer with respect to each Loan Group and such Distribution Date;

            (viii) the amount of the WMMSC Master Servicing Fee paid to the WMMSC Master Servicer with respect to each Loan Group and such Distribution Date;

            (ix) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (x) for each Loan Group, the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

            (xi) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure or bankruptcy) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date and (C) in bankruptcy, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xii) for each Loan Group, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xiii) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiv) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month;

            (xv) for each Loan Group, the amount of WF Master Serviced Loan Reimbursement Amounts and WMMSC Master Serviced Loan Reimbursement Amounts; and

            (xvi) for each Loan Group, the amount of Recoveries.

            (b) No later than each Distribution Date, the Securities Administrator, based upon information supplied to it on the Master Servicer's Certificates, shall make available to each Holder of a Certificate, each Rating Agency and the Master Servicers a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i) and
(ii) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Securities Administrator shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Securities Administrator, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Securities Administrator will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to this Agreement via the Securities Administrator's Internet website. The Securities Administrator's Internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

            Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i) and (ii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in force.

            The Securities Administrator shall deliver to the Holders of Certificates any reports or information the Securities Administrator is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Securities Administrator shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Securities Administrator deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holders of the Residual Certificates for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holders of the Residual Certificates by the Securities Administrator), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Securities Administrator in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC, nothing contained in this Agreement, including without limitation Section 7.03 hereof, shall be interpreted to require the Securities Administrator periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders.

            (a) For federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Securities Administrator shall prepare or cause to be prepared, shall cause to be timely signed by the Trustee, and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Securities Administrator shall obtain for each REMIC a taxpayer identification number on Form SS-4 or as otherwise permitted by the Internal Revenue Service, and shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2004, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Securities Administrator will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the applicable REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class 1-A-R Certificate is hereby designated as the Tax Matters Person for the Upper-Tier REMIC. The Holder of the Class 1-A-LR Certificate is hereby designated as the Tax Matters Person for each Lower-Tier REMIC. By their acceptance of the Class 1-A-R or Class 1-A-LR Certificate, as applicable, each such Holder irrevocably appoints the Securities Administrator as its agent to perform all of the duties of the Tax Matters Person for the Upper-Tier REMIC and the Lower-Tier REMICs.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Securities Administrator. The Securities Administrator shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Securities Administrator in respect of its duties hereunder and access to officers of the Securities Administrator responsible for performing such duties. Upon request, the Securities Administrator shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Securities Administrator shall make available to the Tax Matters Person such books, documents or records relating to the Securities Administrator's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Securities Administrator and is not obligated to supervise the performance of the Securities Administrator under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as any REMIC created hereunder shall exist, the Trustee, the Securities Administrator, the Depositor and each Master Servicer shall act in accordance herewith to assure continuing treatment of each REMIC created hereunder as a REMIC and avoid the imposition of tax on each REMIC created hereunder. In particular:

            (a) Neither the Securities Administrator nor the Trustee shall create, or permit the creation of, any "interests" in any REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the Residual Certificates, the Uncertificated Group REMIC Interests and the Uncertificated Pooling REMIC Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and each Master Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in each REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to any REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of such REMIC imposed by Code Section 860G(d).

            (c) The Securities Administrator, on behalf of the Trustee, shall not accept on behalf of any REMIC any fee or other compensation for services and none of the Securities Administrator, the Trustee or the Master Servicers shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) Neither the Securities Administrator, on behalf of the Trustee, nor the Trustee shall sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.04, 2.09, 3.01 or 3.15(g)), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Securities Administrator shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

            None of the Master Servicers, the Securities Administrator or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Master Servicers and the Depositor, the Securities Administrator may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and (d); provided that the Master Servicers shall have delivered to the Securities Administrator an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on any REMIC created hereunder and will not disqualify any such REMIC from treatment as a REMIC; and, provided further, that the Master Servicers shall have demonstrated to the satisfaction of the Securities Administrator that such action will not adversely affect the rights of the Holders of the Certificates and the Securities Administrator and that such action will not adversely impact the rating of the Certificates.


                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1-A-1, A-1-A-R, A-1-A-LR, A-2-A-1, A-3-A-1, A-4-A-1, A-5-A-1,
A-5-A-2, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Securities Administrator and shall be authenticated and delivered by the Securities Administrator to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in
Section 2.01. The Classes of Certificates shall be available to investors in minimum denominations of initial Certificate Balance and integral multiples in excess thereof set forth in the Preliminary Statement. The Senior Certificates (other than the Class 1-A-R and Class 1-A-LR Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Securities Administrator substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Section 6.02 Registration of Transfer and Exchange of Certificates.

            (a) The Securities Administrator shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Securities Administrator is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Securities Administrator shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute and the Securities Administrator shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Book-Entry Certificates may not be transferred by the Securities Administrator except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Securities Administrator shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(F) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If the Depository advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and the Securities Administrator or the Depositor is unable to locate a qualified successor, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Master Servicers, the Depositor, the Securities Administrator or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Securities Administrator either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee, the Securities Administrator or the Master Servicers, or
(ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Securities Administrator to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or Similar Law and will not subject the Trustee, the Depositor, the Securities Administrator or the Master Servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee or the Master Servicers. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. For purposes of clause (i) of the second preceding sentence, such representation shall be deemed to have been made to the Certificate Registrar by the acceptance by a Certificate Owner of a Book-Entry Certificate of the beneficial interest in any such Class of ERISA-Restricted Certificates, unless the Certificate Registrar shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect.

            Neither the Securities Administrator nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Securities Administrator shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the Securities Administrator to the prior Holder of such Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Securities Administrator, based on information provided to the Securities Administrator by the related Master Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Securities Administrator under this clause (vii) shall be reimbursable by the Trust.

            (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Securities Administrator, the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicers, the Trustee, the Securities Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicers, the Trustee, the Securities Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicers, the Trustee, the Securities Administrator, the Certificate Registrar or any agent of the Master Servicers, the Trustee, the Securities Administrator or the Certificate Registrar shall be affected by notice to the contrary.


                                   ARTICLE VII

                     THE DEPOSITOR AND THE MASTER SERVICERS

            Section 7.01 Respective Liabilities of the Depositor and the Master Servicers. The Depositor and each Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and each Master Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the master servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of either Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Master Servicers. The Depositor and each Master Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or a Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or a Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or a Master Servicer, shall be the successor of the Depositor or such Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the WF Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Master Servicers and Others. None of the Depositor, either Master Servicer or any of the directors, officers, employees or agents of the Depositor or of either Master Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, either Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicers and any director, officer, employee or agent of the Depositor or the Master Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicers and any director, officer, employee or agent of the Depositor or the Master Servicers shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor either of the Master Servicers shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or either Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.11, the WF Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the WF Master Serviced Loans on deposit in the WF Master Servicer Custodial Account and the WMMSC Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the WMMSC Master Serviced Loans on deposit in the WMMSC Master Servicer Custodial Account.

            Section 7.04 Depositor and Master Servicers Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor either Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or either Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Securities Administrator. No such resignation by a Master Servicer shall become effective until the Securities Administrator or a successor Master Servicer shall have assumed such Master Servicer's responsibilities and obligations in accordance with Section
8.05 hereof.

            Section 7.05 WMMSC Master Servicer's Covenant Not to Solicit. The WMMSC Master Servicer covenants that neither the WMMSC Master Servicer nor any affiliate of the WMMSC Master Servicer will take any action personally, by telephone, by mail or otherwise, to solicit the prepayment of the WMMSC Master Serviced Loans by the Mortgagors, in whole or in part. Nothing in this Section 7.05, however, shall prohibit the WMMSC Master Servicer or any affiliate from
(i) advertising its availability for handling refinancings of mortgage loans in its servicing portfolio if the WMMSC Master Serviced Loans are not specifically targeted; (ii) promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans that it owns or services; (iii) promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans of a specific type (e.g., conventional fixed-rate or conventional adjustable-rate) that it owns or services; (iv) promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans that fall within specific interest rate ranges that it owns or services; (v) providing payoff information or otherwise cooperating with individual Mortgagors who contact it about prepaying any WMMSC Master Serviced Loan; or (vi) advising individual Mortgagors who contact it about prepaying any WMMSC Master Serviced Loan of refinancing terms or streamlined origination arrangements that are available.

            In no event, however, shall the WMMSC Master Servicer or any affiliate treat mortgage loans that it holds in its own portfolio and the WMMSC Master Serviced Loans as separate classes of mortgages for purposes of advertising the availability of refinancing terms.

            Section 7.06 Covenant to Disclose Servicing Deficiencies. The WMMSC Master Servicer hereby covenants that, in connection with the preparation of the statement required to be furnished to the Securities Administrator pursuant to
Section 3.20, it will disclose all significant deficiencies relating to the WMMSC Master Servicer's compliance with the minimum standards set forth in this Agreement to the independent public accountants hired to furnish such statement.


                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by either Master Servicer to remit amounts to the Securities Administrator for deposit into the Certificate Account in the amount and manner provided herein so as to enable the Securities Administrator to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than payments required to be made by the WMMSC Master Servicer under Section 3.21) which continues unremedied by 3:00 P.M. New York time on the related Distribution Date; or

            (b) failure on the part of a Master Servicer duly to observe or perform in any material respect any other covenants or agreements of such Master Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer by the Securities Administrator, the Trustee or the Depositor, or to such Master Servicer, the Depositor, the Securities Administrator and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against a Master Servicer, or for the winding up or liquidation of a Master Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

            (d) the consent by a Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to a Master Servicer or of or relating to substantially all of its property; or a Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) with respect to the WMMSC Master Servicer, the failure of the WMMSC Master Servicer to remit any Advance required to be remitted by the WMMSC Master Servicer pursuant to Section 3.21 which failure continues unremedied at the opening of business on the related Distribution Date;

then, and in each and every such case (other than the Event of Default described in clause (e) hereof), so long as an Event of Default is actually known by the Trustee or the Depositor and shall not have been remedied by such Master Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to such Master Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of such Master Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur and is actually known by the Trustee, the Trustee shall, by notice to the WMMSC Master Servicer, terminate all of the rights and obligations of the WMMSC Master Servicer under this Agreement and in and to the applicable Mortgage Loans and proceeds thereof (but without prejudice to any rights it may have as a Certificateholder or to reimbursement of any Advance and other advances of its own funds properly made prior to termination) and the Trustee or a successor Master Servicer appointed pursuant to Section
8.05 shall, on the related Distribution Date, make the Advance which the WMMSC Master Servicer failed to make. On or after the receipt by such Master Servicer of such written notice and subject to Section 8.05, all authority and power of such Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01 and Section 8.05(a), unless and until such time as the Trustee shall appoint a successor Master Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicers, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the applicable Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the applicable Mortgage Loans to it. In addition, upon the occurrence of an Event of Default, in the event the WMMSC Master Servicer is acting as Servicer for the WMMSC Master Serviced Loans for which the WMMSC Master Servicer has not entered into a Servicing Contract, the WMMSC Master Servicer shall cease to act as Servicer with respect to such WMMSC Master Serviced Loans and, subject to Section 8.05, all authority and power of the WMMSC Master Servicer, whether with respect to such WMMSC Master Serviced Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor for the WMMSC Master Servicer pursuant to Section 8.05. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date. If the WMMSC Master Servicer shall within two Business Days following such suspension remit to the Securities Administrator the amount of any Advance the nonpayment of which by the WMMSC Master Servicer was an Event of Default described in clause (e) of this Section 8.01 and no other Event of Default is then continuing with respect to the WMMSC Master Servicer, the Trustee, subject to the last sentence of this paragraph, may permit the WMMSC Master Servicer to resume its rights and obligations as a Master Servicer hereunder. The WMMSC Master Servicer agrees that it will reimburse the Trustee for actual, necessary and reasonable costs incurred by the Trustee because of action taken pursuant to this Section 8.01 as a result of an Event of Default under Section 8.01(e). The WMMSC Master Servicer agrees that if an Event of Default as described in clause (e) of this Section 8.01 shall occur more than two times in any twelve month period, the WMMSC Master Servicer may not be permitted to resume the exercise of its rights and the performance of its obligations as a Master Servicer hereunder. Each Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the WF Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the WF Master Servicer in the WF Master Servicer Custodial Account or thereafter received by the WF Master Servicer with respect to the WF Master Serviced Loans. The WMMSC Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the WMMSC Master Servicer hereunder, including, without limitation, the transfer to the Securities Administrator for the administration by it of all cash amounts that have been deposited by the WMMSC Master Servicer in the WMMSC Master Servicer Custodial Account and in any Servicer Custodial Account maintained by the WMMSC Master Servicer and WMMSC Escrow Account with respect to the WMMSC Master Serviced Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. Notwithstanding the termination of a Master Servicer pursuant hereto, such Master Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination, subject to the terms and conditions of this Agreement.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% (or such other percentage as may be required herein) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of a Master Servicer or any successor Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would subject the Trustee to a risk of personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of a Master Servicer and upon Event of Default. In the event that a Responsible Officer of the Trustee shall have actual knowledge of any failure of a Master Servicer specified in
Section 8.01(a) or (b) which would become an Event of Default upon such Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to such Master Servicer. If a Responsible Officer of the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders in accordance with Section 8.01.

            Section 8.05 Trustee to Act; Appointment of Successor.

            (a) Within 90 days of the time a Master Servicer (and the Trustee if such notice of termination is delivered by the Depositor) receives a notice of termination pursuant to Section 8.01, the Trustee (or other named successor) shall be the successor in all respects to such Master Servicer in its capacity as master servicer under this Agreement and, with respect to the WMMSC Master Serviced Loans, under the Servicing Contracts, and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Master Servicer by the terms and provisions hereof and thereof, as applicable, or shall appoint a successor pursuant to Section 3.07. Notwithstanding the foregoing, (i) the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of such Master Servicer to make advances (including, without limitation, Advances pursuant to Section 3.21) under this Agreement, (ii) the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts and (iii) under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to such Master Servicer in its obligation to make advances (including Advances pursuant to Section 3.21) to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Master Servicer would have been entitled to hereunder if no such notice of termination had been given, except for those amounts due to the Master Servicer as reimbursement for advances previously made or amounts previously expended and are otherwise reimbursable hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to such terminated Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer hereunder; provided, however, that any such institution appointed as a successor Master Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Master Servicer. The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer, nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to a terminated Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Master Servicing Transfer Costs incurred in connection with transferring Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to Section 8.01 shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee shall be entitled to reimbursement therefor from the assets of the Trust).

            (b) In connection with the appointment of a successor Master Servicer or the assumption of the duties of a Master Servicer, as specified in
Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree; provided however that such compensation shall not exceed the compensation of the Master Servicer being replaced.

            (c) Any successor, including the Trustee, to a Master Servicer as master servicer shall during the term of its service as master servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as such Master Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to a Master Servicer pursuant to this
Article VIII, the Securities Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.


                                   ARTICLE IX

                  THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

            Section 9.01 Duties of Trustee and Securities Administrator.

            (a) The Trustee and the Securities Administrator, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs. In case an Event of Default has occurred of which a Responsible Officer of the Securities Administrator shall have actual knowledge (which has not been cured or waived), the Securities Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Securities Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicers or the Depositor hereunder.

            (b) No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Securities Administrator and, in the absence of bad faith on the part of the Trustee and the Securities Administrator, the Trustee and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Securities Administrator by the Depositor or the Master Servicers and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) and the Securities Administrator (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c) and (d) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office of the Trustee obtains actual knowledge of such failure or event or any Responsible Officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from a Master Servicer, the Securities Administrator, the Depositor or any Certificateholder. The Securities Administrator shall not be charged with knowledge of any default specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c) and (d) of Section 8.01 unless a Responsible Officer of the Securities Administrator assigned to and working in the Corporate Trust Office of the Securities Administrator obtains actual knowledge of such failure or event or any Responsible Officer of the Securities Administrator receives written notice of such failure or event at its Corporate Trust Office from a Master Servicer, the Trustee, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05 in respect of the Trustee, no provision in this Agreement shall require the Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur any personal financial liability in the performance of any of its duties as Trustee or Securities Administrator hereunder, or in the exercise of any of its rights or powers, if the Trustee or the Securities Administrator shall have reasonable grounds for believing that repayment of funds or adequate indemnity or security satisfactory to it against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of either Master Servicer under this Agreement.

            Section 9.02 Certain Matters Affecting the Trustee and the Securities Administrator.

            Except as otherwise provided in Section 9.01:

            (i) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to the reasonable regulations as the Trustee and the Securities Administrator, as applicable, may prescribe;

            (ii) The Trustee and the Securities Administrator may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Securities Administrator of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) Neither the Trustee nor the Securities Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement, the Trustee or the Securities Administrator, as the case may be, may require reasonable indemnity or security satisfactory to it against such expense or liability or payment of such estimated expenses as a condition to so proceeding;

            (vi) The Trustee and the Securities Administrator may each execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, custodian or independent contractor; and

            (vii) the right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

            Section 9.03 Neither Trustee nor Securities Administrator Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the authentication on the Certificates) shall be taken as the statements of the Depositor or Master Servicers, as applicable, and neither the Trustee nor the Securities Administrator assumes responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee and the Securities Administrator represent that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to the WMMSC Master Servicer in respect of the WMMSC Master Serviced Loans or deposited into the WMMSC Master Servicer Custodial Account, or any other account hereunder (other than the Certificate Account) maintained by the WMMSC Master Servicer.

            Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of a Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as the successor to such Master Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of a Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to such Master Servicer); the compliance by the Depositor or the Master Servicers with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Master Servicers or any loss resulting therefrom, it being understood that the Trustee and the Securities Administrator shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, either Master Servicer (other than if the Trustee shall assume the duties of such Master Servicer pursuant to
Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to such Master Servicer), or any Mortgagor; any action of a Master Servicer (other than if the Trustee shall assume the duties of such Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to such Master Servicer) taken in the name of the Securities Administrator; the failure of either Master Servicer to act or perform any duties required of it as agent of the Trust or the Securities Administrator hereunder; or any action by the Trustee or the Securities Administrator taken at the instruction of a Master Servicer (other than if the Trustee shall assume the duties of such Master Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor to such Master Servicer); provided, however, that the foregoing shall not relieve the Trustee or the Securities Administrator of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall execute and file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee and Securities Administrator May Own Certificates. Each of the Trustee and the Securities Administrator in their individual or any other capacities may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or the Securities Administrator and may otherwise deal with the Master Servicers or any of its affiliates with the same right it would have if it were not the Trustee or the Securities Administrator.

            Section 9.05 Eligibility Requirements for Trustee and the Securities Administrator. The Trustee and the Securities Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000.00 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee or securities administrator hereunder either an institution
(i) the long-term unsecured debt obligations of which are rated at least "A2" by Moody's and at least "A" and S&P or (ii) whose serving as Trustee or Securities Administrator hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor, either Master Servicer or any Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee and the Securities Administrator (other than the initial Trustee or Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee or Securities Administrator is appointed Trustee or Securities Administrator to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee or the Securities Administrator, as the case may be, shall resign immediately in the manner and with the effect specified in Section 9.06.

            The Securities Administrator (i) may not be an originator, a Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least "P1" by Moody's and "A-1" by S&P (or such other rating acceptable to Moody's and S&P pursuant to a ratings confirmation). If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 9.05, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an institution qualified under Section 9.05 hereof as the successor to the Securities Administrator hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of a Securities Administrator hereunder; provided, however, that any such institution appointed as successor Securities Administrator shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the Securities Administrator. The Trustee shall notify the Rating Agencies of any change of the Securities Administrator.

            Section 9.06 Resignation and Removal of Trustee and the Securities Administrator. The Trustee or the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Master Servicers and the Depositor and mailing a copy of such notice to all Holders of record. The Trustee or the Securities Administrator, as applicable, shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Depositor shall use its best efforts to promptly appoint a mutually acceptable successor Trustee or Securities Administrator, as applicable, by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and one copy to the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator, as the case may be, shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

            If at any time the Trustee or Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Master Servicers, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of their respective property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicers may remove the Trustee or the Securities Administrator, as the case may be, and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Securities Administrator, as applicable, so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee or the Securities Administrator by written instrument or instruments delivered to the Master Servicers and the Trustee or the Securities Administrator, as applicable; the Master Servicers shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee or Securities Administrator, as the case may be, in accordance with this Section 9.06.

            Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee or Securities Administrator, as the case may be, as provided in Section 9.07.

            Section 9.07 Successor Trustee or Securities Administrator. Any successor Trustee or successor Securities Administrator appointed as provided in
Section 9.06 shall execute, acknowledge and deliver to the Master Servicers and to its predecessor Trustee or Securities Administrator, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Securities Administrator shall become effective and such successor Trustee or Securities Administrator, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities Administrator, as applicable, herein. The predecessor Trustee or Securities Administrator shall duly assign, transfer, deliver and pay over to the successor Trustee or Securities Administrator, as the case may be, the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee or Securities Administrator in the administration hereof as may be reasonably requested by the successor Trustee or Securities Administrator, as the case may be, and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee or Securities Administrator has been removed pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee or Securities Administrator incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.07 unless at the time of such appointment such successor Trustee or Securities Administrator, as the case may be, shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee or Securities Administrator, as applicable, as provided in this Section 9.07, the Master Servicers shall cooperate to mail notice of the succession of such Trustee or Securities Administrator, as the case may be, hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If a Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Trustee or Securities Administrator, the successor Trustee or Securities Administrator, as the case may be, shall cause such notice to be mailed at the expense of such Master Servicer.

            Section 9.08 Merger or Consolidation of Trustee or Securities Administrator. Any corporation or banking association into which either the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, shall be the successor of the Trustee or the Securities Administrator, as applicable, hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Master Servicers and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If one or both of the Master Servicers shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 9.07. The Securities Administrator shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Securities Administrator may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Securities Administrator in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be Wells Fargo Bank, N.A. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Securities Administrator or the Securities Administrator's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Securities Administrator by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Securities Administrator by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Securities Administrator or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Securities Administrator and to the Master Servicers. The Securities Administrator may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Master Servicers. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Securities Administrator may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Master Servicers and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Securities Administrator's Fees and Expenses and Trustee's Fees and Expenses. The Trustee, as compensation for its services hereunder, shall be entitled to a fee in an amount agreed upon between the Trustee and the Securities Administrator, payable by the Securities Administrator out of its own funds and not out of any funds of the Trust Estate. The Securities Administrator shall be entitled to the Securities Administrator Fee as compensation for its services hereunder. The Trustee and the Securities Administrator, as the case may be, and any director, officer, employee or agent of the Trustee or the Securities Administrator, as the case may be, shall be indemnified and held harmless by the Trust against any claims, damage, loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with or arising from or relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's or Securities Administrator's, as the case may be, duties hereunder, other than any claims, damage, loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's or Securities Administrator's, as the case may be, duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Master Servicer and (c) arising out of the transfer of any ERISA-Restricted Certificate or Residual Certificate not in compliance with ERISA. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee or the Securities Administrator, and except for any such expense, disbursement or advance as may arise from the Trustee's or the Securities Administrator's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee and the Securities Administrator for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Securities Administrator in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations
Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor, the Securities Administrator and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, neither the Trustee nor the Securities Administrator shall be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee or the Securities Administrator, as applicable, in the ordinary course of its duties as Trustee or Securities Administrator, Certificate Registrar or Paying Agent hereunder or for any other expenses. The provisions of this Section
9.11 shall survive the termination of this Agreement or the resignation or removal of the Trustee or the Securities Administrator, as applicable, hereunder.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Master Servicers, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the related Master Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Securities Administrator may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Securities Administrator in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in
Section 3.09 and Section 5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Securities Administrator, such reference shall be deemed to include such a withdrawal on behalf of the Securities Administrator by a Paying Agent. Initially, the Paying Agent shall be Wells Fargo Bank, N.A. Whenever reference is made in this Agreement to a distribution by the Securities Administrator or the furnishing of a statement to Certificateholders by the Securities Administrator, such reference shall be deemed to include such a distribution or furnishing on behalf of the Securities Administrator by a Paying Agent. Each Paying Agent shall provide to the Securities Administrator such information concerning the Certificate Account as the Securities Administrator shall request from time to time. Each Paying Agent must be reasonably acceptable to the Master Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee or the Securities Administrator) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. Any fees and expenses (but not including any indemnity payments) of a Paying Agent appointed pursuant to this Agreement shall be payable by the Securities Administrator out of its own funds and not out of any funds in the Trust Estate.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee, the Securities Administrator and to the Master Servicers; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Securities Administrator, for all amounts it has withdrawn from the Certificate Account. The Securities Administrator may, upon prior written approval of the Master Servicers, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Master Servicers. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Securities Administrator may appoint, upon prior written approval of the Master Servicers, a successor Paying Agent, shall give written notice of such appointment to the Master Servicers and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Securities Administrator shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Securities Administrator, not in its individual capacity but solely as Securities Administrator of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator in the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee or Securities Administrator May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Securities Administrator without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee or the Securities Administrator shall be brought in its own name or in its capacity as Trustee or Securities Administrator. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by a Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.


                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Master Servicers, the Securities Administrator and the Trustee created hereby (other than the obligation of the Securities Administrator to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Securities Administrator pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Securities Administrator on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase of all the Mortgage Loans and all REO Property remaining in the Trust Estate by each Call Right Holder at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property, plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as any accrued and unpaid interest through the last day of the month of such purchase at the related Mortgage Interest Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property.

            The WF Master Servicer, as a Call Right Holder, may not exercise its purchase option for the WF Group 4 Call Right Mortgage Loans until all WF Master Serviced Loan Reimbursement Amounts for the WF Group 4 Call Right Mortgage Loans have been paid. The WMMSC Master Servicer, as a Call Right Holder, may not exercise its purchase option for the WMMSC Group 4 Call Right Mortgage Loans until all WMMSC Master Serviced Loan Reimbursement Amounts for the WMMSC Group 4 Call Right Mortgage Loans have been paid. The WMMSC Master Servicer, as a Call Right Holder, may not exercise its purchase option for the Group 1 Mortgage Loans until all WMMSC Master Serviced Loan Reimbursement Amounts for the Group 1 Mortgage Loans have been paid. The WF Master Servicer, as a Call Right Holder, may not exercise its purchase option for the Group 2, Group 3 and Group 5 Mortgage Loans until all WF Master Serviced Loan Reimbursement Amounts for the Group 2, Group 3 and Group 5 Mortgage Loans have been paid. The Securities Administrator shall notify the Representing Party (if such party is unaffiliated with the WMMSC Master Servicer), upon notice of the WMMSC Master Servicer's intent to exercise its purchase option of either the WMMSC Group 4 Call Right Mortgage Loans or the Group 1 Mortgage Loans, of any WMMSC Master Serviced Loan Reimbursement Amounts outstanding on the applicable Mortgage Loans and the Representing Party shall remit to the Securities Administrator for deposit to the Certificate Account any unpaid WMMSC Master Serviced Loan Reimbursement Amounts for the applicable Mortgage Loans not later than the Business Day preceding the next succeeding Distribution Date. The Securities Administrator shall notify the Seller, upon notice of WF Master Servicer's intent to exercise its purchase option or the WF Group 1 Call Right Mortgage Loans or Group 2, Group 3 and Group 5 Mortgage Loans, of any WF Master Serviced Loan Reimbursement Amount outstanding.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the WF Master Servicer, as a Call Right Holder, to purchase the WF Group 4 Call Right Mortgage Loans or Group 2, Group 3 and Group 5 Mortgage Loans is conditioned upon the aggregate Stated Principal Balance of the WF Group 4 Call Right Mortgage Loans or the aggregate Stated Principal Balance of the Group 2, Group 3 and Group 5 Mortgage Loans, as applicable, being less than 1% of the aggregate Cut-off Date Stated Principal Balance of such Mortgage Loans subject to the related purchase option. The right of the WMMSC Master Servicer, as a Call Right Holder, to purchase the WMMSC Group 4 Call Right Mortgage Loans or the Group 1 Mortgage Loans is conditioned upon the aggregate Stated Principal Balance of the WMMSC Group 4 Call Right Mortgage Loans or the Group 1 Mortgage Loans, as applicable, being less than 1% of the aggregate Cut-off Date Stated Principal Balance of such Mortgage Loans subject to the related purchase option. In addition, the right of any Call Right Holder to purchase the applicable Mortgage Loans is conditioned on the sum of clause
(a)(i) and (ii) of the first paragraph of this Section 10.01 being less than or equal to the aggregate fair market value of the Mortgage Loans being purchased (other than any Mortgage Loan as to which REO Property has been acquired) and the REO Properties; provided, however, that this sentence shall not apply to any purchase by a Call Right Holder if, at the time of purchase, such Call Right Holder is no longer subject to regulation by the Office of the Comptroller of the Currency, the FDIC, the Federal Reserve or the OTS. Fair market value for the purposes of the previous sentence and the first paragraph of this Section
10.01 will be determined by the Call Right Holder exercising its purchase right as of the close of business on the third Business Day next preceding the date upon which such notice of the exercise of any purchase right is furnished to Certificateholders pursuant to the sixth paragraph of this Article X.

            If such right is exercised by the WF Master Servicer or the WMMSC Master Servicer, as applicable, the Securities Administrator shall, promptly following payment of the purchase price, release to the WF Master Servicer or the WMMSC Master Servicer, as applicable, or their respective designees, the Mortgage Files pertaining to such Mortgage Loans being purchased.

            Notice of the exercise of any purchase option by any Call Right Holder and notice of any termination of the Trust or any portion of the Trust, specifying the Final Distribution Date or the applicable Distribution Date, upon which the applicable Certificateholders may surrender their Certificates to the Securities Administrator for payment of the final distribution and for cancellation, shall be given promptly by the Securities Administrator by letter to the applicable Certificateholders mailed not earlier than the 10th day and not later than the 15th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date or the applicable Distribution Date, upon which final payment of the applicable Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Securities Administrator therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the applicable Certificates at the office or agency of the Securities Administrator therein specified. Any Call Right Holder exercising its respective call right shall remit to the Securities Administrator for deposit to the Certificate Account on or before the Final Distribution Date or the applicable Distribution Date, in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on such Final Distribution Date or Distribution Date, as applicable, equal to the purchase price for the related assets of the Trust Estate or any portion of the Trust Estate computed as above provided together with a statement as to the amount to be distributed on each applicable Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the applicable Certificates, the Securities Administrator shall cause to be distributed to the applicable Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the Final Distribution Date or the applicable Distribution Date, and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each such Class of Certificates, the Class Certificate Balance thereof plus accrued interest thereon in the case of an interest-bearing Certificate and (II) as to the Class 1-A-R and Class 1-A-LR Certificates, as applicable, the amounts, if any, which remain on deposit in the Certificate Account with respect to the related Mortgage Loans (and are deemed to be on deposit in Sub-Account WF-4, Sub-Account WF-RCR, Sub-Account WMMSC-1 or Sub-Account WMMSC-4, as applicable, other than the amounts retained to meet claims) after application pursuant to clause (I) above. An amount shall be distributed in respect of interest and principal, as applicable, to the Uncertificated Pooling REMIC Interests and to the Uncertificated Group REMIC Interests in the same manner as principal and interest are distributed to the Uncertificated Pooling REMIC Interests and Uncertificated Group REMIC Interests, respectively, as provided in Section 5.02.

            If the applicable Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Securities Administrator shall on such date cause all funds in the Certificate Account not distributed in final distribution to such Certificateholders of such Group to continue to be held by the Securities Administrator in an Eligible Account for the benefit of such Certificateholders and the Securities Administrator shall give a second written notice to the remaining applicable Certificateholders to surrender their Certificates for cancellation and receive a final distribution with respect thereto. If within one year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining applicable Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements.

            (a) Upon the exercise of a purchase option by a Call Right Holder as provided in Section 10.01 that results in a final distribution, the Trust shall be terminated in accordance with the following additional requirements, unless the Securities Administrator and the Trustee have received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any related Certificates are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Securities Administrator under Section 10.01, the Securities Administrator shall sell all of the assets of the Trust Estate to the applicable Call Right Holder for cash; and

            (ii) the notice given by the Securities Administrator pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the applicable REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Securities Administrator shall also ensure that such date is specified in the final tax return of the applicable REMIC.

            (b) By their acceptance of the Residual Certificates, the Holders thereof hereby agree to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor, the Trustee or the Securities Administrator.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicers, the Securities Administrator and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of each REMIC created hereunder as a REMIC at all times that any related Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Securities Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect and (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Master Servicers, the Securities Administrator and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee and the Securities Administrator with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of any REMIC created hereunder as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of any REMIC created hereunder as a REMIC.

            Promptly after the execution of any such amendment or consent the Securities Administrator shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Securities Administrator may prescribe.

            Section 11.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Securities Administrator at its expense, at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon delivery to the Securities Administrator at the expense of the requesting Certificateholders of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Securities Administrator a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03, each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required or permitted to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Securities Administrator may be delivered by facsimile and shall be deemed effective upon receipt) to (a) in the case of the Depositor, Banc of America Funding Corporation, 214 North Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the WF Master Servicer, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: BAFC 2004-D,
(c) in the case of the WMMSC Master Servicer, Washington Mutual Mortgage Securities Corp., 340 North Milwaukee Ave (VHF2A01), Vernon Hills, Illinois 60061, Attention: Master Servicer, with a copy to Washington Mutual Mortgage Securities Corp., 1201 Third Avenue, WMT 1706, Seattle, WA 98101, Attention:
General Counsel, (d) in the case of the Securities Administrator, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: BAFC, Series 2004-D, and for overnight delivery purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: BAFC, Series 2004-D, with a copy to Wells Fargo Bank, N.A., Sixth and Marquette Avenue, Minneapolis, Minnesota, 55479, Attention: BAFC, Series 2004-D, (e) in the case of the Trustee, Wachovia Bank, National Association, 401 South Tryon Street, Charlotte, North Carolina 28288, Attention: Structured Finance Services, BAFC 2004-D, (f) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attn: Residential Mortgage Monitoring Group, and (g) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, NY 10041, Attn: Residential Mortgage Surveillance Manager; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice to a Certificateholder so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Securities Administrator that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, authentication and delivery thereof by the Securities Administrator pursuant to Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee and the Securities Administrator, within 15 days after the receipt of a request by the Trustee and/or the Securities Administrator in writing, a list, in such form as the Trustee and/or the Securities Administrator may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Securities Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Securities Administrator shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Securities Administrator. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Securities Administrator shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Securities Administrator that neither the Certificate Registrar nor the Securities Administrator shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Master Servicers, the Representing Party, the Securities Administrator and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.


                                    BANC OF AMERICA FUNDING CORPORATION,
                                       as Depositor


                                    By:________________________________________
                                       Name:
                                       Title:


                                    WELLS FARGO BANK, N.A.,
                                       as a Master Servicer


                                    By:________________________________________
                                       Name:
                                       Title:


                                    WELLS FARGO BANK, N.A.,
                                       as Securities Administrator


                                    By:________________________________________
                                       Name:
                                       Title:


                                    WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,
                                       as a Master Servicer and Representing
                                       Party


                                    By:________________________________________
                                       Name:
                                       Title:


                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                       as Trustee


                                    By:________________________________________
                                       Name:
                                       Title:

STATE OF MARYLAND  )
                   )  ss.:
COUNTY COLUMBIA    )


            On the 29th day of December, 2004, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                       _______________________________________
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBURG   )


            On the 29th day of December, 2004, before me, a notary public in and for the State of North Carolina, personally appeared Scott Evans, known to me who, being by me duly sworn, did depose and say that he is a Senior Vice President of Banc of America Funding Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.



                                       _______________________________________
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )  ss.:
COUNTY OF MECKLENBURG   )


            On the 29th day of December, 2004, before me, a notary public in and for the State of North Carolina, personally appeared ______________, known to me who, being by me duly sworn, did depose and say that he is a _____________ of Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                       _______________________________________
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF MARYLAND  )
                   )  ss.:
COUNTY COLUMBIA    )


            On the 29th day of December, 2004, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                       _______________________________________
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF WASHINGTON  )
                     )  ss.:
COUNTY OF KING       )


            On the 29th day of December, 2004, before me, a notary public in and for the State of Washington, personally appeared __________________, known to me who, being by me duly sworn, did depose and say that s/he is a _________________ of Washington Mutual Mortgage Securities Corp., a Delaware corporation, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of such corporation.


                                       _______________________________________
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

                                  EXHIBIT 1-A-1


                    [FORM OF FACE OF CLASS 1-A-1 CERTIFICATE]


                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 1-A-1


[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 1-A-1

evidencing an interest in a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $106,410,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X MY 6

ISIN No.:                     US05946XMY66

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 1 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                  EXHIBIT 1-A-R

                    [FORM OF FACE OF CLASS 1-A-R CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 1-A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS CLASS 1-A-R CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 1-A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $50.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X MZ 3

ISIN No.:                     US05946XMZ32

      THIS CERTIFIES THAT __________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Each Person who has or who acquires this Class 1-A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 1-A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 1-A-R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-R Certificate, the Securities Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Class 1-A-R Certificate to such proposed transferee shall be effected; (v) this Class 1-A-R Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Class 1-A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Class 1-A-R Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-R Certificate in violation of such restrictions, then the Securities Administrator, based on information provided to the Securities Administrator by the related Master Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 1 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                 EXHIBIT 1-A-LR

                   [FORM OF FACE OF CLASS 1-A-LR CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                  Class 1-A-LR

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN MULTIPLE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-LR CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS CLASS 1-A-LR CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                  Class 1-A-LR

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $50.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X NA 7

ISIN No.:                     US05946XNA71

      THIS CERTIFIES THAT _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class 1-A-LR Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 1-A-LR Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 1-A-LR Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 1-A-LR Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-LR Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-LR Certificate, the Securities Administrator shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Securities Administrator has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Class 1-A-LR Certificate to such proposed transferee shall be effected; (v) this Class 1-A-LR Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Class 1-A-LR Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Securities Administrator with an effective Internal Revenue Service Form W-8ECI (or any successor thereto) or (B) the transferee delivers to both the transferor and the Securities Administrator an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Class 1-A-LR Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-LR Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-LR Certificate in violation of such restrictions, then the Securities Administrator, based on information provided to the Securities Administrator by the related Master Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 1 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                  EXHIBIT 2-A-1

                    [FORM OF FACE OF CLASS 2-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 2-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 2-A-1

evidencing an interest in a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $47,696,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X NB 5

ISIN No.:                     US05946XNB54

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 2 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                  EXHIBIT 3-A-1

                    [FORM OF FACE OF CLASS 3-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 3-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 3-A-1

evidencing an interest in a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $42,331,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X NC 3

ISIN No.:                     US05946XNC38

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 3 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                  EXHIBIT 4-A-1

                    [FORM OF FACE OF CLASS 4-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 4-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 4-A-1

evidencing an interest in a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $32,434,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X ND 1

ISIN No.:                     US05946XND11

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 4 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                  EXHIBIT 5-A-1

                    [FORM OF FACE OF CLASS 5-A-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 5-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 5-A-1

evidencing an interest in a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $137,921,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X NE 9

ISIN No.:                     US05946XNE93

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 5 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                  EXHIBIT 5-A-2

                    [FORM OF FACE OF CLASS 5-A-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 5-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 5-A-1 CERTIFICATES WILL BE BORNE BY THE CLASS 5-A-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                   Class 5-A-2

evidencing an interest in a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,082,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X NF 6

ISIN No.:                     US05946XNF68

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates at a per annum rate equal to the Net WAC of the Group 5 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                   EXHIBIT B-1

                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                    Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICERS, THE REPRESENTING PARTY, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                    Class B-1

evidencing an interest in a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $5,389,000.00

Pass-Through Rate:            Variable

CUSIP No.:                    05946X NG 4

ISIN No.:                     US05946XNG42

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC of the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                   EXHIBIT B-2

                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                    Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICERS, THE REPRESENTING PARTY, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                    Class B-2

evidencing an interest in a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,848,000.00

Pass-Through Rate             Variable

CUSIP No.:                    05946X NH 2

ISIN No.:                     US05946XNH25

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC of the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                    Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICERS, THE REPRESENTING PARTY, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                    Class B-3

evidencing an interest in a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,117,000.00

Pass-Through Rate             Variable

CUSIP No.:                    05946X NJ 8

ISIN No.:                     US05946XNJ80

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC of the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                   EXHIBIT B-4

                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                    Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICERS, THE REPRESENTING PARTY, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                    Class B-4

evidencing an interest in a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,155,000.00

Pass-Through Rate             Variable

CUSIP No.:                    05946X NK 5

ISIN No.:                     US05946XNK53

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC of the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                   EXHIBIT B-5

                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                    Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICERS, THE REPRESENTING PARTY, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                    Class B-5

evidencing an interest in a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $770,000.00

Pass-Through Rate             Variable

CUSIP No.:                    05946X NL 3

ISIN No.:                     US05946XNL37

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC of the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                   EXHIBIT B-6

                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                    Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12,
1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICERS, THE REPRESENTING PARTY, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                       BANC OF AMERICA FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 2004-D
                                    Class B-6

evidencing an interest in a Trust consisting primarily of five loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

                Banc of America Funding Corporation, as Depositor

Certificate No.:

Cut-off Date:                 December 1, 2004

First Distribution Date:      January 25, 2005

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,732,237.00

Pass-Through Rate             Variable

CUSIP No.:                    05946X NM 1

ISIN No.:                     US05946XNM10

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Banc of America Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer (the "WMMSC Master Servicer") and representing party (the "Representing Party"), Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and a master servicer (the "WF Master Servicer," and together with the WMMSC Master Servicer, the "Master Servicers"), and Wachovia Bank, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator or the Trustee or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Interest will accrue on these Certificates as of any Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Loan Group) of the Net WAC of the Group 1, Group 2, Group 3, Group 4 and Group 5 Mortgage Loans.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                  *   *   *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                       BANC OF AMERICA FUNDING CORPORATION
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Banc of America Funding Corporation Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement.

      On each Distribution Date, the Securities Administrator shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than with respect to the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or
(b) upon written request by the Holder of a Certificate (other than a Residual Certificate), by wire transfer or by such other means of payment as such Certificateholder and the Securities Administrator shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in
Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Securities Administrator as contemplated by
Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Master Servicers, the Representing Party, the Securities Administrator and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Securities Administrator accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Master Servicers, the Certificate Registrar, the Representing Party, the Securities Administrator and the Trustee and any agent of the Depositor, the Master Servicers, the Certificate Registrar, the Representing Party, the Securities Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicers, the Certificate Registrar, the Trustee, the Representing Party, the Securities Administrator or any such agent shall be affected by any notice to the contrary.

      Each Call Right Holder has the option to purchase certain groupings of Mortgage Loans under the conditions set forth in Section 10.01 of the Pooling and Servicing Agreement. In the event that no such optional repurchases occur, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                          WELLS FARGO BANK, N.A.,
                                          as Securities Administrator


                                          By__________________________________
                                                    Authorized Signatory




                         CERTIFICATE OF AUTHENTICATION

      This is one of the Certificates referred to in the Pooling and Servicing Agreement referenced herein.


                                          WELLS FARGO BANK, N.A.,
                                          as Securities Administrator


                                          By__________________________________
                                                    Authorized Signatory

                                   ASSIGNMENT
                                   ----------

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:



                                  ______________________________________________
                                        Signature by or on behalf of assignor



                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
for the account of _________________, account number __________________________, or, if mailed by check, to ____________________________________________________.
Applicable statements should be mailed to _____________________________________.

            This information is provided by ___________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                   EXHIBIT D-1

                       LOAN GROUP 1 MORTGAGE LOAN SCHEDULE

             [Available Upon Request From Securities Administrator]

                                   EXHIBIT D-2

                       LOAN GROUP 2 MORTGAGE LOAN SCHEDULE

             [Available Upon Request From Securities Administrator]

                                   EXHIBIT D-3

                       LOAN GROUP 3 MORTGAGE LOAN SCHEDULE

             [Available Upon Request From Securities Administrator]

                                   EXHIBIT D-4

                       LOAN GROUP 4 MORTGAGE LOAN SCHEDULE

             [Available Upon Request From Securities Administrator]

                                   EXHIBIT D-5

                       LOAN GROUP 5 MORTGAGE LOAN SCHEDULE

             [Available Upon Request From Securities Administrator]

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]


To:   [U.S. Bank National Association
      2 Avenue de Lafayette
      Boston, MA 02111-1724]

      Wachovia Bank, National Association
      401 South Tryon Street
      Charlotte, North Carolina 28288-1179]

Re: The Pooling and Servicing Agreement dated December 29, 2004, among Banc of America Funding Corporation, as Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer and Representing Party, Wells Fargo Bank, N.A., as Securities Administrator and a master servicer, and Wachovia Bank, National Association, as Trustee.

      In connection with the administration of the Mortgage Loans held by you, as [Trustee][Custodian], pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:
--------------------

Mortgagor Name, Address & Zip Code:
----------------------------------

Reason for Requesting Documents (check one)
-------------------------------

____  1.  Mortgage Paid in Full

____  2.  Foreclosure

____  3.  Substitution

____  4.  Other Liquidation

____  5.  Nonliquidation                          Reason: ___________________



                                          By:___________________________________
                                               (authorized signer of [Servicer]
                                               [WMMSC Master Servicer])

                                          Issuer:_______________________________
                                          Address:______________________________
                                          ______________________________________

                                          Date:_________________________________


[Custodian][Trustee]
--------------------

[U.S. Bank National Association]
[Wachovia Bank, National Association]
Please acknowledge the execution of the above request by your signature and date below:

__________________________________  _______________
Signature                           Date

Documents returned to [Custodian][Trustee]:


___________________________________ ________________
[Custodian][Trustee]                Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT

                                     [Date]

      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated December 29, 2004, among Banc of America Funding Corporation, as Depositor, Washington Mutual Mortgage Securities Corp., as WMMSC Master Servicer and Representing Party, Wells Fargo Bank, N.A., as Securities Administrator and WF Master Servicer, and Wachovia Bank, National Association, as Trustee.

                                          [_______________],

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                   EXHIBIT G-1

                        FORM OF TRANSFEROR'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113

      Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2004-D, Class ___, having an initial aggregate Certificate Balance as of December 29, 2004 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated December 29, 2004, among Banc of America Funding Corporation, as Depositor, Washington Mutual Mortgage Securities Corp., as WMMSC Master Servicer and Representing Party, Wells Fargo Bank, N.A., as Securities Administrator and WF Master Servicer, and Wachovia Bank, National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.


                                          Very truly yours,

                                          ______________________________________
                                          (Transferor)

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                  EXHIBIT G-2A

                       FORM 1 OF TRANSFEREE'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113

      Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2004-D, Class ___, having an initial aggregate Certificate Balance as of December 29, 2004 of $_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated December 29, 2004, among Banc of America Funding Corporation, as Depositor, Washington Mutual Mortgage Securities Corp., as WMMSC Master Servicer and Representing Party, Wells Fargo Bank, N.A., as Securities Administrator and WF Master Servicer, and Wachovia Bank, National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                          Very truly yours,


                                          ______________________________________
                                          (Transferor)

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                             Nominee Acknowledgment
                             ----------------------

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                          ______________________________________
                                          (Nominee)

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                                         ANNEX 1 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [__________________] (the "Transferor") Wells Fargo Bank, N.A., as Securities Administrator with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________[1] in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

--------
[1]   Transferee must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                          ______________________________________
                                          Print Name of Transferee

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________
                                          Date:_________________________________

                                                         ANNEX 2 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [_________________] (the "Transferor") Wells Fargo Bank, N.A., as Securities Administrator, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                          ______________________________________
                                          Print Name of Transferee or Adviser

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          IF AN ADVISER:

                                          ______________________________________
                                          Print Name of Transferee

                                          By:___________________________________
                                          Sate:_________________________________

                                  EXHIBIT G-2B

                       FORM 2 OF TRANSFEREE'S CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113

      Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2004-D, Class ___, having an initial aggregate Certificate Principal Balance as of December 29, 2004 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [____________________] (the "Transferor") to [_________________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated December 29, 2004, among Banc of America Funding Corporation, as Depositor, Washington Mutual Mortgage Securities Corp., as WMMSC Master Servicer and Representing Party, Wells Fargo Bank, N.A., as Securities Administrator and WF Master Servicer, and Wachovia Bank, National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Securities Administrator, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Securities Administrator is obligated so to register or qualify the Transferred Certificates and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Securities Administrator or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Securities Administrator and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Securities Administrator or the Depositor and (ii) the Securities Administrator shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Securities Administrator or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER
      (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN
      SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE MASTER SERVICERS, THE REPRESENTING PARTY, THE SECURITIES ADMINISTRATOR OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE SECURITIES ADMINISTRATOR. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                          Very truly yours,

                                          ______________________________________
                                          (Transferee)

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________
                                          Date:_________________________________

                             Nominee Acknowledgment
                             ----------------------

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                          ______________________________________
                                          (Nominee)

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                        FOR ERISA RESTRICTED CERTIFICATES

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479-0113

      Re: Banc of America Funding Corporation, Mortgage Pass-Through Certificates, Series 2004-D, Class ___, having an initial aggregate Certificate Balance as of December 29, 2004 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to [_____________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated December 29, 2004, among Banc of America Funding Corporation, as Depositor, Washington Mutual Mortgage Securities Corp., as WMMSC Master Servicer and Representing Party, Wells Fargo Bank, N.A., as Securities Administrator and WF Master Servicer, and Wachovia Bank, National Association, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Securities Administrator, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all sreserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                          Very truly yours,

                                          ______________________________________
                                          (Transferee)

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________
                                          Date:_________________________________

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2004-D


STATE OF       )
               ) ss:
COUNTY OF      )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class [1-A-R][1-A-LR] Certificate (the "Residual Certificate") issued pursuant to the Pooling and Servicing Agreement, dated December 29, 2004, among Banc of America Funding Corporation, as Depositor, Washington Mutual Mortgage Securities Corp., as WMMSC Master Servicer and Representing Party, Wells Fargo Bank, N.A., as Securities Administrator and WF Master Servicer, and Wachovia Bank, National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Residual Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Residual Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Residual Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Residual Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Residual Certificate or cause the Residual Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Residual Certificate.

      9. The taxpayer identification number of the Transferee's nominee is
___________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Residual Certificate may be a "noneconomic residual interest" within the meaning of Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

      12. The Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

      13. If the Transferee is purchasing the Residual Certificate in a transfer intended to meet the safe harbor provisions of Treasury Regulations Sections 1.860E-1(c), the Transferee has executed and attached Attachment A hereto.

      14. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                  *   *   *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                                          ______________________________________
                                          Print Name of Transferee

                                          By:___________________________________
                                             Name:
                                             Title:



      Personally appeared before me the above-named ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of __________________, ____




                                          _____________________________________
                                                       NOTARY PUBLIC

                                          My Commission expires the ____ day of
                                          ______________, ____

                                  ATTACHMENT A

                                       to

    AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE CODE OF
                  1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

Check the appropriate box:

      The consideration paid to the Transferee to acquire the Residual Certificate equals or exceeds the excess of (a) the present value of the anticipated tax liabilities over (b) the present value of the anticipated savings associated with holding such Residual Certificate, in each case calculated in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and (8), computing present values using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code and the compounding period used by the Transferee.

                                       OR
                                       --

|_|  The transfer of the Residual Certificate complies with U.S. Treasury
      Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly:

      (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from Residual Certificate will only be taxed in the United States;

      (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

      (iii) the Transferee will transfer the Residual Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
            (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;

      (iv) the Transferee has determined the consideration paid to it to acquire the Residual Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith; and

      (v) in the event of any transfer of the Residual Certificate by the Transferee, the Transferee will require its transferee to complete a representation in the form of this Attachment A as a condition of such transferee's purchase of the Residual Certificate.

                                    EXHIBIT J

                                   [Reserved]

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                           LIST OF RECORDATION STATES

                                     Florida
                                    Maryland

                                    EXHIBIT M

            FORM OF INITIAL CERTIFICATION OF THE [TRUSTEE][CUSTODIAN]

                                December 29, 2004

Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Mayland 21045
Attention: BAFC 2004-D

Washington Mutual Mortgage Securities Corp.
340 North Milwaukee Ave (VHF2A01)
Vernon Hills, Illinois 60061
Attention: Master Servicer


      Re: The Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer and representing party, Wells Fargo Bank, N.A., as securities administrator and a master servicer and Wachovia Bank, National Association, as trustee [and the Custodial Agreement dated December 29, 2004, among the Depositor, Washington Mutual Mortgage Securities Corp., Wachovia Bank, National Association and U.S. Bank National Association, as Custodian (the "Custodian") (the "Custodial Agreement")]

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement [and Section 2.3 of the Custodial Agreement], the undersigned, as [Trustee][Custodian], hereby certifies that, without having made the review requested to be made within 90 days pursuant to Section 2.02 of the Pooling and Servicing Agreement and except as specified in the list of exceptions attached hereto as Exhibit A, it has in its possession, for the benefit of the Certificateholders, the original Mortgage Note relating to each of the [WF Master Serviced Loan][WMMSC Master Serviced Loans] identified on the Mortgage Loan Schedule.

      The [Trustee][Custodian] makes no representations as to (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                      [SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

                                          [___________________________________],
                                            as [Trustee][Custodian]

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                   Exhibit A
                                   ---------

                               List of Exceptions
                               ------------------



                 [To be Completed by the [Trustee][Custodian]]

                                   EXHIBIT N

            FORM OF FINAL CERTIFICATION OF THE [TRUSTEE][CUSTODIAN]


                             [__________ __, ____]


Banc of America Funding Corporation
214 North Tryon Street
Charlotte, North Carolina  28255

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Mayland 21045
Attention: BAFC 2004-D

Washington Mutual Mortgage Securities Corp.
340 North Milwaukee Ave (VHF2A01)
Vernon Hills, Illinois 60061
Attention: Master Servicer


      Re: The Pooling and Servicing Agreement, dated December 29, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, Washington Mutual Mortgage Securities Corp., as a master servicer and representing party, Wells Fargo Bank, N.A., as securities administrator and a master servicer and Wachovia Bank, National Association, as trustee [and the Custodial Agreement dated December 29, 2004, among the Depositor, Washington Mutual Mortgage Securities Corp., Wachovia Bank, National Association and U.S. Bank National Association, as Custodian (the "Custodian") (the "Custodial Agreement")]

Ladies and Gentlemen:

      In accordance with the provisions of Section 2.02 of the Pooling and Servicing Agreement [and Section 2.3 of the Custodial Agreement], the undersigned, as [Trustee][Custodian], hereby certifies that as to each of the [WF Master Serviced Loans][WMMSC Master Serviced Loans] listed in the Mortgage Loan Schedule, except as specified in the list of exceptions attached hereto as Exhibit A, such Mortgage File contains all of the items required to be delivered pursuant to Section 2.01(b) of the Pooling and Servicing Agreement.

      The [Trustee][Custodian] has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement in connection with this Final Certification. The [Trustee][Custodian] makes no representations as to (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

      Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Pooling and Servicing Agreement.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

                                          [___________________________________],
                                            as [Trustee][Custodian]

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                    Exhibit A
                                    ---------

                               List of Exceptions
                               ------------------

                    [TO BE COMPLETED BY [TRUSTEE][CUSTODIAN]]

                                    EXHIBIT O

                      Form of Sarbanes-Oxley Certification

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2004-D

      I, [________], a [_____________] of Banc of America Funding Corporation, certify that:

1. I have reviewed the annual report on Form 10-K, and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the Banc of America Funding 2004-D Trust;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Securities Administrator by each Master Servicer under the Pooling and Servicing Agreement, dated December 29, 2004, among Banc of America Funding Corporation, as Depositor, Washington Mutual Mortgage Securities Corp., as WMMSC Master Servicer and Representing Party, Wells Fargo Bank, N.A., as Securities Administrator and WF Master Servicer, and Wachovia Bank, National Association, as Trustee, for inclusion in these reports is included in these reports;

4. Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered by the Master Servicers to the Securities Administrator in accordance with the terms of the Pooling Agreement, and except as disclosed in the reports, each Master Servicer has fulfilled its obligations under the Pooling Agreement; and

5. The reports disclose all significant deficiencies relating to the each Servicer's and the WMMSC Master Servicer's compliance with the minimum servicing standards based upon the reports provided by independent public accountants after conducting reviews in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Pooling Agreement that are included in these reports.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, N.A. and Washington Mutual Mortgage Securities Corp.

                                       By:_____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT P

      Form of Certification to be Provided by the Securities Administrator
                                to the Depositor

                       Banc of America Funding Corporation
                       Mortgage Pass-Through Certificates,
                                  Series 2004-D

      The Securities Administrator hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the calendar year [___] and the Monthly Form 8-K's containing the Distribution Date Statements filed in respect of periods included in the year covered by such annual report;

2. Based on my knowledge, the distribution information in the Distribution Date Statements contained in the Monthly Form 8-K's included in the year covered by the annual report on Form 10-K for the calendar year [___], taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3. Based on my knowledge, the distribution or servicing information required to be provided by the Securities Administrator under the Pooling and Servicing Agreement, dated December 29, 2004, among Banc of America Funding Corporation, as Depositor, Washington Mutual Mortgage Securities Corp., as WMMSC Master Servicer and Representing Party, Wells Fargo Bank, N.A., as Securities Administrator and WF Master Servicer, and Wachovia Bank, National Association, as Trustee, for inclusion in these reports is included in these reports.


                                       WELLS FARGO BANK, N.A.
                                          as Securities Administrator

                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT Q

    Form of Certification to be Provided by the WMMSC Master Servicer to the
                                    Depositor

    Banc of America Funding Corporation, Mortgage Pass-Through Certificates,
                                  Series 2004-D

            I, [name of certifying individual], a duly elected and acting officer of Washington Mutual Mortgage Securities Corp. (the "WMMSC Master Servicer"), certify pursuant to Section 3.20(d) of the Pooling Agreement to the Depositor and the Trustee and each Person, if any, who "controls" the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the "Relevant Year"), as follows:

            1. For purposes of this Certificate, "Relevant Information" means the information in the certificate provided pursuant to Section 3.13 of the Pooling Agreement (the "Annual Compliance Certificate") for the Relevant Year and the information in all servicing reports required pursuant to the Pooling Agreement to be provided by the WMMSC Master Servicer to the Trustee during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

            2. The Relevant Information has been provided to those Persons entitled to receive it.

            3. I am responsible for reviewing the activities performed by the WMMSC Master Servicer under the Pooling Agreement during the Relevant Year. Based upon the review required by the Pooling Agreement and except as disclosed in the Annual Compliance Certificate or the accountants' statement provided pursuant to Section 3.15 of the Pooling Agreement, to the best of my knowledge, the WMMSC Master Servicer has fulfilled its obligations under the Pooling Agreement throughout the Relevant Year.

            Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated December 29, 2004, among Banc of America Funding Corporation, as Depositor, Washington Mutual Mortgage Securities Corp., as WMMSC Master Servicer and Representing Party, Wells Fargo Bank, N.A., as Securities Administrator and WF Master Servicer, and Wachovia Bank, National Association, as Trustee.

                                    WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,
                                      as WMMSC Master Servicer

                                    _______________________________________
                                    Name:
                                    Title:
                                    Dated:

                                    EXHIBIT R

      Form of Certification to be Provided by the WF Master Servicer to the
                                    Depositor

    Banc of America Funding Corporation, Mortgage Pass-Through Certificates,
                                  Series 2004-D

      I, [________], a [_____________] of Wells Fargo Bank, N.A. (the "WF Master
Servicer"), certify that:

1. I have reviewed the annual report on Form 10-K, and all Monthly Form 8-K's containing Distribution Date Statements filed in respect of periods included in the year covered by this annual report, of the Banc of America Funding 2004-D Trust (the "Trust");

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Securities Administrator by the WF Master Servicer under the Pooling and Servicing Agreement, dated December 29, 2004 (the "Agreement"), among Banc of America Funding Corporation, as Depositor, Washington Mutual Mortgage Securities Corp., as WMMSC Master Servicer and Representing Party, Wells Fargo Bank, N.A., as Securities Administrator and WF Master Servicer, and Wachovia Bank, National Association, as trustee, for inclusion in these reports is included in these reports; and

4. I am responsible for reviewing the activities performed by the WF Master Servicer under the Agreement and based upon my knowledge and the annual compliance review required under the Agreement, and except as disclosed in the reports, the WF Master Servicer has fulfilled its obligations under the Agreement.

                                       WELLS FARGO BANK, N.A.


                                       By:_____________________________________
                                          Name:
                                          Title:

                                    EXHIBIT S

                           Form of Custodial Agreement

                               CUSTODIAL AGREEMENT
                               -------------------

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated December 29, 2004, by and among WACHOVIA BANK, NATIONAL ASSOCIATION, not individually, but solely as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), BANC OF AMERICA FUNDING CORPORATION (together with any successor in interest, the "Depositor"), WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer" or the "Representing Party") and U.S. BANK, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                          W I T N E S S E T H   T H A T
                          - - - - - - - - - -   - - - -

            WHEREAS, the Depositor, the Master Servicer, the Trustee, the Representing Party, and Wells Fargo Bank, N.A., as securities administrator and master servicer, have entered into a Pooling Agreement dated December 29, 2004 relating to the issuance of Mortgage Pass-Through Certificates, Series 2004-D (as amended and supplemented from time to time, the "Pooling Agreement"); and


            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;


            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Depositor, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. Subject to Section 2.3 hereof, the Custodian, as the duly appointed agent of the Trustee for these purposes, declares that it holds and will hold the documents delivered to it pursuant to Section 2.01 of the Pooling Agreement and any other documents constituting part of the Mortgage File received on or subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. Unless an assignment of a Mortgage is not required to be recorded in accordance with Section 2.01 of the Pooling Agreement, if any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Master Servicer for the purpose of recording it in the appropriate public office for real property records, and the Master Servicer, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Custodial File and to provide the initial and final certifications in the forms of Exhibits M and N to the Pooling Agreement in accordance with the provisions thereof. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective, the Custodian shall follow the procedures specified in the Pooling Agreement. The Custodian shall provide to the Trustee upon request an electronic list of outstanding exceptions in connection with the initial and final Certification.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Depositor or the Representing Party as set forth in the Pooling Agreement, the Custodian shall follow the procedures specified in the Pooling Agreement.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately deliver to the Custodian two copies of a Request for Release or such request in an electronic format acceptable to the Custodian and shall request delivery to it of the Custodial File. The Custodian agrees, within five business days of receipt of such Request for Release, to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, including for this purpose, collection under any Primary Mortgage Insurance Policy, the Master Servicer shall deliver to the Custodian two copies of a Request for Release of a Master Servicing Officer requesting that possession of the Custodial File be released to the Master Servicer and certifying as to the reason for such release. Upon receipt of the foregoing, the Custodian shall deliver the Custodial File to the Master Servicer. The Master Servicer shall cause each Custodial File therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially. In the event of the liquidation of a Mortgage Loan, the Master Servicer shall deliver two copies of a Request for Release with respect thereto to the Custodian upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodial File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in the Pooling Agreement. All provisions of the Pooling Agreement setting forth duties of the Custodian in more detail are hereby incorporated by reference into this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement and the provisions of the Pooling Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Depositor or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Master Servicer hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Master Servicer, and the cost of defending any action, suit or proceedings or resisting any claim; provided, however, that if the Trustee has removed the Custodian in accordance with Section 3.5, the Trustee and not the Master Servicer shall bear the foregoing indemnification provisions. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any grossly negligent act, grossly negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, or by any act of the Depositor or the Trustee, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that if the Trustee has removed the Custodian in accordance with Section 3.5, the Trustee and not the Master Servicer shall bear the foregoing compensation obligations.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Depositor, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee, upon 60 days written notice, may remove the Custodian. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Depositor and the Master Servicer. Upon the appointment of a successor Custodian, the Master Servicer may make such arrangements for the compensation of such successor as it and such successor shall agree, provided however that such compensations shall not exceed the compensation payable to the Custodian hereunder.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodial File.

                                   ARTICLE IV

                            Miscellaneous Provisions

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Depositor, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt written notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

            Section 4.3. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            Section 4.6 Limitations on the Responsibilities of the Custodian.

            1. Except as provided in this Agreement (including references made herein to the Pooling Agreement), the Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

            2. Any other provision of this Agreement to the contrary notwithstanding, the Custodian shall have no notice, and shall not be bound by any of the terms and conditions of any other document or agreement executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement unless the Custodian is a signatory party to that document or agreement. Notwithstanding the foregoing sentence, the Custodian shall be deemed to have notice of the terms and conditions (including without limitation definitions not otherwise set forth in full in this Agreement) of other documents and agreements executed or delivered in connection with, or intended to control any part of, the transactions anticipated by or referred to in this Agreement, and shall be bound by any such terms and conditions to the extent such terms and conditions are referenced, or are incorporated by reference, into this Agreement.

            3. Nothing in this Agreement shall be deemed to impose on the Custodian any duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Custodial File is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect (a) on the Custodian or its property or business or (b) on the ability of the Custodian to perform any of its duties under this Agreement.

            IN WITNESS WHEREOF, this Agreement is executed the date first above written.


Address:                              WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Trustee


401 South Tryon Street
Charlotte, North Carolina 28288       By:
                                         --------------------------------------
                                      Name:
                                      Title:


Address:                              BANC OF AMERICA FUNDING CORPORATION,
                                         as Depositor


214 North Tryon Street
Charlotte, North Carolina 28255       By:
                                         --------------------------------------
                                      Name:  Scott Evans
                                      Title: Senior Vice President


Address:                              WASHINGTON MUTUAL MORTGAGE SECURITIES
                                         CORP., as Master Servicer


340 North Milwaukee Avenue (VHF2A01)
Vernon Hills, Illinois 60061          By:
                                         --------------------------------------
                                      Name:
                                      Title:


Address:                              U.S. BANK, NATIONAL ASSOCIATION,
                                         as Custodian


1133 Rankin Street
EP-NM-TMDZ                            By:
St. Paul, Minnesota 55116                --------------------------------------
                                      Name:
                                      Title:

STATE OF NORTH CAROLINA    )
                           ss.:
COUNTY OF MECKLENBURG      )




            On the 29th day of December, 2004, before me, a notary public in and for the State of North Carolina, personally appeared Scott Evans, known to me who, being by me duly sworn, did depose and say that he is a Senior Vice President of Banc of America Funding Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.




_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )


On the 29th day of December, 2004, before me, a notary public in and for the State of North Carolina, personally appeared __________________, known to me who, being by me duly sworn, did depose and say that s/he is a _______________ of Wachovia Bank, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of such association.




_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        ss.:
COUNTY OF               )


            On the 29th day of December, 2004, before me, a notary public in and for the State of _____________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that s/he is a _______________of Washington Mutual Mortgage Securities Corp., a Delaware corporation, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of such corporation.






_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF                )
                        ss.:
COUNTY OF               )


            On the 29th day of December, 2004, before me, a notary public in and for the State of ________________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that s/he is a _______________of U.S. Bank National Association, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of such association.




_________________________
Notary Public

[NOTARIAL SEAL]

                                    EXHIBIT T

                Excerpt of Standard & Poor's LEVELS(R) Glossary,
                         Version 5.6 Revised, Appendix E


I.    "High-Cost Loan" Categorization

                                                   Category under Applicable
                                                   -------------------------
   State/Jurisdiction                              Anti-Predatory Lending Law
   ------------------                              --------------------------
   --------------------------------------------------------------------------
   Arkansas                              High Cost Home Loan
   --------------------------------------------------------------------------
   Cleveland Heights, OH                 Covered Loan
   --------------------------------------------------------------------------
   Colorado                              Covered Loan
   --------------------------------------------------------------------------
   Connecticut                           High Cost Home Loan
   --------------------------------------------------------------------------
   District of Columbia                  Covered Loan
   --------------------------------------------------------------------------
   Florida                               High Cost Home Loan
   --------------------------------------------------------------------------
   Georgia (Oct 1, 2002 - Mar 6, 2003)   High Cost Home Loan
   --------------------------------------------------------------------------
   Georgia as amended (Mar 7, 2003 -     High Cost Home Loan
   current)
   --------------------------------------------------------------------------
   HOEPA Section 32                      High Cost Loan
   --------------------------------------------------------------------------
   Illinois                              High Risk Home Loan
   --------------------------------------------------------------------------
   Kansas                                High Loan to Value Consumer Loan
                                         and;
   --------------------------------------------------------------------------
                                         High APR Consumer Loan
   --------------------------------------------------------------------------
   Kentucky                              High Cost Home Loan
   --------------------------------------------------------------------------
   Los Angeles, CA                       High Cost Refinance Home Loan
   --------------------------------------------------------------------------
   Maine                                 High Rate High Fee Mortgage
   --------------------------------------------------------------------------
   Massachusetts                         High Cost Home Loan
   --------------------------------------------------------------------------
   Nevada                                Home Loan
   --------------------------------------------------------------------------
   New Jersey                            High Cost Home Loan
   --------------------------------------------------------------------------
   New York                              High Cost Home Loan
   --------------------------------------------------------------------------
   New Mexico                            High Cost Home Loan
   --------------------------------------------------------------------------
   North Carolina                        High Cost Home Loan
   --------------------------------------------------------------------------
   Oakland, CA                           High Cost Home Loan
   --------------------------------------------------------------------------
   Ohio                                  Covered Loan
   --------------------------------------------------------------------------
   Oklahoma                              Subsection 10 Mortgage
   --------------------------------------------------------------------------
   South Carolina                        High Cost Home Loan
   --------------------------------------------------------------------------
   West Virginia                         West Virginia Mortgage Loan Act
                                         Loan
   --------------------------------------------------------------------------


II.   "Covered Loan" Categorization


                                                   Category under Applicable
                                                   -------------------------
   State/Jurisdiction                              Anti-Predatory Lending Law
   ------------------                              --------------------------
   --------------------------------------------------------------------------
   Georgia (Oct 1, 2002 - Mar 6, 2003)   Covered Loan
   --------------------------------------------------------------------------
   New Jersey                            Covered Home Loan
   --------------------------------------------------------------------------